UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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CRYOLIFE, INC.

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1655 ROBERTS BOULEVARD, NW

KENNESAW, GEORGIA 30144

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO THE STOCKHOLDERS OF CRYOLIFE, INC.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of CRYOLIFE, INC. (the “Annual Meeting”) will be held at CryoLife, Inc.’s Corporate Headquarters, 1655 Roberts Boulevard, NW, Kennesaw, Georgia 30144, on May 20, 2010 at 10:00 a.m., Atlanta time, for the following purposes:

1.	To elect as Directors the seven nominees named in the attached proxy statement to serve until the next Annual Meeting of Stockholders or until their successors are elected and have been qualified.

2.	To approve an amendment to the CryoLife, Inc. Employee Stock Purchase Plan (the “ESPP”) to increase the total number of shares authorized for issuance under the ESPP.

3.	To ratify the selection of Deloitte & Touche LLP as the independent registered public accounting firm for the company for the fiscal year ending December 31, 2010.

4.	To transact such other business as may be properly brought before the meeting or any adjournments thereof.

Only record holders of CryoLife’s common stock at the close of business on March 23, 2010 will be eligible to vote at the meeting.

Your attendance at the Annual Meeting is very much desired. However, if there is any chance you may not be able to attend the meeting, please execute, complete, date, and return the enclosed proxy card in the envelope provided or vote by telephone or Internet as directed on the enclosed proxy card. If you attend the meeting, you may revoke your proxy and vote in person.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on May 20, 2010. Pursuant to rules promulgated by the Securities and Exchange Commission, we have elected to provide access to our proxy materials both by: (i) sending you this full set of proxy materials, including a proxy card; and (ii) notifying you of the availability of our proxy materials on the internet. This proxy statement, the related proxy card and our 2009 Annual Report to Stockholders are available on our corporate website and may be accessed at www.cryolife.com by clicking on “About CryoLife,” then “Investor Relations” and then “Annual Meeting Materials.” In accordance with such rules, we do not use “cookies” or other software that identifies visitors accessing these materials on our website.

By Order of the Board of Directors:

STEVEN G. ANDERSON,
Chairman of the Board, President, and Chief Executive Officer

Date: April 7, 2010

A copy of CryoLife’s 2009 Annual Report to Stockholders, which includes CryoLife’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, containing financial statements, is enclosed.

1655 ROBERTS BOULEVARD, NW

KENNESAW, GEORGIA 30144

PROXY STATEMENT

FOR ANNUAL MEETING OF STOCKHOLDERS

This proxy statement is furnished for the solicitation of proxies by the Board of Directors of CryoLife, Inc. (“CryoLife,” the “company,” “we,” or “us”) for CryoLife’s Annual Meeting of Stockholders to be held on May 20, 2010, at 10:00 a.m., Atlanta time. The meeting will be held in the auditorium at CryoLife Corporate Headquarters, 1655 Roberts Boulevard, NW, Kennesaw, Georgia 30144. The sending in of a signed proxy will not affect a stockholder’s right to attend the meeting and vote in person. A signed proxy may be revoked by the sending in of a timely, but later dated, signed proxy. Any stockholder sending in or completing a proxy may also revoke it at any time before it is exercised by giving timely notice to Suzanne K. Gabbert, Corporate Secretary, CryoLife, Inc., 1655 Roberts Boulevard, NW, Kennesaw, Georgia 30144, (770) 419-3355.

Holders of record of CryoLife’s common stock at the close of business on March 23, 2010 will be eligible to vote at the meeting. CryoLife’s stock transfer books will not be closed. At the close of business on March 23, 2010, CryoLife had outstanding a total of 28,635,833 shares of common stock, excluding a total of 1,008,979 shares of treasury stock held by CryoLife, which are not entitled to vote. Each outstanding share of common stock will be entitled to one vote, non-cumulative, at the meeting.

Other than the matters set forth herein, management is not aware of any other matters that may come before the meeting. If any other business should be properly brought before the meeting, the persons named on the enclosed proxy card will have discretionary authority to vote the shares represented by the effective proxies and intend to vote them in accordance with their best judgment.

This proxy statement and the attached proxy card were first mailed to stockholders on behalf of CryoLife on or about April 7, 2010. Properly executed proxies, timely returned, will be voted as indicated by the stockholder where the person solicited specifies a choice with respect to any matter to be acted upon at the meeting. If the person solicited does not specify a choice with respect to election of Directors, approval of the amendment to the Employee Stock Purchase Plan, or ratification of the company’s independent registered public accounting firm, the shares will be voted for management’s nominees for election as Directors, for approval of the amendment to the Employee Stock Purchase Plan, and for ratification of the company’s independent registered public accounting firm. In addition to the solicitation of proxies by the use of the mails, Directors and officers of CryoLife may solicit proxies on behalf of management by telephone, email, and personal interview. Such persons will receive no additional compensation for their solicitation activities, and will be reimbursed only for their actual expenses incurred. CryoLife has requested brokers and nominees who hold stock in their names to furnish this proxy material to their customers, and CryoLife will reimburse such brokers and nominees for their related out-of-pocket expenses. The costs of soliciting proxies will be borne by CryoLife.

VOTING PROCEDURES AND VOTE REQUIRED

The Secretary of CryoLife, in consultation with the inspector of election, who will be an employee of CryoLife’s transfer agent, shall determine the eligibility of persons present at the Annual Meeting to vote and whether the name signed on each proxy card corresponds to the name of a stockholder of CryoLife. The Secretary, based on such consultation, shall also determine whether or not a quorum of the shares of common stock of CryoLife, consisting of a majority of the shares entitled to vote at the Annual Meeting, exists at the Annual Meeting. Abstentions from voting will be counted for the purpose of determining the presence or absence of a quorum for the transaction of business. A broker non-vote occurs when a broker holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting authority and has not received voting instructions from the beneficial owner. Broker non-votes will be disregarded with respect to all proposals.

Nominees for election as Directors will be elected by a plurality of the votes cast by the holders of shares entitled to vote in the election. Since there are seven Directorships to be filled, this means that the seven individuals receiving the most votes will be elected. Abstentions and broker non-votes will therefore not be relevant to the outcome.

The affirmative vote of a majority of the votes cast, either for, against, or abstain, by the holders of the shares of common stock voting in person or by proxy at the meeting is required to approve the amendment to the Employee Stock Purchase Plan, in order to comply with the requirements of both Florida law and the New York Stock Exchange (“NYSE”) rules. Accordingly, abstentions will have the effect of a vote against the proposal to approve the amendments to the Employee Stock Purchase Plan and broker non-votes will be disregarded. In addition, NYSE rules also require that at least 50% of the shares outstanding as of the record date actually cast a vote (either for, against, or abstain) with respect to the proposal to approve the amendment to the Employee Stock Purchase Plan. Broker non-votes will not be counted as votes cast for purposes of the NYSE 50% vote requirement.

The votes cast for the ratification of the appointment of Deloitte & Touche LLP as the company’s independent registered accounting firm must exceed the votes cast against the ratification in order for it to be approved. Accordingly, abstentions and broker non-votes will not be relevant to the outcome.

Shares represented at the annual meeting in person or by proxy are counted for quorum purposes, even if they are not voted on one or more matters. Please note that brokers holding shares for a beneficial owner that have not received voting instructions with respect to the ratification of the appointment of Deloitte & Touche LLP will have discretionary voting authority with respect to that matter; however, such brokers who do not receive voting instructions with respect to the election of Directors or approval of the amendment to the Employee Stock Purchase Plan may not vote the beneficial owner’s shares with respect to these matters.

There are no rights of appraisal or similar dissenters’ rights with respect to any matter to be acted upon pursuant to this proxy statement.

ANNUAL MEETING ADMISSION

Attendance at the Annual Meeting will be limited to stockholders as of the record date, their authorized proxy holders, and guests of CryoLife. Admission will be by ticket only. If you are a registered stockholder (your shares are held of record in your name) and plan to attend the meeting, please detach your Admission Ticket from the bottom portion of the proxy card and bring it with you to the meeting. If you are a beneficial owner (your shares are held in the name of a bank, broker, or other holder of record) and you plan to attend the meeting, you can obtain an Admission Ticket in advance by writing to Suzanne K. Gabbert, Corporate Secretary, CryoLife, Inc., 1655 Roberts Boulevard, NW, Kennesaw, Georgia 30144. Please be sure to enclose proof of ownership, such as a bank or brokerage account statement. Stockholders and proxy holders who do not obtain tickets in advance may obtain them upon verification of ownership or proxy authority at the reception desk on the day of the meeting. Tickets may be issued to others at the discretion of CryoLife. If you are a beneficial owner, in order to vote your shares at the meeting you must obtain a proxy from the record holder of your shares.

RECOMMENDATIONS OF THE BOARD OF DIRECTORS

The Board of Directors of CryoLife recommends a vote “FOR” the election of each nominee for Director named below, “FOR” approval of the amendment to the Employee Stock Purchase Plan and “FOR” ratification of the independent registered public accounting firm.

ELECTION OF DIRECTORS

Directors of CryoLife elected at the Annual Meeting to be held on May 20, 2010 will hold office until the next Annual Meeting or until their successors are elected and qualified.

Each of the seven nominees is currently a Director of CryoLife and has consented to serve on the Board of Directors, if elected. Should any nominee for the office of Director become unable to accept nomination or election, it is the intention of the persons named on the proxy card, unless otherwise specifically instructed in the proxy, to vote for the election of such other person as the Board may recommend. Mr. John M. Cook, currently a member of the CryoLife Board of Directors, is not standing for reelection and will retire from the Board effective as of the Annual Meeting.

The following table sets forth the name and age of each nominee, the period during which each such person has served as a Director, the number of shares of CryoLife’s common stock beneficially owned, either directly or indirectly, by such person, and the percentage of outstanding shares of CryoLife’s common stock such ownership represented at the close of business on March 23, 2010, according to information received by CryoLife:

Name of Nominee	Service as Director	Age	Shares of CryoLife Stock Beneficially Owned (1)		Percentage of Outstanding Shares of CryoLife Stock
Steven G. Anderson	Since 1984	71	1,655,639	(2)	5.7%
Thomas F. Ackerman (8)	Since 2003	55	45,000	(3)	*
James S. Benson (9)	Since 2005	71	40,000	(4)	*
Daniel J. Bevevino (10)	Since 2003	50	45,000	(5)	*
Ronald C. Elkins, M.D. (11)	Since 1994	73	72,250	(6)	*
Ronald D. McCall, Esq. (12)	Since 1984	73	163,664	(7)	*
Harvey Morgan (13)	Since 2008	68	16,250	(6)	*

*	Ownership represents less than 1% of the outstanding shares of CryoLife common stock.
(1)	Except as otherwise noted, the nature of the beneficial ownership for all shares is sole voting and investment power.
(2)	This amount includes:

•	107,924 shares held by Ms. Ann B. Anderson, Mr. Anderson’s spouse,

•	254,541 shares subject to options that are either presently exercisable or will become exercisable within 60 days after March 23, 2010, and

•	73,542 shares of unvested restricted stock as of March 23, 2010.

(3)	This amount includes 20,000 shares subject to options that are either presently exercisable or will become exercisable within 60 days after March 23, 2010. This amount also includes 10,000 shares of unvested restricted stock as of March 23, 2010.
(4)	This amount includes 10,000 shares subject to options that are either presently exercisable or will become exercisable within 60 days after March 23, 2010. This amount also includes 10,000 shares of unvested restricted stock as of March 23, 2010.
(5)	This amount includes 20,000 shares subject to options that are either presently exercisable or will become exercisable within 60 days after March 23, 2010. This amount also includes 10,000 shares of unvested restricted stock as of March 23, 2010.
(6)	This amount includes 10,000 shares of unvested restricted stock as of March 23, 2010.
(7)	This amount includes:

•	16,000 shares of common stock owned of record by Ms. Marilyn B. McCall, Mr. McCall’s spouse,

•	options to acquire 13,200 shares of common stock that are either presently exercisable or will become exercisable within 60 days after March 23, 2010, and

•	13,000 shares of unvested restricted stock as of March 23, 2010.

(8)	Mr. Ackerman is a member of the Audit Committee.
(9)	Mr. Benson is a member of the Nominating and Corporate Governance Committee and the Regulatory Affairs and Quality Assurance Policy Committee.
(10)	Mr. Bevevino is currently a member of the Nominating and Corporate Governance Committee and the Audit Committee. Following the 2010 Annual Meeting, Mr. Bevevino is expected to be a member of the Audit Committee and the Compensation Committee.
(11)	Dr. Elkins is a member of the Compensation Committee and the Regulatory Affairs and Quality Assurance Policy Committee.
(12)	Mr. McCall is the Presiding Director of the Board and a member of the Compensation Committee and the Nominating and Corporate Governance Committee. Following the 2010 Annual Meeting, Mr. McCall is also expected to join the Regulatory Affairs and Quality Assurance Policy Committee.
(13)	Mr. Morgan is currently a member of Audit Committee and the Regulatory Affairs and Quality Assurance Policy Committee. Following the 2010 Annual Meeting, Mr. Morgan is expected to be a member of the Audit Committee and the Nominating and Corporate Governance Committee.

Steven G. Anderson, a founder of CryoLife, has served as CryoLife’s Chairman of the Board, President, and Chief Executive Officer since its inception. Mr. Anderson has more than 25 years of experience in tissue preservation and more than 40 years of experience in the medical device industry. Prior to founding CryoLife, Mr. Anderson was Senior Executive Vice President and Vice President, Marketing, from 1976 until 1983, of Intermedics, Inc. (now Boston Scientific Corporation), a manufacturer and distributor of pacemakers and other medical devices. Mr. Anderson is a graduate of the University of Minnesota.

The Board has determined that Mr. Anderson, a founder of the Company, should serve as Director of CryoLife because of his business acumen and vast experience in our industry and personal knowledge of our company and its history. Further, we believe that it is appropriate and useful to have the Chief Executive Officer of CryoLife serve as a member of the Board.

Thomas F. Ackerman has served as a Director of CryoLife since December 2003. Mr. Ackerman is Executive Vice President and Chief Financial Officer of Charles River Laboratories International, Inc. (NYSE: CRL), a position he has held since 2005. Charles River Laboratories is a leading global provider of solutions that accelerate the drug discovery and development process, including research models and associated services, and outsourced preclinical services. From 1999 to 2005 he served as Senior Vice President and Chief Financial Officer and from 1996 to 1999 he served as Vice President and Chief Financial Officer of Charles River Laboratories, where he has been employed since 1988. Mr. Ackerman is a Director of the University of Massachusetts Amherst Foundation. Mr. Ackerman received a B.S. in Accounting from the University of Massachusetts and became a certified public accountant in 1979 (his license is currently inactive).

The Board has determined that Mr. Ackerman should serve as a Director of CryoLife because of his expertise in accounting and financial reporting, particularly in the biotechnology industry.

James S. Benson has served as a Director of CryoLife since December 2005. Mr. Benson retired from the Advanced Medical Device Association (“AdvaMed”, formerly known as The Health Industry Manufacturers Association, “HIMA”) in July 2002 as Executive Vice President for Technical and Regulatory Affairs. He was employed by AdvaMed from January 1993 through June 2002. Prior to that, he was employed by the Food and Drug Administration (“FDA”) for 20 years, where he held a number of senior positions. He retired from the FDA as Director of the Center for Devices and Radiological Health (“CDRH”) in December of 1992. Prior to his position as Center Director, he served as Deputy Commissioner from July 1988 through July 1991. During that period, he served as Acting Commissioner for one year, from December 1989 through November 1990. Prior to his position as Deputy Commissioner, he served as Deputy Director of the Center for Devices and Radiological Health from 1978 to 1982. Mr. Benson currently serves on the Board of Directors for two other companies: CytoMedix, Inc., a publicly traded company (OTCBB: CYME), where he is the Presiding Director, and Medical Device Consultants, Inc., a private company. In 2003 Mr. Benson was engaged by the law firm representing a Special Litigation Committee of the Board of Directors of the company to serve as an expert witness in connection with the Special Litigation Committee’s independent investigation into allegations made by the plaintiffs in the stockholder derivative lawsuit filed against the company’s Directors, which was settled in 2005. Mr. Benson also was engaged to serve as an expert witness by a different law firm representing the company in the securities class action stockholder lawsuit filed against the company, which was also settled in 2005. Mr. Benson received a B.S. in Civil Engineering from the University of Maryland in 1962 and an M.S. in Nuclear Engineering from the Georgia Institute of Technology in 1969.

The Board has determined that Mr. Benson should serve as a Director of CryoLife because of his past business experience in the biotechnology industry and his distinguished tenure with the FDA, as well as the particular knowledge and expertise he acquired in these positions with respect to regulatory issues in the healthcare field.

Daniel J. Bevevino has served as a Director of CryoLife since December 2003. From 1996 until March of 2008, Mr. Bevevino served as the Vice President and Chief Financial Officer of Respironics, Inc. (Nasdaq: RESP), a company that develops, manufactures and markets medical devices used primarily for the treatment of patients suffering from sleep and respiratory disorders, where he was employed since 1988. In March 2008, Respironics was acquired by Royal Philips Electronics (NYSE: PHG), whose businesses include a variety of medical solutions including medical diagnostic imaging and patient monitoring systems, as well as businesses focused on energy efficient lighting and consumer products. From March 2008 to December 31, 2009, Mr. Bevevino was employed by Philips as the Head of Post-Merger Integration – Respironics, as well as in various operating capacities, to help facilitate the integration of the combined companies. He is currently an independent consultant providing interim chief financial officer services in the life sciences industry. He began his career as a certified public accountant with Ernst & Young (his license is currently inactive). Mr. Bevevino received a B.S. in Business Administration from Duquesne University and an M.B.A. from the University of Notre Dame.

The Board has determined that Mr. Bevevino should serve as a Director of CryoLife because of his expertise in accounting and financial reporting, particularly in the medical device industry.

Ronald C. Elkins, M.D. has served as a Director of CryoLife since January 1994. Dr. Elkins is Professor Emeritus, Section of Thoracic and Cardiovascular Surgery, University of Oklahoma Health Sciences Center. Dr. Elkins has been a physician at the Health Science Center since 1971, and was Chief, Section of Thoracic and Cardiovascular Surgery, from 1975 to 2002. Dr. Elkins is a graduate of the University of Oklahoma and Johns Hopkins Medical School.

The Board has determined that Dr. Elkins should serve as a Director of CryoLife because of his education and experience in the medical field, particularly with respect to cardiovascular surgery.

Ronald D. McCall, Esq. has served as a Director of CryoLife since January 1984 and served as its Secretary and Treasurer from 1984 to 2002; however, Mr. McCall has never been an employee of the company and did not receive any compensation for his service as Secretary and Treasurer of the company other than the company’s standard compensation provided to Directors. From 1985 to the present, Mr. McCall has been the owner of the law firm of Ronald D. McCall, P.A., based in Tampa, Florida. Mr. McCall was admitted to the practice of law in Florida in 1961. Mr. McCall received a B.A. and a J.D. from the University of Florida.

The Board has determined that Mr. McCall should serve as a Director of CryoLife because of his legal training and experience. Also, we believe that his long-standing involvement with CryoLife provides him with a unique perspective on current issues facing our company.

Harvey Morgan has served as a Director of CryoLife since May 2008. Mr. Morgan has more than 40 years of investment banking experience, with significant expertise in strategic advisory services, mergers and acquisitions, private placements, and underwritings. He has been a Managing Director of the investment banking firm Bentley Associates, L.P. since 2004, and from 2001 to 2004, he was a Principal of Shattuck Hammond Partners, an independent investment banking and financial advisory firm. Mr. Morgan also serves on the Boards of Family Dollar Stores, Inc. (NYSE: FDO) and Cybex International, Inc. (Nasdaq: CYBI). Mr. Morgan received his undergraduate degree from The University of North Carolina at Chapel Hill and an M.B.A. from The Harvard Business School.

The Board has determined that Mr. Morgan should serve as a Director of CryoLife because of his past business experience, particularly with respect to investment banking and capital markets.

CORPORATE GOVERNANCE

Information about the Board of Directors

Our Board of Directors believes that the purpose of corporate governance is to maximize stockholder value in a manner consistent with legal requirements and the highest standards of integrity. The Board has adopted and adheres to corporate governance practices that the Board and senior management believe promote this purpose, are sound, and represent best practices. The Board reviews these practices on an ongoing basis.

Director Independence

The Board has adopted certain categorical standards that provide that the following relationships, if existing within the preceding three years, will be considered material relationships that would impact a Director’s independence, measured consistently with the NYSE’s interpretation of independence in Section 303A.02 of the NYSE’s listing standards:

•	The Director is or was employed by us, or an immediate family member of the Director is or was employed by us, as an executive officer;

•

The Director or an immediate family member of the Director received or receives more than $120,000 per year in direct compensation from us, other than Director and committee fees and pension or other forms of deferred compensation for prior service, provided such compensation is not contingent in any way on continued service;

•	The Director was employed by or affiliated with our present or former internal or independent auditors;

•

An immediate family member of the Director was a partner at our present or former internal or independent auditors or, as an employee of our present or former internal or independent auditors, personally worked on our audit;

•

The Director or an immediate family member of the Director is or was employed as an executive officer of another company where any of our current executive officers serve on that company’s compensation committee; or

•

The Director is an executive officer or employee, or an immediate family member of the Director is an executive officer, of another company that makes payments to or receives payments from us, for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million or two percent of the other company’s consolidated gross revenues.

The Board has adopted categorical standards that provide that the following commercial or charitable relationships will not be considered to be material relationships that would impair a Director’s independence:

•

If a CryoLife Director is a partner, executive officer, or controlling stockholder of another company or business that does business with us, and the annual amount paid to, or received from, us in the preceding calendar year, or expected to be paid or received in the current calendar year, is less than $120,000 and is also less than fifteen percent of the annual revenues of the other company or business in that year;

•

If a CryoLife Director provides professional services to CryoLife, such as legal, investment banking, or consulting services, either individually or through a personal corporation, and the annual amount received from us in the preceding calendar year, or expected to be received in the current calendar year, is less than $120,000 and is also less than fifteen percent of the gross annual income of the Director in the year received;

•

If a CryoLife Director is an executive officer of another company that is indebted to us, or to which we are indebted, and the total amount of either company’s indebtedness to the other is less than five percent of the total consolidated assets of the other company; and

•

If a CryoLife Director serves as an officer, Director, or trustee of a charitable organization, and our discretionary charitable contributions to the organization are less than two percent of its total annual charitable receipts. Any automatic matching of employee charitable contributions will not be included in the amount of our contributions for this purpose.

In connection with its annual review based on the information available to it, the Board has determined that, with the exception of Mr. Anderson, none of the Directors currently in office has a material relationship with CryoLife. Accordingly, the Board has determined that these individuals qualify as independent Directors under the NYSE’s current Listing Standards.

Other than Mr. Ackerman and Dr. Elkins, none of the Directors who were determined to be independent has any relationships with us or our management other than his position on our Board of Directors.

See “Compensation Committee Interlocks and Insider Participation” at page 51 for a discussion of payments made by CryoLife to Mr. Ackerman’s employer, Charles River Laboratories International, Inc. The Board determined that Mr. Ackerman’s relationship with Charles River Laboratories is not a material relationship that could impair his independence based on the relatively small dollar amounts involved when compared to CryoLife’s 2009 revenues and expenses and Charles River Laboratories International, Inc.’s fiscal 2009 revenues, the fact that the purchases from Charles River Laboratories were made on an arm’s length basis, and the Board’s understanding that Mr. Ackerman’s compensation is in no way impacted by the size or amount of the business transacted between the two companies.

Dr. Elkins is a former Chief of the Section of Thoracic and Cardiovascular Surgery at the University of Oklahoma Health Sciences Center and is a Professor Emeritus of the Center, for which he is paid $1 per year. Dr. Elkins receives annual payments from the University of Oklahoma College of Medicine Professional Practice Plan for clinical practice services and for professional fees associated with medical liability reviews. In 2009, the Center paid CryoLife for tissue preservation services and BioGlue provided by CryoLife. Dr. Elkins’ son, Charles Craig Elkins, M.D., is a cardiac surgeon who has implanted CryoLife preserved cardiac tissues at Integris Baptist Medical Center in Oklahoma City. Integris paid CryoLife for tissue preservation services and BioGlue in 2009, and we expect this relationship to continue. The Board considered these relationships and determined that they are not material relationships that could impair Dr. Elkins’ independence. The Board’s basis for this determination was that Dr. Elkins’ and his son’s interests in these transactions were not material and that the dollar amounts accruing to them from the transactions were relatively small.

Board Leadership Structure

The Chief Executive Officer of CryoLife serves as the Chairman of the Board. We believe this structure provides for an appropriate level of continuity and fluid communication between the Board and management. Also, given Mr. Anderson’s longstanding role with CryoLife as founder and CEO and his vast knowledge of our company, we believe he is well-suited to fill both roles and that the Board benefits from his leadership.

In order to foster Board independence from management, the Board’s leadership structure also includes a Presiding Director, a position occupied by an independent Director. Mr. McCall assumed the role of Presiding Director in December 2005. The

Presiding Director has frequent contact with Mr. Anderson and other members of management on a broad range of matters and has additional corporate governance responsibilities for the Board, including:

•	Acting as chairman of, coordinating and developing agendas for, and moderating each of the non-management Director executive sessions;

•	Presiding at Board meetings when the Chairman of the Board is not present;

•	Receiving and processing communications from concerned parties wishing to contact the non-management Directors;

•	Preparing the agenda for each Board and Committee meeting;

•	Coordinating the activities of the independent Directors;

•	Determining appropriate schedules for Board meetings;

•	Seeking to encourage that the independent Directors perform their duties responsibly while not interfering with the flow of the company’s operations;

•

Assessing the quality, quantity, and timeliness of the flow of information from the company’s management that is necessary for the independent Directors to effectively and responsibly perform their duties;

•	Directing the retention of consultants who report directly to the Board;

•	Overseeing the Nominating and Corporate Governance Committee’s activities with respect to compliance with and implementation of the company’s corporate governance policies;

•

Overseeing the Audit and Regulatory Affairs and Quality Assurance Policy Committees’ activities respecting compliance with and implementation of the company’s policies and procedures for the development and implementation of improved safety processes and procedures for new and existing products;

•	Acting as principal liaison between the independent Directors and the Chief Executive Officer on sensitive issues;

•

Evaluating, along with the members of the Compensation Committee and the Nominating and Corporate Governance Committee, the Chief Executive Officer’s performance and meeting with the Chief Executive Officer to discuss the Board’s evaluation;

•	Overseeing the recommendations regarding membership of the various Board committees, as well as selection of the committee chairpersons, by the Nominating and Corporate Governance Committee; and

•	Having the authority to retain such counsel or consultants as the Presiding Director deems necessary to perform his responsibilities.

Risk Oversight

The Board believes that risk is a necessary component of a healthy company; however, one of the primary oversight functions of the Board is to ensure that CryoLife is maintaining an appropriate level of risk, commensurate with both the short and long-term goals of the company, and that we have not incentivized excessive or inappropriate risk taking in any area of our company. In order to effectively fulfill this role, the Board relies on various individuals and committees within management and among our Directors. Management is primarily responsible for risk management and management reports directly to the Audit Committee and the Board with respect to risk management.

Because some hazards are more likely to be initially perceived by employees involved in the day-to-day aspects of our company, we have established within our Code of Business Conduct and Ethics a process by which employees can report violations of the Code or the law to our General Counsel, or if the violation involves the General Counsel, to the Chairman of the Board. Employees may also report violations anonymously online or contact a hotline with any questions or concerns. Other problematic issues may first be recognized by senior level management. In such instances, the Presiding Director may be contacted directly by any concerned party and he or she can act as a liaison with the non-management Directors.

While some problems will necessarily be “reported up” from employees and management, the Board also believes that our committees should function to eliminate inappropriate levels of risk within their respective areas of delegated authority. The Compensation Committee is responsible for ensuring that our executive compensation policies and practices do not incentivize excessive or inappropriate risk-taking by employees or Directors. The Audit Committee is primarily responsible for coordination with our independent auditor, establishment and maintenance of our internal controls, the operation of our internal audit, and various regulatory and compliance functions. The Nominating and Corporate Governance Committee monitors risk by ensuring that proper corporate governance standards are maintained and that the Board is comprised of qualified Directors. The Regulatory Affairs and Quality Assurance Policy Committee assists the Audit Committee with its regulatory and compliance function. The Presiding Director coordinates the flow of information from each respective committee to the independent Directors and participates in the preparation of the agenda for each Board and Committee meeting.

As part of the Board’s risk oversight function, and in addition to the Compensation Committee’s ongoing responsibilities with respect to our executive compensation policies and programs, management has reviewed our compensation policies and practices as they relate to all CryoLife employees, with particular focus on the incentives they may create and any offsetting factors that may reduce the likelihood of excessive risk taking. The purpose of our review was to determine whether any of our compensation policies or practices presents a material risk to our company. This review included an assessment of risks that we face, regardless of whether such risks are reasonably likely to have a material adverse effect on us, and how these risks may be affected by our compensation policies and practices. Although management reviewed base compensation paid to employees and how that compensation affected risk taking, management primarily focused on incentive compensation paid to employees. Our goal was to determine whether the incentive plans and programs might encourage inappropriate behavior by employees, and if so, evaluate how that behavior related to our identified risks. We followed this review with an analysis of whether and to what extent the specific incentive compensation policies and procedures that we reviewed were subject to controls that monitored or mitigated any risk created. In addition, we reviewed other policies, procedures and programs that we have in place to monitor and mitigate the identified risks, including training programs, internal controls and other controls. Based on this review, management, in consultation with the Audit and Compensation Committees and the full Board, has determined that CryoLife’s compensation policies and practices are not reasonably likely to have a material adverse impact on our company.

Board and Committee Meetings

During 2009, no Director attended fewer than 75% of the sum of the total number of meetings of the Board of Directors plus the total number of meetings held by all committees of the Board on which he served. In general, members of the Board of Directors are appointed to committees at the meeting of Directors immediately following the Annual Meeting of Stockholders.

During 2009, the Board of Directors held seven meetings.

Board attendance at the Annual Meeting of Stockholders is encouraged, but not required. All eight of the current Board members who were nominated for re-election at the 2009 annual meeting attended the meeting.

Director Compensation

See “Fiscal 2009 - Director Compensation” at page 50 for a discussion of compensation received by Directors during 2009.

Standing Committees of the Board of Directors

During 2009, the Board of Directors had four standing committees: the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee, and the Regulatory Affairs and Quality Assurance Policy Committee. In 2009, the Audit Committee met five times, the Compensation Committee met five times, the Nominating and Corporate Governance Committee met four times, and the Regulatory Affairs and Quality Assurance Policy Committee met four times. These committees are described below.

Audit Committee—CryoLife’s Audit Committee currently consists of four non-employee Directors: Mr. Cook, Chairman, Mr. Bevevino, Mr. Ackerman, and Mr. Morgan, each of whom served on the Audit Committee for all of 2009. The Audit Committee reviews the general scope of CryoLife’s annual audit and the nature of services to be performed for CryoLife in connection with it, acting as liaison between the Board of Directors and the independent registered public accounting firm. The Audit Committee also formulates and reviews various company policies, including those relating to accounting practices and internal control systems of CryoLife. In addition, the Audit Committee is responsible for reviewing and monitoring the performance of CryoLife’s independent registered public accounting firm, for engaging or discharging CryoLife’s independent registered public accounting firm, and for assisting the Board in its oversight of legal and regulatory requirements. Each of the members of the Audit Committee meets the requirements of independence of Section 303A.02 of the current NYSE Listing Standards and also meets the criteria of Section 303A.06, as set forth in Rule 10A-3 promulgated under the Securities Exchange Act of 1934, regarding listing standards related to audit committees. No member of the Audit Committee serves on the Audit Committee of more than three public companies. In addition, the Board of Directors has determined that all of the current members of the Audit Committee satisfy the definition of an “audit committee financial expert,” as promulgated in Securities and Exchange Commission regulations. Following Mr. Cook’s retirement from the Board at the May 2010 Annual Meeting, the Audit Committee is expected to consist of Mr. Ackerman, Mr. Bevevino, and Mr. Morgan, with Mr. Bevevino serving as the committee chair.

The Audit Committee operates under a written charter. The charter gives the Audit Committee the authority and responsibility for the appointment, retention, compensation, and oversight of CryoLife’s independent registered public accounting firm, including pre-approval of all audit and non-audit services to be performed by CryoLife’s independent registered public accounting firm. The Audit Committee also oversees and must review and approve all significant related party transactions. See “Policies and Procedures For Review, Approval, or Ratification of Transactions with Related Parties” at page 12. The Report of the Audit Committee is on page 13 of this proxy statement.

Compensation Committee—The Compensation Committee operates under a written charter that sets out the committee’s functions and responsibilities. Our Compensation Committee currently consists of three non-employee Directors: Dr. Elkins, Chairman, Mr. Cook, and Mr. McCall. Dr. Elkins and Mr. Cook served on the Compensation Committee for all of 2009 and Mr. McCall joined the Compensation Committee on May 19, 2009. During fiscal 2009, Mr. Ackerman served on the Compensation Committee from January 1, 2009 until May 19, 2009. Each member of the Compensation Committee meets the independence requirements of Section 303A.02 of the current NYSE Listing Standards, and is a non-employee director within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 and a disinterested director within the meaning of Section 162(m) of the Internal Revenue Code of 1986. Following Mr. Cook’s retirement from the Board at the May 2010 Annual Meeting, the Compensation Committee is expected to consist of Dr. Elkins, Mr. McCall, and Mr. Bevevino, with Dr. Elkins serving as the committee chair.

Pursuant to the Compensation Committee Charter, the Compensation Committee is responsible for reviewing the performance of executive officers and setting the annual compensation for all senior officers, including the salary and the compensation package of executive officers. The committee, among its other responsibilities:

•	Establishes the corporate goals and objectives upon which the compensation of CryoLife’s Chief Executive Officer is based;

•	Determines the proper relationship of all executive compensation to the performance of CryoLife;

•	Evaluates annually the performance of CryoLife’s CEO in a joint session with the Nominating and Corporate Governance Committee;

•	Evaluates the performance of other executive officers by consulting with the CEO and reviewing officer evaluations;

•	Recommends to the full Board the total amount and form of annual and other compensation paid to CryoLife’s non-employee Directors;

•	Establishes and periodically reviews CryoLife’s policies regarding management perquisites; and

•

Recommends executive compensation plans to the Board for approval, approves grants under CryoLife’s executive bonus plans, and approves grants of stock options, restricted stock awards, and other stock rights and cash incentives under CryoLife’s stock and incentive plans.

The committee consults with Mr. Anderson, the President and CEO of CryoLife, with respect to compensation for all officers. The CEO negotiates with candidates for employment as officers, and the negotiated compensation is reflected in each candidate’s employment agreement or other arrangement, subject to approval by the committee. Management develops bonus and equity compensation plans at the direction of the committee and submits these plans to the committee to review and approve.

The committee has the power to retain, determine the terms of engagement and compensation of, and terminate any consulting firm that may assist it in the evaluation of compensation decisions. The committee engaged Pearl Meyer & Partners, a compensation consultant, for evaluation of compensation decisions made in 2009 for the named executive officers. Pearl Meyer prepared an executive compensation study in October 2008, which it supplemented in February 2009, which was used by the committee in making its 2009 compensation decisions. Pearl Meyer also prepared an executive compensation study in October 2009, which it supplemented in February 2010, that was used by the committee in making compensation decisions in January and February 2010. The committee has continued its engagement with Pearl Meyer for decisions regarding executive compensation for fiscal 2010.

Nominating and Corporate Governance Committee—CryoLife’s Nominating and Corporate Governance Committee currently consists of three non-employee Directors: Mr. McCall, Chairman, Mr. Benson, and Mr. Bevevino, each of whom served on the Nominating and Corporate Governance Committee for all of 2009. During fiscal 2009, Mr. Morgan served on the Nominating and Corporate Governance Committee from January 1, 2009 until May 19, 2009. Each of these individuals meets the requirements of independence of Section 303A.02 of the current NYSE Listing Standards. Among other things, the committee recommends potential candidates for the Board. It also oversees the annual self-evaluations of the Board and its committees. Each year the Nominating and Corporate Governance Committee evaluates the performance of CryoLife’s CEO and the other executive officers in a joint session with the Compensation Committee. The Nominating and Corporate Governance Committee also recommends to the Board how the other Board committees should be structured and which Directors should be members of those committees. The committee also reviews and makes recommendations to the Board of Directors regarding the development of and compliance with the company’s corporate governance guidelines. Following the May 2010 Annual Meeting, the Nominating and Corporate Governance Committee is expected to consist of Mr. McCall, Mr. Benson, and Mr. Morgan, with Mr. McCall serving as the committee chair.

Regulatory Affairs and Quality Assurance Policy Committee—CryoLife’s Regulatory Affairs and Quality Assurance Policy Committee currently consists of three non-employee Directors: Mr. Benson, Chairman, Dr. Elkins, and Mr. Morgan. Mr. Benson and Dr. Elkins served on the Regulatory Affairs and Quality Assurance Policy Committee for all of 2009 and Mr. Morgan joined the Committee on May 19, 2009. During fiscal 2009, Mr. McCall served on the Regulatory Affairs and Quality Assurance Policy Committee from January 1, 2009 until May 19, 2009. Each of these individuals meets the requirements of independence of Section 303A.02 of the current NYSE Listing Standards. Among other things, the Regulatory Affairs and Quality Assurance Policy Committee assists the Audit Committee in its oversight of CryoLife’s regulatory affairs and quality assurance relating to its tissue processing, biologicals and devices, both new and existing. Pursuant to its charter, the committee is directed to:

•	Meet with CryoLife’s internal regulatory compliance auditors and regulatory affairs and tissue processing quality assurance administrators on a quarterly basis and receive updates concerning:

•	CryoLife’s development and implementation of improved safety processes and procedures for tissue processing, biologicals and devices; and

•	CryoLife’s adherence to FDA and other regulatory bodies’ rules, regulations and guidelines that are applicable to CryoLife;

•

Become familiar with CryoLife’s internal policies concerning the development and implementation of improved safety processes and procedures for tissue processing, biologicals and devices, and make recommendations of appropriateness to the Audit Committee regarding such processes and procedures; and

•	Keep adequate and proper records and/or minutes of all such discussions, meetings and recommendations and make the same available to all Board members.

Following the May 2010 Annual Meeting, the Regulatory Affairs and Quality Assurance Policy Committee is expected to consist of Mr. Benson, Dr. Elkins, and Mr. McCall, with Mr. Benson serving as the committee chair.

Policies and Procedures for Stockholders Who Wish to Submit Nominations or Recommendations for Board Membership

Stockholders may submit the names of potential candidates for Director to the Nominating and Corporate Governance Committee. The policy of the Nominating and Corporate Governance Committee is to give the same consideration to nominees submitted by stockholders that it gives to individuals whose names are submitted by management or other Directors, provided that the nominees submitted by stockholders are submitted in compliance with Article XIV of CryoLife’s Bylaws, as discussed below.

Factors to be considered by the committee include:

•	Whether the committee sees a need for an additional member of the Board, or to replace an existing member;

•	The overall size of the Board of Directors;

•	The skills and experience of the nominee, as compared to those of the other members of the Board; and

•	Whether the nominee is the holder of or is associated with a holder of a large number of shares of CryoLife common stock.

Stockholders may also directly nominate a candidate for election to the Board by complying with Article XIV of CryoLife’s Bylaws. The Nominating and Corporate Governance Committee also requires compliance with Article XIV as a prerequisite for its consideration of a potential nominee. A summary of certain provisions of Article XIV as it relates to nominations for Director at the 2011 annual meeting of stockholders is set forth below, but you are urged to read Article XIV in its entirety:

•

We must receive all required information no later than February 19, 2011 but no earlier than January 20, 2011, in order for it to be considered timely —see “Stockholder Proposals” at page 57 of this proxy statement;

•	The sponsoring stockholder should provide information sufficient to inform us that the sponsor qualifies as a stockholder;

•

The sponsoring stockholder should also provide disclosure, as described in the Bylaws, of certain underlying motives that may give rise to a Director nomination, such as any material monetary agreements, arrangements or understandings between a stockholder and his or her nominee; and

•

The nominee should provide the candidate’s written consent to be considered and to serve if elected, a detailed questionnaire that includes questions regarding the background and qualification of the candidate, and a written representation and agreement disclosing certain arrangements that could prevent the candidate from acting in the best interests of CryoLife.

Based on its review of the information provided, the committee may contact the candidate confidentially, and may require that the candidate:

•	Be available upon request to meet with the committee and management with reasonable notice;

•	Execute a non-disclosure agreement; and

•	Provide several references.

The Board may from time to time identify nominees on its own and/or utilize a third party search firm to identify nominees. All nominees are evaluated according to the same criteria. The committee and the Board have determined that nominees to the Board should be of known integrity, have a good moral and ethical background, and have an appropriate level of education, training, or experience to be able to make a contribution to furthering the goals of CryoLife while being compatible with management and the other Board members. Special knowledge, education, training, and experience that complement the experience of other Board members will be considered. A candidate’s capacity for independent judgment will also be considered.

The current Board policy requires each Director to offer to voluntarily resign upon a change in such Director’s principal employment or line of business. The Nominating and Corporate Governance Committee will then review whether he or she continues to meet the needs of the Board and will make a recommendation to the Board regarding whether or not it should require the Director to tender his or her resignation.

Current Board policy also limits the number of other public company boards of Directors on which CryoLife Directors may serve. Non-employee Directors may serve on no more than two public company boards of Directors in addition to service on CryoLife’s Board. The CEO may serve on no more than one public company board of Directors in addition to service on CryoLife’s Board.

Although the Board and the Nominating and Corporate Governance Committee have no formal policy with respect to the consideration of diversity in Board membership, in addition to the specific criteria the Board and the Committee consider with respect to individual nominees and Directors, the Board also seeks to maintain an overall mix of Board members with diverse talents and backgrounds in order to maximize the Directors’ aggregate contribution to the effective oversight of CryoLife. In considering nominees for election and reelection, we may consider one or more potential members of the Board who possess a background in the biotechnology or healthcare fields. Along with attracting and retaining Directors who are well-acquainted with our industry, we may also consider individuals with more general backgrounds in business, legal, and/or regulatory affairs. Also, because of the importance of evaluating our financial performance, capital needs, and potential acquisitions, we may also consider individuals with experience in accounting and financial reporting, investment banking, and corporate finance. The Board also considers the need to maintain the appropriate level of experienced membership on each of its committees as it fosters diversity within its ranks. We evaluate the Board as a whole, however, and do not generally choose Directors in order to fill designated slots or positions.

The Nominating and Corporate Governance Committee has not received any recommended Director nominees for election at the 2010 Annual Meeting from any CryoLife security holder or group of security holders.

Stockholders may communicate the necessary information to the Nominating and Corporate Governance Committee or the Board by following the procedures set forth below at “Communication with the Board of Directors and Its Committees” on page 13.

Code of Business Conduct and Ethics

CryoLife has established a Code of Business Conduct and Ethics that clarifies the company’s standards of conduct in potentially sensitive situations; makes clear that CryoLife expects all employees, officers, and Directors to understand and appreciate the ethical considerations of their decisions; and reaffirms the company’s long-standing commitment to a culture of corporate and individual accountability and responsibility for the highest ethical and business practices.

This Code of Business Conduct and Ethics also serves as the code for the company’s Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer, Controller, and all other financial officers and executives. In the event that the company amends or waives any of the provisions of the Code of Business Conduct and Ethics applicable to its Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer, or Controller, the company intends to disclose that information on the company’s website at www.cryolife.com/investornew.htm.

Policies and Procedures for Review, Approval, or Ratification of Transactions with Related Parties

The Board has adopted written policies and procedures for review, approval, or ratification of transactions with related parties.

Types of Transactions Covered

It is our policy to enter into or ratify related party transactions only when the Board of Directors, acting through the Audit Committee or as otherwise described herein, determines that the related party transaction in question is in, or is not inconsistent with, the best interests of CryoLife and its stockholders. We follow the policies and procedures below for any transaction in which we are, or are to be, a participant and the annual amount involved exceeds $50,000 and in which any related party, as defined below, had, has, or will have a direct or indirect interest. Pursuant to the policy, compensatory arrangements with an executive officer or Director that are approved or ratified by the Compensation Committee or compensation received under our employee benefit plans that are available to all employees do not require additional Audit Committee approval.

The company subjects the following related parties to these policies: Directors (and nominees), executive officers, beneficial owners of more than 5% of our stock, any immediate family members of these persons, and any entity in which any of these persons is employed or is a general partner or principal or has a similar position or in which the person has a 10% or greater beneficial ownership interest.

Standards Applied and Persons Responsible for Approving Related Party Transactions

The CEO and the Corporate Secretary are responsible for maintaining a list of all related parties known to them and for submitting to the Audit Committee for its advance review and approval any related party transaction into which we propose to enter. If any related party transaction inadvertently occurs before the Committee has approved it, the CEO or the Corporate Secretary shall submit the transaction to the Committee for ratification as soon as he or she becomes aware of it. If the Committee does not ratify the transaction, it shall direct for the transaction to be either rescinded or modified as soon as is practicable. The CEO or the Corporate Secretary may delegate his or her duties under the policy to another officer of CryoLife if he or she gives notice of the delegation to the Committee at its next regularly scheduled meeting.

When reviewing a related party transaction, the Committee shall examine all factors it deems relevant, including, among other things:

•	Whether the transaction has a business purpose;

•	Whether the transaction is to be entered into on an arms’ length basis;

•	The prior course of dealing between the parties, if any;

•	Whether such a transaction would violate any provisions of the CryoLife Code of Business Conduct and Ethics or otherwise create the appearance of impropriety;

•	The impact on a Director’s independence in the event the related party is a Director;

•	The terms available to unrelated third parties or to employees generally;

•	Management’s recommendations regarding the transaction;

•	Advice of counsel regarding the legality of the transaction;

•	The financial impact on CryoLife; and

•	Whether or not it is advisable for the approval to comply with Section 607.0832 of the Florida Business Corporation Act, which addresses Director conflict of interest transactions.

If the CEO or the Corporate Secretary determines that it is not practicable or desirable to wait until the next Audit Committee meeting, they shall submit the related party transaction for approval or ratification to the chair of the Committee, who possesses delegated authority to act between Committee meetings. The chair shall report any action he or she has taken under this delegated authority to the Committee at its next regularly scheduled meeting.

The Committee, or the chair, shall approve only those related party transactions that they have determined in good faith are in, or are not inconsistent with, the best interests of CryoLife and its stockholders.

Review of Ongoing Transactions

At the Committee’s first meeting of each fiscal year, the Committee reviews all related party transactions, other than those approved by the Compensation Committee as contemplated in the policy, that remain ongoing and have a remaining term of more than six months or remaining amounts payable to or receivable from CryoLife of more than $50,000 annually. Based on all relevant facts and circumstances, taking into consideration the factors discussed above, the Audit Committee shall determine if it is in, or not inconsistent with, the best interests of CryoLife and its stockholders to continue, modify, or terminate the related party transaction.

Communication with the Board of Directors and Its Committees

Interested parties may communicate directly with the Board of Directors, the Presiding Director, the non-management Directors as a group, Committee Chairs, Committees, and individual Directors by mail. CryoLife’s current policy is to forward all communications to the addressees, unless they clearly constitute unsolicited general advertising. Please send all communications in care of Suzanne K. Gabbert, Corporate Secretary, CryoLife, Inc., 1655 Roberts Boulevard, NW, Kennesaw, Georgia 30144.

Availability of Corporate Governance Documents

You may view current copies of the charters of the Audit, Compensation, Nominating and Corporate Governance, and Regulatory Affairs and Quality Assurance Policy Committees, as well as the company’s Corporate Governance Guidelines and Code of Business Conduct and Ethics, on the CryoLife website at www.cryolife.com/investornew.htm.

Notwithstanding anything to the contrary set forth in any of CryoLife’s filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate other CryoLife filings, including this proxy statement, in whole or in part, neither of the following Reports of the Audit Committee and the Compensation Committee shall be incorporated by reference into any such filings.

REPORT OF THE AUDIT COMMITTEE

The Board of Directors maintains an Audit Committee comprised of four Directors. The Board of Directors and the Audit Committee believe that the Audit Committee’s current member composition satisfies the rules of the NYSE that govern audit committee composition, including the requirement that audit committee members all be “Independent Directors” as that term is defined by Sections 303A.02 and 303A.06 of the current NYSE Listing Standards and Rule 10A-3 promulgated under the Securities Exchange Act of 1934.

The Audit Committee oversees CryoLife’s financial processes on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements included in CryoLife’s Annual Report on Form 10-K for fiscal 2009 with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. The Board and the Audit Committee have adopted a written Audit Committee Charter. Since the first quarter of 2004, CryoLife has retained a separate accounting firm to provide internal audit services. The internal audit function reports directly to the Audit Committee and, for administrative purposes, to the Chief Financial Officer.

During the course of fiscal 2009, management completed the documentation, testing and evaluation of CryoLife’s system of internal control over financial reporting in response to the requirements set forth in Section 404 of the Sarbanes-Oxley Act of 2002 and related regulations. The Audit Committee was apprised of the progress of the evaluation and provided oversight and advice to management during the process. In connection with this oversight, the Audit Committee received periodic updates provided by management and Deloitte & Touche LLP at each regularly scheduled Audit Committee meeting. The Audit Committee also reviewed the report of management on internal control over financial reporting contained in CryoLife’s Annual Report on Form 10-K for fiscal 2009, as well as Deloitte & Touche LLP’s Report of Independent Registered Public Accounting Firm included in CryoLife’s Annual Report on Form 10-K for fiscal 2009 related to its audit of (i) CryoLife’s consolidated financial statements and financial statement schedules, (ii) management’s assessment of the effectiveness of the company’s internal control over financial reporting, and (iii) the effectiveness of the company’s internal control over financial reporting. The Audit Committee continues to oversee CryoLife’s efforts related to its internal control over financial reporting and management’s preparations for the evaluation in fiscal 2010.

The Audit Committee reviewed with the independent registered public accounting firm, which is responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of CryoLife’s accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards, including Statement on Auditing Standards No. 61. In addition, CryoLife’s independent registered public accounting firm provided to the Audit Committee the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and the Audit Committee discussed with the independent registered public accounting firm that firm’s independence from management and CryoLife.

The Audit Committee discussed with CryoLife’s independent registered public accounting firm the overall scope and plans for its audit. The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of its examination, its evaluation of CryoLife’s internal controls and the overall quality of CryoLife’s financial reporting.

Aggregate fees paid to Deloitte & Touche LLP for the year ended December 31, 2009 were $553,000. See “Ratification of the Independent Registered Public Accounting Firm” at page 56 for further details. The Audit Committee determined that the payments made to its independent registered public accounting firm for non-audit services for 2009 were consistent with maintaining Deloitte & Touche LLP’s independence. In accordance with its Audit Committee Charter, CryoLife’s Audit Committee pre-approves all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, specified tax services and other services.

In reliance on the reviews and discussions referred to above, the Audit Committee members did not become aware of any misstatement in the audited financial statements and recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in CryoLife’s Annual Report on Form 10-K for the year ended December 31, 2009 for filing with the Securities and Exchange Commission. The Audit Committee will also select CryoLife’s independent registered public accounting firm for fiscal 2010.

Audit Committee

JOHN M. COOK, CHAIRMAN THOMAS F. ACKERMAN DANIEL J. BEVEVINO HARVEY MORGAN

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION & ANALYSIS

Analysis of Total Compensation

The Compensation Committee generally makes formal compensation decisions in February of each year. The committee uses an informal “tally sheet” to better understand the total compensation package of each named executive officer and to determine whether CryoLife should make any adjustments to better align each named executive officer’s compensation with CryoLife’s goals and objectives. The tally sheet utilized by the committee is an itemized worksheet of each element of the named executive officers’ compensation that includes a total of all compensation earned during the prior year. The worksheet includes not only the executives’ base salaries and bonuses, but also the fair value of restricted stock and option grants, as well as other elements of compensation. The materials used by the committee also include internal pay equity analyses and summaries of prior compensatory items, such as the “in-the-money” value of accumulated option and restricted stock grants. The committee included these “wealth accumulation” items to help it better understand whether the company is effectively incentivizing its executives with continued equity award grants. The committee also reviews peer group information prepared by its independent executive compensation consultant and independent salary survey information. The committee also conducts its formal performance evaluation of executive officers, conducted jointly with the Nominating and Corporate Governance Committee, in February of each year in order to coincide with the committee’s compensation decisions.

Compensation Philosophy and Objectives

CryoLife’s executive compensation programs are designed to attract, motivate, and retain executives who are critical to our long-term success and the creation of stockholder value. The committee believes the actions of our executive officers have a profound impact on the short-term and long-term profitability of CryoLife. Therefore, the committee gives significant attention to the design of CryoLife’s compensation package. The committee’s fundamental philosophy is to provide competitive salaries and link the executive officers’ incentive compensation to the achievement of annual and long-term performance goals related to both personal and company performance without incentivizing excessive or inappropriate risk taking. The committee has designed the compensation arrangements in a way that maintains an appropriate balance between base salary and annual and long-term incentive compensation. It is the policy of the committee not to award bonuses or other compensation to company officers for the purpose of satisfying margin call obligations owed by such officers without first obtaining stockholder approval. As with all CryoLife insiders, executive officers of the company are prohibited at all times from trading in publicly traded options, puts, calls, straddles, or similar derivative securities of CryoLife, whether or not issued directly by CryoLife or by any exchange, and from effecting short sales of CryoLife’s securities.

To help fulfill these objectives, the committee designed the CryoLife executive incentive plan and related bonus programs to motivate executive officers to achieve strategic business objectives and personal goals, as well as to continue to perform at the highest levels in the future. Similarly, the committee designed the equity-based compensation programs to align the long-term interests of employees with those of stockholders. The committee’s goal is to achieve total pay levels that are perceived both internally and externally as competitive and fair.

Elements of Compensation Program

CryoLife’s compensation package consists of four primary elements:

•	Base salary;

•	Performance bonus;

•	Stock-based incentive compensation; and

•	Severance/change of control payments.

The named executive officers also receive certain other perquisites, including payment of dues and business expenses at certain private clubs and, with respect to Mr. Anderson, auto and gas expense reimbursement.

Peer Group and Benchmarking

General

When making compensation decisions, we look at the compensation of our CEO and the other named executive officers relative to the compensation paid to similarly-situated executives at companies that we consider to be our peers. This is often referred to as “benchmarking.” We believe, however, that a benchmark should be just that—a point of reference for measurement—but not the determinative factor for our executives’ compensation. The purpose of the comparison is not to supplant the analyses of internal pay equity, wealth accumulation, and the individual performance of the executive officers that we consider when making compensation decisions.

Because the comparative compensation information is just one of the several analytic tools that are used in setting executive compensation, the Compensation Committee has discretion in determining the nature and extent of its use. Further, given the limitations associated with comparative pay information for setting individual executive compensation, including the difficulty of assessing and comparing wealth accumulation through equity gains and post-employment amounts, the committee may elect to not use the comparative compensation information at all in the course of making compensation decisions.

Radford Salary Survey

In evaluating base salaries, the Compensation Committee utilizes the most current edition of the Radford Global Life Sciences Survey to benchmark specific executive positions.

Executive Compensation Consultant

February 2009 decisions

In September 2008, the committee engaged Pearl Meyer as its compensation consultant. For compensation decisions made in February 2009, the committee and Pearl Meyer utilized the previous year’s peer group companies for benchmarking purposes, subject to the exclusion of Foxhollow Technologies, Inc., which was acquired by ev3, Inc. in October 2007. We refer to these companies as the 2009 peer group. The committee and Pearl Meyer also utilized six 2007/2008 compensation surveys of biotech and healthcare companies. The data presented by Pearl Meyer to the committee in its October 2008 and February 2009 executive compensation studies was an even blend of the 2009 peer group and the compensation survey information, trended forward to January 1, 2009 by a factor of 4.3%. We refer to the blended 2009 peer group and survey compensation data as the 2009 peer group information. Components of compensation considered in Pearl Meyer’s October 2008 and February 2009 executive compensation studies included:

•	Base salary;

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Target and actual total cash compensation, with target total cash compensation calculated as base salary plus target bonus, and actual total cash compensation calculated as base salary plus actual bonus earned for 2007 but paid in 2008, including the portion paid in stock; and

•

Target total direct compensation, calculated as target total cash compensation plus the grant value of equity awards granted during 2008 (using the Black-Scholes Option Pricing Model for stock options and the grant date stock price for non-option awards).

The studies also analyzed CryoLife’s performance relative to its peers, equity overhang, and annual equity grant rates. In selecting the surveys for 2009 benchmarking, the committee and Pearl Meyer chose a group of companies with targeted revenues of $175 million.

October 2009 and first quarter 2010 decisions

For compensation decisions made in October 2009 and first quarter 2010, the committee and Pearl Meyer continued to utilize the 2009 peer group for benchmarking purposes, subject to the exclusion of the following companies:

•	Arthrocare Corporation, which was delisted from the NASDAQ Stock Market in 2009 and had not disclosed its 2008 executive compensation information as of October 2009;

•	Atherogenics, Inc., which ceased business and was liquidated in 2009;

•	LifeCell Corporation, which was acquired by Kinetic Concepts, Inc. in 2008; and

•	Omrix Biopharmaceuticals, Inc., which was acquired by Johnson & Johnson in 2008.

•	To offset these departures, the committee and Pearl Meyer added two new peer group members:

•	Kensey Nash Corporation; and

•	Orthovita, Inc.

We refer to this group of companies as the 2010 peer group. The committee and Pearl Meyer also utilized six 2008/2009 compensation surveys of biotech and healthcare companies. The data presented by Pearl Meyer to the committee in its September 2009 and February 2010 executive compensation studies was an even blend of the 2010 peer group and the compensation survey information, trended forward to January 1, 2010 by a factor of 2.7%. We refer to the blended 2010 peer group and survey compensation data as the 2010 peer group information. Components of compensation considered in Pearl Meyer’s September 2009 and February 2010 executive compensation studies included:

•	Base salary;

•

Target and actual total cash compensation, with target total cash compensation calculated as base salary plus target bonus, and actual total cash compensation calculated as base salary plus actual bonus earned for 2008 but paid in 2009; and

•

Target total direct compensation, calculated as target total cash compensation plus the grant value of equity awards granted during 2009 (using the Black-Scholes Option Pricing Model for stock options and the grant date stock price for non-option awards).

As in the prior year, the Pearl Meyer studies also analyzed CryoLife’s performance relative to its peers, equity overhang, and annual equity grant rates. They also addressed long-term incentive plan grant philosophy. In selecting the surveys for 2010 benchmarking, the committee and Pearl Meyer chose a group of companies with targeted revenues of $150 million in order to more closely reflect the company’s annual revenue.

2009 and 2010 peer group companies

The committee believes that the peer group companies are representative of the current array of biological implantable devices distributed by CryoLife and the complexities of its business. With the assistance of its compensation consultant, the committee reviews the composition of the peer group periodically to ensure that the companies are relevant for comparative purposes. Our peer group consists of the following companies:

Peer Group Companies

Abiomed, Inc.	Medical Action Industries, Inc.
Atherogenics, Inc.*	Micrus Endovascular Corp.
Arthrocare Corp.*	OMRIX biopharmaceuticals LTD*
Atrion Corp.	Orthovita, Inc.**
Enzon Pharmaceuticals, Inc.	RTI Biologics, Inc.
ev3, Inc.	Stereotaxis, Inc.
Immucor, Inc.	Synovis Life Tech, Inc.
Kensey Nash Corporation**	Thoratec Corp.
Lifecell Corp.*

*	2009 peer group only
**	2010 peer group only

Compensation surveys included in 2009 peer group information

2008 Mercer U.S. Executive Compensation Database

2007/2008 Watson Wyatt Report on Top Management Compensation

2007 CHiPS Executive and Senior Management Total Compensation Survey

2007 Presidio Pay Advisors Biotechnology Industry Executive Compensation Survey

2007/2008 Pearl Meyer Private Biotechnology Industry Survey

2008 Pearl Meyer Private Life Sciences Industry Survey

Compensation surveys included in 2010 peer group information

2009 Mercer U.S. Executive Compensation Database

2008/2009 Watson Wyatt Report on Top Management Compensation

2008 CHiPS Executive and Senior Management Total Compensation Survey

2008/2009 Pearl Meyer Private Biotechnology Industry Survey

2009 Pearl Meyer Private Life Sciences Industry Survey

2009 Pearl Meyer Private Long-Term Incentive Survey

Base Salary

In July 2008, the committee determined that for all officers, other than the CEO, it would replace their employment agreements, as they expired, with change of control agreements. See “Employment and Change of Control Agreements” below. Mr. Lee’s and Mr. Seery’s employment agreements expired in 2008 and we replaced them with change of control agreements. Dr. Heacox’s and Mr. Fronk’s employment agreements expired in May 2009, and we replaced them with change of control agreements as well. With the exception of Mr. Anderson, the committee has the authority to reduce each named executive officer’s base salary as it deems appropriate. With respect to Mr. Anderson, his amended and restated employment agreement provides that we may only reduce his base salary in the event of a general wage reduction, and then only to the same extent as all executive officers’ base salaries are reduced. Mr. Anderson’s employment agreement also provides that he will receive an annual base salary increase that shall be, at a minimum, equal to the annual cost of living increase. As discussed below, however, Mr. Anderson waived this provision with respect to 2010.

The committee reexamines base salaries each February as part of its comprehensive compensation review. In February 2009, the committee reviewed a tally sheet showing each named executive officer’s total compensation for 2008. In addition, the committee reviewed the 2009 peer group information, comparing base salaries, target, and actual total cash compensation, and target total direct compensation. The committee also reviewed the 2008 Radford Global Life Sciences Survey and internal pay equity analyses between the CEO and the other officers with respect to annual base salary, bonus, equity grants, and total annual compensation. With respect to decisions made in February 2010, the committee reviewed similar tally sheet information and internal pay equity information, updated to 2009, as well as the 2009 Radford Global Life Sciences Survey and the 2010 peer group information.

Set forth below are the base salaries for each named executive officer as in effect in February of 2008, 2009, and 2010. The committee did not make any changes to the base salaries of the named executive officers in February 2009 or February 2010. Mr. Anderson was not contractually entitled to a salary increase in 2009, because the annual cost of living index specified by his amended and restated employment agreement did not increase. With respect to 2010, Mr. Anderson waived his cost of living increase, which is calculated based on the “Consumer Price Index, Atlanta, Georgia, All Items” published by the U.S. Department of Labor, in partial consideration of the amendments to his employment agreement. See “Employment and Change of Control Agreements—Employment Agreement with Mr. Anderson.”

Name of Executive Officer	2008 Base Salary	2009 Base Salary	2010 Base Salary	% Change (2010 over 2009 and 2009 over 2008)
Steven G. Anderson	$619,229	$619,229	$619,229	0%
D. Ashley Lee	$350,897	$350,897	$350,897	0%
Gerald B. Seery	$275,000	$275,000	$275,000	0%
Albert E. Heacox	$281,589	$281,589	$281,589	0%
David M. Fronk	$254,400	$254,400	$254,400	0%

Analysis

Mr. Anderson

2009 Analysis

The committee determined that, despite its evaluation of Mr. Anderson’s performance as excellent, an additional increase in Mr. Anderson’s salary was unnecessary. The committee based this decision on the then-current economic climate and its review of the 2008 Radford survey and the 2009 peer group information, both of which indicated that Mr. Anderson’s base salary was above the 75th percentile. The committee also reviewed the internal pay equity information and determined that the current base salary differentials between Mr. Anderson and the other officers were appropriate.

2010 Analysis

As in 2009, the committee determined that, despite its evaluation of Mr. Anderson’s performance as excellent, an increase in Mr. Anderson’s salary in 2010 was unnecessary. This decision was based primarily on the committee’s consideration of continuing economic challenges, the salary control initiatives recently implemented by the company with respect to non-executive employees, and the committee’s review of the 2009 Radford survey and the 2010 peer group information, which showed that Mr. Anderson’s base salary continued to be above the 75th percentiles.

Other Named Executive Officers

2009 Analysis

As with Mr. Anderson, the committee determined that base salary increases were not warranted for the other named executive officers in 2009. This decision was primarily based on consideration of the current economic climate and a review of the 2008 Radford survey information and the 2009 peer group information, which showed all of the named executive officers other than Mr. Anderson to be near or slightly above the 50th percentiles for base salary.

2010 Analysis

As in 2009, the committee determined that base salary increases were not warranted for the other named executive officers in 2010. This decision was primarily based on continuing economic challenges, the salary control initiatives recently implemented by the company with respect to non-executive employees, and a review of the 2009 Radford survey information and the 2010 peer group information, which showed all of the named executive officers other than Mr. Anderson to be near or somewhat above the 50th percentiles.

Bonus

2009 Bonus Program

In late 2008, the committee requested that Pearl Meyer make recommendations regarding potential changes to the 2008 bonus program that should be incorporated into the 2009 bonus program. The 2009 bonus program was prepared pursuant to CryoLife’s executive incentive plan and was modeled after the 2008 program, with the changes discussed below. The 2009 bonus program provided for bonuses based on three performance categories: adjusted revenues, adjusted net income, and personal performance. See “Annual Performance-Based Bonus Plans—2009 Bonus Program” at page 35 for a discussion of the 2009 bonus program. In February 2010, the committee approved paying the 2009 bonus 100% in cash.

Analysis

In adopting the 2009 program, the committee considered various factors, including its continued belief that the program would motivate executives to increase CryoLife’s revenues, net income, and operating cash flow without incentivizing excessive or inappropriate risk taking. The committee also reviewed the 2009 peer group information, which showed actual total cash compensation for 2007 for all named executive officers, including the cash and stock portions of the 2007 bonus paid in 2008, to be above the 75th percentile. This positioning relative to the peer group with respect to total cash compensation was primarily the result of the large bonuses paid in February 2008 for the company’s exceptional 2007 performance. As had been the case in 2008, the committee concluded that this type of exceptional payment for exceptional performance was appropriate and should be carried forward in the design of the 2009 program, with the changes discussed below. As a result, based on consultations with management, and with Pearl Meyer regarding the appropriateness of the 2009 performance and bonus payout levels, and based on the committee’s review of the 2009 peer group information, the committee subjectively approved the performance measures discussed at “Annual Performance-Based Bonus Plans—2009 Bonus Program” at page 35 as appropriate targets to achieve our goals of increases in 2009 revenues, net income, and operating cash flow, as well as to drive personal performance and provide appropriate incentives to satisfy employee retention goals.

As in 2008, in designing the adjusted revenue measures, management and the committee attempted to identify those revenue sources that most closely related to CryoLife’s material ongoing operations and excluded revenue sources that we expected to discontinue or deemphasize. With respect to adjusted net income performance measures, management and the committee determined that it was appropriate to exclude items over which the officers were not likely to have significant control or which we expected to be volatile or difficult to predict. The committee’s decision to add Hemostase® revenues to the adjusted revenues performance measure for 2009 was made at the recommendation of management in order to reflect increased revenues from that product, which we began distributing in 2008. The exclusion of research and development expenses from the adjusted net income measure for 2009 was based on the committee’s subjective view that this component had a disproportionate impact on bonus levels in prior years and that a number of variables prevented management from forecasting it with precision. The committee adopted management’s performance targets and payout levels as proposed without modification. Management based the increases in performance target levels on CryoLife’s projections provided to the public. The expansion of the range over which adjusted net income bonuses were payable was driven by the current economic climate and management’s and the committee’s subjective belief that forecasts of 2009 results were subject to much more uncertainty than in previous years.

Individual target bonus percentages for Mr. Anderson and Mr. Lee were carried forward from the 2008 bonus program. The committee increased each of the other named executive officer’s target bonus percentages from 30% or 35% to 40% in order to bring their bonus opportunities more in line with those of Mr. Anderson and Mr. Lee based on the committee’s review of the internal pay equity information and discussions with Pearl Meyer. The committee believed that the 2009 bonus target percentages provided each executive with a proper bonus potential given his position with and importance to CryoLife and that they were appropriately sized based on 2009 peer group information and the internal pay equity information reviewed by the committee. Based on the 2009 bonus target percentages, target total cash compensation for fiscal 2009 for each named executive officer was at or above the 50th percentile of the 2009 peer group information except with respect to Mr. Anderson and Mr. Lee, whose target total cash compensation was above the 75th percentile. The committee viewed these levels as appropriate given that each named executive officer’s target total direct compensation, including that of Mr. Anderson and Mr. Lee, was below the 50th percentile of the 2009 peer group information.

The committee eliminated the additional adjusted net income bonus for the 2009 bonus program based on its belief that this additional bonus was primarily driven by the goal of incentivizing management to return CryoLife to profitability. With this goal having been achieved, the committee determined that this portion of the bonus program was no longer appropriate; however, the committee did remove the cap from the adjusted net income portion of the 2009 bonus program as a result of its discontinuation of the additional adjusted net income bonus. These actions accomplished the committee’s and management’s goal of moving away from a sizeable cliff-vested additional bonus and moving toward a pro rata bonus payment for increasing levels of adjusted net income performance.

The committee paid the 2009 bonuses in accordance with the bonus program formulas established in February 2008 and the committee’s determination that CryoLife’s cash position supported paying the bonus 100% in cash. The committee determined individual performance bonus components for all named executive officers except Mr. Anderson in consultation with Mr. Anderson, and accepted his recommendations without modification. The committee determined Mr. Anderson’s performance bonus component in consultation with the Nominating and Corporate Governance Committee.

2010 Bonus Program

In early 2010, the committee requested management to propose a bonus program for the upcoming year. The 2010 bonus program was prepared pursuant to CryoLife’s executive incentive plan and was modeled after the 2009 program. The 2010 bonus program provides for bonuses based on the three performance categories used in prior years: adjusted revenues, adjusted net income and personal performance, with the changes discussed below. See “Annual Performance-Based Bonus Plans—2010 Bonus Program” at page 37 for a discussion of the 2010 bonus program.

Analysis

As in 2009, the committee considered various factors in approving the 2010 bonus program, including its continued belief that the program would motivate executives to increase CryoLife’s revenues, net income, and operating cash flow without incentivizing excessive or inappropriate risk taking. The committee also reviewed the 2010 peer group information, which showed actual total cash compensation for 2008, including the 2008 bonus paid in 2009, to be above the 75th percentile for Mr. Anderson and above the 50th percentile for the other named executive officers. Similarly to actual total cash compensation for 2007, this positioning relative to the peer group with respect to total cash compensation was primarily the result of the large bonuses paid in February 2009 for the company’s exceptional 2008 performance. As had been the case in February 2009, the committee concluded that this type of exceptional payment for exceptional performance was appropriate and should be carried forward in the design of the 2010 program, with the changes discussed below. The 2010 peer group information also showed that target total cash compensation for 2010 was above the 75th percentile for Mr. Anderson, above the 50th percentile for Mr. Lee, and at the 50th percentile for the other named executive officers. The committee considered this appropriate, given that the 2010 peer group information also showed that Mr. Anderson’s target total direct compensation was somewhat above the 50th percentile and each other named executive officer’s target total direct compensation was somewhat below the 50th percentile. As a result, based on consultations with management, and with Pearl Meyer regarding the appropriateness of the 2010 performance and bonus payout levels, and the committee’s review of the 2010 peer group information, the committee subjectively approved management’s recommended performance measures and bonus payouts without modification. See “Annual Performance-Based Bonus Plans—2010 Bonus Program” at page 37. Management and the committee believe that the 2010 bonus program provides appropriate targets to achieve our goals of increases in 2010 revenues, net income, and operating cash flow, as well as to drive personal performance and provide appropriate incentives to satisfy employee retention goals.

As in 2009, in designing the adjusted revenue measures, management and the committee attempted to identify those revenue sources that most closely related to CryoLife’s material ongoing operations and excluded revenue sources that we expected to discontinue or deemphasize. As a result, management recommended, and the committee approved, the addition of BioFoam® revenues to this performance measure. With respect to adjusted net income performance measures, management and the committee determined that it was appropriate to exclude items over which the officers were not likely to have significant control or which we expected to be volatile or difficult to predict. The committee adopted management’s performance targets and payout levels as proposed without modification. Management based the changes in performance target levels on CryoLife’s projections provided to the public. The contraction of the range over which revenue bonuses were payable was driven by the current economic climate and management’s and the committee’s subjective belief that revenue expansion continues to be a challenge to CryoLife and should therefore be rewarded appropriately. Management recommended, and the committee approved, the exclusion of costs related to potential acquisitions from the calculation of the adjusted net income performance measure, given the unpredictable nature of these expenses and the goal of ensuring that management is not disincented from pursuing desirable acquisition targets.

Individual target bonus percentages were carried forward from the 2009 bonus program. The committee believes that the 2010 bonus target percentages provide each executive with a proper bonus potential given his position with and importance to CryoLife and that they are appropriately sized based on 2010 peer group information and the internal pay equity information reviewed by the committee. With respect to external benchmarking, the committee viewed these levels as appropriate given the 2010 peer group information discussed above.

The committee believes that the 2010 adjusted revenue bonus minimum performance level and target are challenging, but expects the minimum level to be achieved and considers the target to be achievable if the company successfully executes its operating plan. The 2010 adjusted revenue target is within the range of 2010 revenue guidance previously publicly announced by the company, while the minimum performance level is below that range. The Committee believes that the maximum 2010 adjusted revenue performance level will be very difficult to achieve. This performance level significantly exceeds the company’s guidance. For 2006, 2007, 2008, and 2009, CryoLife paid adjusted revenue bonuses at approximately 92%, 94%, 81%, and 73% of target, respectively.

The committee believes that 2010 adjusted net income bonus threshold and target performance levels are challenging, but expects the minimum level to be achieved and considers the target to be achievable if the company successfully executes its operating plan. The 2010 adjusted net income target performance level is consistent with the range of 2010 earnings per share guidance previously publicly announced by the company and the 2010 adjusted net income minimum performance level is substantially below the bottom end of the company’s 2010 range of earnings per share guidance. The committee believes that adjusted net income performance at levels above the target will be very challenging, but not impossible to achieve. Based on the range of 2010 earnings per share guidance previously publicly announced by the company, however, the committee does not expect the target level of adjusted net income to be significantly exceeded unless CryoLife outperforms this guidance. For 2006, 2007, 2008, and 2009, CryoLife paid adjusted net income bonuses at approximately 172%, 165%, 145%, and 70% of target, respectively. In addition, CryoLife paid additional adjusted net income bonuses at the maximum levels in 2006 and 2007, as well. CryoLife did not pay an additional adjusted net income bonus for 2008. As discussed above, the Committee eliminated the additional adjusted net income bonus beginning in 2009.

Equity Incentives

Equity Grant Policy

The committee has discretionary authority over all stock option and other equity grants. It is the current policy of the committee to make annual grants of options and restricted stock at the beginning of each year, except with respect to new hires, and subject to any special grants deemed necessary by the committee. It is the committee’s general policy not to price option grants or deliver stock awards at times when CryoLife’s insiders may be in possession of material non-public information. However, in connection with grants to new hires, the committee may price option grants or deliver equity awards as of the date of hire, provided that management has fully disclosed to the committee at the time of grant any material non-public information. In all other instances, in the event the committee approves the grant of an option or equity award at a time when it is in possession of material non-public information, it is the committee’s general policy to delay the grant and pricing of the option and/or issuance of the equity award until a date after the public dissemination of all such material non-public information.

In February 2010, the committee determined, at the advice of Pearl Meyer, to switch from a percentage of outstanding shares model to a grant date fair value model with respect to its equity grants.

Annual Grants

2008, 2009, and 2010 Option and Restricted Stock Grants to Named Executive Officers

	2008 Grants		2009 Grants		2010 Grants
	Stock Options	Restricted Stock	Stock Options	Restricted Stock	Stock Options	Restricted Stock
Steven G. Anderson	63,750	10,625	125,000	21,250	83,333	41,667

D. Ashley Lee	37,500	6,250	37,500	12,500	33,333	16,667

Gerald B. Seery	22,500	3,750	22,500	7,500	23,333	11,667

Albert E. Heacox	22,500	3,750	22,500	7,500	23,333	11,667

David M. Fronk	15,000	2,500	15,000	5,000	23,333	11,667

When setting the 2009 and 2010 equity grant levels and terms, the committee reviewed the most recent peer group information and executive compensation reports prepared by Pearl Meyer, the aggregate equity holdings of each executive, including the value of in-the-money options, and internal pay equity comparisons with respect to equity grants. The committee also consulted with Mr. Anderson regarding equity grants in 2009 and 2010. Beginning in 2010, the committee determined that all stock option grants would be designated as non-qualified options for purposes of Section 422 of the Internal Revenue Code of 1986.

2009 Stock Incentive Plan

The committee recommended, and the Board and the stockholders approved, a new stock incentive plan in 2009.

Analysis

Approval of 2009 Stock Incentive Plan and 2009 Grants

The committee recommended, and the Board approved, the 2009 Stock Incentive Plan in order to provide the committee with the continued flexibility to issue not only stock options, but also restricted stock, stock appreciation rights, and other stock-based awards. The committee determined the number of shares allocated to the plan through an analysis of anticipated usage rates and consultation with advisors regarding the proxy voting standards of influential proxy advisory services.

The committee’s 2009 equity grant decisions were based upon consultations with management and Pearl Meyer and the committee’s review of the materials discussed above. Management requested increased option grant levels relative to 2008 based on CryoLife’s excellent financial performance in 2008 relative to 2007 that had nonetheless resulted in lower bonus levels for 2008 as compared to 2007. The committee considered this request and consulted Pearl Meyer regarding appropriate 2009 equity grant levels. Following this consultation, the committee determined to double the size of each executive officer’s restricted stock award but to maintain the size of option grants for all executive officers except Mr. Anderson. The committee increased the size of Mr. Anderson’s 2009 option award to 125,000 shares. The committee based its decisions regarding the size of the restricted stock awards on the considerations discussed above, on its belief, after consultation with Pearl Meyer, that CryoLife’s annual burn rate would remain within acceptable limits, and on its review of the target total direct compensation information provided by Pearl Meyer. This information placed each named executive officer’s target total direct compensation, after consideration of the increased restricted stock grants but before considering Mr. Anderson’s increased option grant, below the 50th percentile of the 2009 peer group. The committee determined to increase the size of Mr. Anderson’s 2009 option grant subjectively following consultation with Mr. Anderson, the committee’s review of the “in the money value” of Mr. Anderson’s accumulated stock options and restricted stock, and the disproportionate impact on Mr. Anderson of the expiration in 2008 of a large number of his “underwater” options. Because of the special circumstances involved in Mr. Anderson’s increased option grant for 2009, the committee chose not to factor the impact of this grant into its analysis of Mr. Anderson’s target total direct compensation and its percentile ranking as compared to the 2009 peer group information.

The committee determined vesting schedules in consultation with its executive compensation consultants and believes that they provide the appropriate long-term incentive for continued employment.

Approval of 2010 Grants

The committee’s 2010 equity grant decisions were also based upon consultations with management and Pearl Meyer and the committee’s review of the materials discussed above. In connection with its September 2009 executive compensation study, Pearl Meyer recommended to the committee that it increase equity grant values in order to achieve target total direct compensation for each of the named executive officers at or above the 50th percentile of the 2010 peer group information. They also suggested that the committee begin determining the size of grants based on grant date fair value as opposed to the number of shares issued, subject to certain controls. The committee had historically believed that use of the grant date fair value of equity awards to determine the size of the awards could undervalue CryoLife’s annual equity grants due to the volatility of CryoLife stock, which could result in relatively low market prices being used to value the awards. This could in turn result in the number of shares and options granted being too large. As a result, in the past, the committee agreed with its compensation consultant’s recommendations that it consider determining the size of grants based on an analysis of the percentage of the outstanding shares to be granted to the named executive officers. The committee believed that using this approach would avoid the issues involved in valuing equity awards, focus on an annual grant rate, which the committee believed was important to stockholders and proxy advisors, and allow the remaining share reserve to be estimated more precisely. However, given the trading history of CryoLife common stock over recent periods, the committee agreed with Pearl Meyer that the risk of excessively sized awards based on low trading prices was no longer a major concern, and the committee therefore began using a grant date fair value method for determining the size of option and restricted stock grants, subject to reconsideration in the event of unusually low trading prices on or around the grant date. Pearl Meyer provided the committee with several alternative suggestions, varying the mix of options and restricted stock, as well as annual usage rates, but each of which targeted total direct compensation at the 50th percentile of the 2010 peer group information. The committee chose an alternative that was designed to allow for up to four years of share availability under CryoLife’s stock incentive plans, with certain modifications to the Pearl Meyer recommendations. Mr. Anderson’s total equity grant was increased by 8,000 shares over the recommended levels due to his exemplary performance rating, Mr. Lee’s grant was reduced by 9,000 shares given the large increase he received in 2009, and the other named executive officers’ grants were modified to each total 35,000 shares, given the comparability of their positions, responsibility and performance. The committee consulted with Pearl Meyer with respect to these modifications, and Pearl Meyer concurred with the changes. The committee determined to grant the equity awards as a mix of two-thirds options and one-third restricted stock based on consultation with Pearl Meyer and its subjective evaluation. Based on the approved grants, target total direct compensation for each of the named executives for 2010 represented the following percentage relative to the median of the 2010 peer group information: Mr. Anderson— 109%, Mr. Lee—93%, Mr. Seery—96%, Dr. Heacox—89%, and Mr. Fronk—98%. The decision to designate all 2010 stock option grants as non-qualified options was based on management’s recommendation, in order to provide CryoLife with a deduction for tax purposes upon the exercise of the options, which management and the committee believe will have a beneficial impact on CryoLife’s effective tax rate.

Stock Ownership Guidelines

In October 2007, the committee requested that Mercer, its executive compensation consultant at that time, update its recommendations regarding executive stock ownership requirements for consideration by the committee at its next scheduled meeting. In December 2007, Mercer recommended to the committee that stock ownership guidelines for the named executive officers be approved that would roughly approximate the following multiples of their 2007 base salaries: Mr. Anderson—5x, Mr. Lee—3x, Mr. Seery and Dr. Heacox—2x, and Mr. Fronk—1x. Using an average trading price of the common stock of $10.14 and rounding to the nearest 10,000 shares, Mercer recommended the following stock ownership guidelines as an approximation of the recommended base salary multiples: Mr. Anderson—300,000, Mr. Lee—100,000, Mr. Seery and Dr. Heacox—50,000, and Mr. Fronk—20,000. Based on the then-current equity holdings of the named executive officers and expected future option and restricted stock grants, Mercer recommended that the named executive officers be given five years to meet the ownership guidelines. Following the committee’s consultation with Mercer and with Mr. Anderson with respect to the named executive officers other than himself, the committee and the Nominating and Corporate Governance Committee recommended, and the full Board approved, the Mercer recommendations without modification. The new stock ownership guidelines become effective on February 20, 2013. They immediately superseded previous guidelines adopted in July 2007, which were rescinded. The committee continues to believe that these guidelines are appropriate, despite the decrease in the trading price of CryoLife common stock since December 2007, but will continue to review and monitor them on an annual basis.

Employment and Change of Control Agreements

At the beginning of 2008, each of the named executive officers was a party to an employment agreement with CryoLife. During 2008, the committee determined that it would enter into change of control agreements with each of the corporate officers, other than Mr. Anderson, as their employment agreements expired, rather than extending their existing employment agreements or entering into new employment agreements. Mr. Lee’s and Mr. Seery’s employment agreements expired in 2008, and Dr. Heacox’s and Mr. Fronk’s employment agreements expired in May 2009. They have all entered into change of control agreements. For a discussion of the terms of the change of control agreements and Mr. Anderson’s employment agreement, including amendments thereto approved by the committee in 2009, see “Employment and Change of Control Agreements” at page 30.

Employment Agreement with Mr. Anderson

In May 2007, the committee began a formal review of Mr. Anderson’s employment agreement. The committee and the Board approved an amendment and restatement of Mr. Anderson’s agreement in July 2007. The committee approved amendments to Mr. Anderson’s employment agreement in 2008 in order to bring it into compliance with Section 409A of the Internal Revenue Code of 1986, as amended, and the regulations thereunder. The committee approved additional amendments to Mr. Anderson’s employment agreement in 2009. The terms of Mr. Anderson’s amended and restated employment agreement, including the 2009 amendments, are summarized at “Employment and Change of Control Agreements—Steven G. Anderson” at page 30. Pursuant to the agreement, Mr. Anderson will receive certain compensation upon termination of his employment, other than for cause or upon death, and upon a change of control of CryoLife. The potential payments that could result under each scenario are described at “Potential Payments Upon Termination or Change of Control” starting on page 41.

Analysis

Mr. Anderson’s employment agreement had historically contained a provision that paid a severance to him upon his retirement at will equal to two times his salary and bonus. The committee believed that this was appropriate in light of the fact that CryoLife does not provide any pension or similar retirement plan for Mr. Anderson.

In 2007, the committee began its review of Mr. Anderson’s employment agreement with its primary goal being to remove the automatic renewal feature from the contract and to modify or remove Mr. Anderson’s right to receive the severance payment upon retirement, in addition to clarifying the language contained in Mr. Anderson’s employment agreement. Due to the variability of Mr. Anderson’s bonus, which was approximately $590,000 for 2006 and $0 for 2005, CryoLife had taken an increased accounting charge for this retirement payment during the first quarter of 2007 and would be faced with additional charges in the future should Mr. Anderson’s salary and/or bonus increase. In addition, due to the application of provisions in Mr. Anderson’s agreement limiting severance payments to three years of salary, bonus, and guaranteed payments, the amount payable to Mr. Anderson upon retirement would have increased on January 1, 2008 by approximately $460,000, and CryoLife would have incurred an equivalent charge to earnings. Should Mr. Anderson’s future bonuses have exceeded his bonus for 2006, CryoLife would have incurred additional charges.

Preliminarily, Mr. Anderson and the committee agreed to proceed to eliminate his right to receive a payment upon retiring at will, believing that the $1,985,000 then accrued by CryoLife for this payment would be reversed, positively impacting earnings; however, upon discussing the proposed accounting treatment with the CryoLife accounting staff, the committee learned that the $1,985,000 charge would not be reversed through earnings, but would merely increase paid-in capital. Given that CryoLife would not receive the anticipated financial statement benefit from rescinding Mr. Anderson’s right to receive a severance payment upon his retirement, the committee determined to attempt to freeze CryoLife’s severance obligation at the accrued amount of $1,985,000. With this amendment, CryoLife would not be required to accrue any additional expense for Mr. Anderson’s retirement payment, regardless of any future increases in his salary or bonus. The committee also determined, based on the advice of its former executive compensation consultant, Mercer, in Mercer’s April 2007 review of Mr. Anderson’s contract, to offer him a fixed-term contract and to remove the automatic renewal feature. The committee believed that the achievement of these goals justified the additional benefits negotiated by Mr. Anderson, including payment of the retirement benefit at the end of the agreement’s term on December 31, 2010, a cost of living increase in his annual salary, and clarification that any change of control retention payment would not be subject to the quantitative limitation on severance payments.

In determining Mr. Anderson’s severance and change of control benefits, the committee considered a number of factors, including an April 2007 Mercer review and analysis of Mr. Anderson’s prior employment agreement and discussions by Mercer in that analysis of how the terms of his employment agreement related to those that Mercer believed were customary in the marketplace. After reviewing this analysis, discussing the agreement with Mercer, and considering what benefits were appropriate for Mr. Anderson, given his importance to CryoLife, the committee approved the severance, retirement, and change of control benefits described at “Potential Payments Upon Termination or Change of Control” starting on page 41. The committee particularly considered its belief that a takeover attempt of CryoLife was a realistic possibility. The committee’s goal in determining appropriate change of control benefits was for Mr. Anderson to be comfortable enough with his treatment following a change of control that he would be able to address a potential takeover attempt without concern as to how it might negatively impact him personally, and would not feel the need to seek other employment due to his perception that a change of control could be imminent or would have a material negative impact on him. In addition, given his unique ability to influence whether or not a potential change of control is pursued, the committee wished to provide him with an appropriate incentive to further a change of control that might be in the best interests of the stockholders. As a result, the committee determined that a change of control payment that was not conditioned on termination of employment was appropriate for Mr. Anderson.

With respect to the 2009 amendments, the committee’s primary goals in 2009 were to extend the term of Mr. Anderson’s contract and likewise extend the due date of the $1,985,000 payment to Mr. Anderson, which is payable upon termination of the contract regardless of whether or not Mr. Anderson’s employment with CryoLife terminates. Mr. Anderson agreed to extend the term of the agreement, and the due date for the $1,985,000 payment, to December 31, 2012. He also agreed, at his own suggestion, to waive his cost of living increase for 2010. In exchange, Mr. Anderson requested that the committee approve an increase in his annual vacation days from 20 days to 30 days, a clarification that he may terminate the agreement and receive full severance for disability, as defined in the agreement, and an increase in the annual maximum medical insurance premium payable for his and his spouse’s benefit following termination from $25,000 to $30,000. The committee believed these to be reasonable requests in light of Mr. Anderson’s agreement to the extensions discussed above, and it recommended, and the Board approved, them without modification. The committee continues to believe that the $1,985,000 payment to Mr. Anderson is appropriate in light of the fact that he has no pension or similar retirement benefits. Mr. Anderson’s employment agreement, as amended in July 2007, contained a provision requiring CryoLife, as soon as practicable following November 3, 2009, to amend the agreement to remove the three times salary and bonus cap on severance, separation and/or similar payments. This cap was placed in the agreement in response to the stipulation of settlement CryoLife entered into in 2005 in connection with a stockholder derivative suit, as discussed at “—Limitations on Severance, Separation, and Benefit Payments,” below. The committee performed a quantitative analysis of the potential impact of this provision at that time, and determined that its future removal was appropriate given the reduced severance payment to which Mr. Anderson had agreed, as discussed above. The committee continues to support this analysis, and it recommended, and the Board approved, the contract amendment in 2009.

Change of Control Agreements

Analysis

In 2008, the committee determined that employment agreements were no longer necessary or appropriate for its officers, other than Mr. Anderson. CryoLife had originally entered into the employment agreements with its other officers following the 2002 FDA recall of certain tissues and the related adverse publicity that severely challenged its business. At that time, the committee felt that employment agreements were necessary to provide its key employees with security and to insure that CryoLife was able to retain them through a very difficult time. With the issues that faced CryoLife during that period largely resolved, the committee now believes, after consultation with Pearl Meyer, that employment agreements are no longer necessary components of CryoLife’s total compensation package for its officers below the CEO level. The committee believes that its grants of long-term incentives, coupled with the change of control agreements, provide ample incentives to enable CryoLife to retain these key employees.

It is the committee’s intent that provisions in the change of control agreements regarding an executive’s termination following or in anticipation of a change of control preserve executive morale and productivity and encourage retention in the face of the disruptive impact of an actual or rumored change of control of CryoLife. In addition, these provisions align executive and stockholder interests by enabling executives to consider corporate transactions that are in the best interests of CryoLife’s stockholders and other constituents without undue concern over whether the transactions may jeopardize the executives’ own compensation. The committee does not believe that the change of control agreements provide undue incentive for the executive officers to encourage a change of control. Finally, the provisions protect stockholder interests in the event of a change of control by helping increase the likelihood of management continuity through the time of the change of control, which could improve company performance and help maintain stockholder value.

The committee has reviewed the potential costs associated with the gross-up payments called for by the change of control agreements and has determined that they are fair and appropriate for several reasons. The excise tax tends to penalize employees who defer compensation, as well as penalizing those employees who do not exercise options in favor of those who do. In addition, the lapse of restrictions and acceleration of vesting on equity awards can cause an executive to incur excise tax liability before actually receiving any cash severance payments. The committee believes that CryoLife’s financial exposure pursuant to the gross-up provisions of the change of control agreements is limited, due to the provision of the agreements that limits aggregate severance, separation and similar payments pursuant to the agreements to the equivalent of the officer’s salary, bonus, and guaranteed benefits paid during the three (3) completed fiscal years ended prior to the date of the termination of the officer’s employment. In addition, the committee believes that the gross-up payments are necessary to ensure proper consideration of a change of control by the executives.

In consultation with Mercer and Pearl Meyer, the committee determined that “single trigger” payment provisions did not provide appropriate incentives to CryoLife’s key employees, and as a result, the change of control agreements require both a change of control and termination of employment to have occurred before CryoLife is required to make any payments. The committee approved the larger termination payments for Mr. Lee and Mr. Seery relative to Dr. Heacox and Mr. Fronk based upon their senior officer status and their greater ability to influence decisions regarding whether or not a change of control transaction should be pursued.

Limitations on Severance, Separation, and Benefit Payments

In December 2005, the Board adopted a Bylaw provision limiting severance, separation, and benefit payments for the CEO and other employees at the Vice President level or higher to an amount equaling no more than three times the employee’s base salary, plus bonuses and guaranteed benefits. The Board adopted this provision in connection with the stipulation of settlement CryoLife entered into in connection with a stockholder derivative suit and in order to reduce the amounts CryoLife might be obligated to pay pursuant to change of control or severance arrangements in connection with tax gross-up payments related to excise taxes under Sections 280G and 4999 of the Internal Revenue Code of 1986, as amended. Due to the expiration of the stipulation of settlement in 2009, the Board amended the Bylaws to remove this provision; however, the committee has chosen to retain this restriction in the change of control agreements entered into with each of the named executive officers except Mr. Anderson. The severance and change of control payments under these agreements are discussed at “Potential Payments Upon Termination or Change of Control” starting on page 41. As discussed above under “—Employment Agreements,” CryoLife has amended Mr. Anderson’s employment agreement to remove this limitation.

Perquisites

CryoLife generally does not provide perquisites to its officers without prior committee approval. To the extent that perquisites are incidental to a business-related expense, such as personal use of a business club, the named executive officers are generally required to reimburse CryoLife for any incremental cost. Other than these incidental personal benefits, none of our executives receive any perquisites that are not also provided on a non-discriminatory basis to all full-time employees, except for Mr. Anderson, whose compensation is discussed at “Employment and Change of Control Agreements—Steven G. Anderson” at page 30, and except for airline club memberships we provide for each named executive officer other than Mr. Fronk and customary Christmas gifts valued at less than $500 per person. In keeping with CryoLife’s practice with respect to all full-time employees, executive officers are also eligible to receive certain benefits upon achieving employment milestones, including receiving $5,000 towards a trip and two weeks additional vacation upon reaching 15 years of service with the company and $10,000 towards a trip and two weeks additional vacation upon reaching 20 years of service with the company.

Tax Impact of Compensation Decisions

Section 162(m)

Section 162(m) of the Internal Revenue Code of 1986, as amended, generally sets a limit of $1 million on the amount of compensation, other than certain “performance-based” compensation that complies with the requirements of Section 162(m), that CryoLife may deduct for federal income tax purposes in any given year with respect to the compensation of each of the named executive officers other than the Chief Financial Officer. CryoLife has historically structured its stock option grants to make them exempt from being included in the $1 million aggregate compensation calculation, and the committee intends to continue this practice. In February 2007, the committee established the Executive Incentive Plan, and it adopts a bonus program under the plan in February of each year. After careful review, the committee has determined that only Mr. Anderson might reasonably be expected to have any likelihood of exceeding the $1 million dollar deductibility limit of Section 162(m) in 2010, and that the amount by which he is likely to exceed that limit, if at all, is not expected to be material to CryoLife. Accordingly, the committee has determined not to attempt to qualify compensation under the Executive Incentive Plan and related bonus programs for an exemption from the $1 million deductibility limit of Section 162(m) at this time. The committee intends to separately consider the issue of deductibility under Section 162(m) with respect to all future executive bonus plans and other relevant compensation decisions. The application of Section

162(m) did not influence the committee’s allocation of compensation among the various short and long-term compensation components during 2009.

Section 409A

Since Section 409A of the Code, which deals with deferred compensation arrangements, was enacted, the committee’s policy has been to structure all executive compensation arrangements, to the extent feasible, to comply with the provisions of Section 409A so that the executives do not have to pay additional tax and CryoLife does not incur additional withholding obligations. The committee intends to continue this practice and has amended all of the named executive officers’ currently outstanding employment agreements and/or change of control agreements in order to bring them into compliance with Section 409A.

CONCLUSION

The committee believes that the mix of compensation elements discussed above represents a balance that has motivated and will continue to motivate CryoLife’s management team to produce the best results possible given current regulatory and market challenges, overall economic conditions, and the difficulty of predicting CryoLife’s performance in the short term. The committee will continue to evaluate all elements of compensation on at least an annual basis, however, to ensure that total compensation, as well as each element thereof, remains competitive and fair, in light of all relevant factors, and that CryoLife’s compensation programs continue to provide appropriate incentives to further CryoLife’s overall compensation and business objectives without encouraging excessive or inappropriate risk taking.

COMPENSATION COMMITTEE REPORT

The Compensation Committee reviewed and discussed the Compensation Discussion & Analysis with management. In reliance on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion & Analysis be included in CryoLife’s Annual Report on Form 10-K for the year ended December 31, 2009, and CryoLife’s 2010 Proxy Statement on Schedule 14A, for filing with the Securities and Exchange Commission.

COMPENSATION COMMITTEE:

RONALD C. ELKINS, M.D., CHAIRMAN THOMAS F. ACKERMAN* JOHN M. COOK** RONALD D. MCCALL***

*	Compensation Committee member through May 19, 2009
**	Mr. Cook will retire from the Board on May 20, 2010.
***	Compensation Committee member beginning May 19, 2009

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($)		Option Awards ($)		Non-Equity Incentive Plan Compensation ($)		Change in Pension Value and Non-qualified Deferred Compensation Earnings ($)		All Other Compensation ($)		Total ($)
(a)	(b)	(c)	(d)		(e)		(f)		(g)		(h)		(i)		(j)
Steven G. Anderson Chairman of the Board, President, and Chief Executive Officer	2009	$619,229	$92,884	(1)	$175,525	(2)	$300,000	(3)	$212,815	(4)	$41,894	(5)	$33,370	(6)	$1,475,717
	2008	$618,228	$88,240	(7)	$96,263	(8)	$276,038	(9)	$334,718	(10)	$45,266	(11)	$34,022	(12)	$1,492,775
	2007	$600,000	$63,000	(13)	$270,813	(14)	$250,538	(15)	$345,281	(16)	$733,362	(17)	$28,448	(18)	$2,291,442

D. Ashley Lee Executive Vice President, Chief Operating Officer, and Chief Financial Officer	2009	$350,897	$44,739	(1)	$103,250	(2)	$90,000	(3)	$120,595	(4)	—		$15,037	(19)	$724,518
	2008	$349,405	$42,108	(7)	$56,625	(8)	$162,375	(9)	$189,673	(10)	—		$14,820	(20)	$815,006
	2007	$340,000	$35,700	(13)	$155,524	(14)	$147,375	(15)	$195,659	(16)	—		$4,500	(21)	$878,758

Gerald B. Seery Senior Vice President, Sales and Marketing	2009	$275,000	$24,750	(1)	$61,950	(2)	$54,000	(3)	$63,007	(4)	—		$4,123	(21)	$482,830
	2008	$271,575	$21,656	(7)	$33,975	(8)	$97,425	(9)	$80,553	(10)	—		$4,516	(21)	$509,700
	2007	$250,000	$15,313	(13)	$80,724	(14)	$88,425	(15)	$94,133	(16)	—		$4,472	(21)	$533,067

Albert E. Heacox, Ph.D. Senior Vice President, Research and Development	2009	$281,589	$23,935	(1)	$61,950	(2)	$54,000	(3)	$64,517	(4)	—		$4,900	(21)	$490,891
	2008	$280,759	$22,175	(7)	$33,975	(8)	$97,425	(9)	$88,789	(10)	—		$4,600	(21)	$527,723
	2007	$265,650	$16,274	(13)	$85,666	(14)	$88,425	(15)	$104,692	(16)	—		$4,429	(21)	$565,136

David M. Fronk Vice President, Regulatory Affairs and Quality Assurance	2009	$254,400	$24,168	(1)	$41,300	(2)	$36,000	(3)	$58,288	(4)	—		$4,900	(21)	$419,056
	2008	$252,427	$17,172	(7)	$22,650	(8)	$64,950	(9)	$68,757	(10)	—		$4,600	(21)	$430,556
	2007	$240,000	$12,600	(13)	$64,739	(14)	$58,950	(15)	$85,856	(16)	—		$4,400	(21)	$466,545

(1)	These amounts represent the personal performance component of the award that we made pursuant to the 2009 bonus program under the 2007 Executive Incentive Plan, which we paid 100% in cash in February 2010.
(2)	These amounts represent the aggregate grant date fair value of the restricted stock awards granted in 2009, as calculated in accordance with FASB ASC Topic 718. The awards were issued on February 16, 2009 and were valued at $8.26 per share, the fair market value on that date.
(3)	These amounts represent the aggregate grant date fair value of the option awards granted in 2009, as calculated in accordance with FASB ASC Topic 718. The awards were issued on February 23, 2009. See Note 8 of the Notes to Consolidated Financial Statements filed with CryoLife’s annual report on Form 10-K for the year ended December 31, 2009 for assumptions we used in valuing the option awards.
(4)	These amounts represent the adjusted revenue and adjusted net income performance components of the awards earned pursuant to the 2009 bonus program under the 2007 Executive Incentive Plan. We paid all of these awards 100% in cash in February 2010.
(5)

The amount shown represents the sum of the change in the actuarial present value from December 31, 2008 to December 31, 2009 of Mr. Anderson’s accumulated benefit under his post-employment medical plan, which is discussed further at “Post-Employment Medical Plan for Steven G. Anderson” under “Pension

Benefits” on page 41 and the change in the actuarial present value of Mr. Anderson’s accumulated benefit under his retirement severance benefit, which is discussed further at “Retirement Severance Benefit” under “Pension Benefits” also on page 41.

(6)	This amount includes our matching contribution of $4,900 to the CryoLife 401K plan. Also includes reimbursement of dues and business expenses at certain private clubs and auto and gas expense reimbursement.
(7)	These amounts represent the personal performance component of the award that we made pursuant to the 2008 bonus program under the 2007 Executive Incentive Plan, which we paid 100% in cash in February 2009.
(8)	These amounts represent the aggregate grant date fair value of the restricted stock awards granted in 2008, as calculated in accordance with FASB ASC Topic 718. The awards were issued on February 19, 2008 and were valued at $9.06 per share, the fair market value on that date.
(9)	These amounts represent the aggregate grant date fair value of the option awards granted in 2008, as calculated in accordance with FASB ASC Topic 718. The awards were issued on February 25, 2008. See Note 9 of the Notes to Consolidated Financial Statements filed with CryoLife’s annual report on Form 10-K for the year ended December 31, 2008 for assumptions we used in valuing the option awards.
(10)	These amounts represent the adjusted revenue and adjusted net income performance components of the awards earned pursuant to the 2008 bonus program under the 2007 Executive Incentive Plan. We paid all of these awards 100% in cash in February 2009.
(11)	The amount shown represents the sum of the change in the actuarial present value from December 31, 2007 to December 31, 2008 of Mr. Anderson’s accumulated benefit under his post-employment medical plan, which is discussed further at “Post-Employment Medical Plan for Steven G. Anderson” under “Pension Benefits” on page 41 and the change in the actuarial present value of Mr. Anderson’s accumulated benefit under his retirement severance benefit, which is discussed further at “Retirement Severance Benefit” under “Pension Benefits” also on page 41.
(12)	This amount includes our matching contribution of $4,600 to the CryoLife 401K plan. Also includes reimbursement of dues and business expenses at certain private clubs, auto and gas expense reimbursement, and a holiday gift basket.
(13)	These amounts represent the cash portion of the personal performance component of the award that we made pursuant to the 2007 bonus program under the 2007 Executive Incentive Plan, which we paid in February 2008. We paid the personal performance component of the bonus award 70% in cash and 30% in stock, with the stock valued at $9.73 per share, the closing price of our common stock on the date of issuance, February 25, 2008.
(14)	These amounts represent the aggregate grant date fair value of the restricted stock awards granted in 2007 and the unrestricted stock awards issued under the 2007 bonus program under the 2007 Executive Incentive Plan, calculated in accordance with FASB ASC Topic 718. We valued the restricted shares at $9.02 per share, the fair value on the date of issuance, February 14, 2007. We paid the bonus award pursuant to the 2007 bonus program under the 2007 Executive Incentive Plan 70% in cash and 30% in stock, with the stock valued at $9.73 per share, the fair value on the date of issuance, February 25, 2008.
(15)	These amounts represent the aggregate grant date fair value of the option awards granted in 2007, as calculated in accordance with FASB ASC Topic 718. The awards were issued on February 23, 2007. See Note 9 of the Notes to Consolidated Financial Statements filed with CryoLife’s annual report on Form 10-K for the year ended December 31, 2007 for assumptions we used in valuing the option awards.
(16)	These amounts represent the cash portion of the adjusted revenue and adjusted net income performance components of the awards earned pursuant to the 2007 bonus program under the 2007 Executive Incentive Plan, as well as the cash portion of the additional adjusted net income performance-based bonus awards earned pursuant to the 2007 bonus program under the 2007 Executive Incentive Plan. We paid all of these awards in February 2008. We paid the adjusted revenue and adjusted net income performance components of the bonus award, as well as the additional adjusted net income performance-based bonus, 70% in cash and 30% in stock. We valued the stock portion of these awards at $9.73 per share, the fair value on the date of issuance, February 25, 2008.
(17)	The amount shown represents the sum of the change in the actuarial present value from December 31, 2006 to December 31, 2007 of Mr. Anderson’s accumulated benefit under his post-employment medical plan, which is discussed further at “Post-Employment Medical Plan for Steven G. Anderson” under “Pension Benefits” on page 41 and the change in the actuarial present value of Mr. Anderson’s accumulated benefit under his retirement severance benefit, which is discussed further at “Retirement Severance Benefit” under “Pension Benefits” also on page 41.
(18)	This amount represents our matching contribution of $4,500 to the CryoLife 401K plan, as well as reimbursement of dues and business expenses at certain private clubs, auto and gas expense reimbursement, and a holiday gift basket.
(19)	This amount includes our matching contribution of $4,900 to the CryoLife 401K plan, as well as reimbursement of dues and business expenses at certain private clubs.
(20)	This amount includes our matching contribution of $4,600 to the CryoLife 401K plan, as well as reimbursement of dues and business expenses at certain private clubs and a holiday gift basket.
(21)	These amounts represent our matching contributions to the CryoLife 401K plan. We provided each named executive officer other than Mr. Anderson in each year shown above and Mr. Lee in 2009 and 2008 with perquisites and other personal benefits valued at less than $10,000 in each year.

GRANTS OF PLAN-BASED AWARDS (1)

Name (a)	Grant Date (b)		Committee Action Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Possible Payouts Under Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#) (i)	All Other Option Awards: Number of Securities Underlying Options (#) (j)	Exercise or Base Price of Option Awards ($/Sh) (k)	Closing Market Price on Committee Action Date ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($) (l)
				Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold ($) (f)	Target ($) (g)	Maximum ($) (h)

Steven G. Anderson	2/16/09	(2)	2/16/09	163,477	297,230	(3)
	2/16/09	(4)	2/16/09							21,250				175,525
	2/23/09	(5)	2/16/09								125,000	4.83	8.26	300,000

D. Ashley Lee	2/16/09	(2)	2/16/09	92,637	168,431	(3)
	2/16/09	(4)	2/16/09							12,500				103,250
	2/23/09	(5)	2/16/09								37,500	4.83	8.26	90,000

Gerald B. Seery	2/16/09	(2)	2/16/09	48,400	88,000	(3)
	2/16/09	(4)	2/16/09							7,500				61,950
	2/23/09	(5)	2/16/09								22,500	4.83	8.26	54,000

Albert E. Heacox, PhD.	2/16/09	(2)	2/16/09	49,560	90,109	(3)
	2/16/09	(4)	2/16/09							7,500				61,950
	2/23/09	(5)	2/16/09								22,500	4.83	8.26	54,000

David M. Fronk	2/16/09	(2)	2/16/09	44,775	81,408	(3)
	2/16/09	(4)	2/16/09							5,000				41,300
	2/23/09	(5)	2/16/09								15,000	4.83	8.26	36,000

(1)	This table provides detail regarding stock options and other equity awards that we granted during fiscal 2009, as well as bonus plan awards that we made during fiscal 2009. The table does not include the stock option and restricted stock grants that we made in February 2010 or the grants that we made pursuant to the 2010 Bonus Program under the 2007 Executive Incentive Plan, as more particularly discussed with respect to each named executive officer at “Compensation Discussion & Analysis” starting on page 15.
(2)	We granted this award pursuant to the 2009 bonus program under the 2007 Executive Incentive Plan adopted by the Board on February 17, 2009. The award also included a personal performance component that is not included in the possible payouts set forth above, as we do not communicate the specific personal performance goals at the time of grant. See “Annual Performance-Based Bonus Plans—2009 Bonus Program” starting on page 35 for a discussion of 2009 bonus awards under the 2007 Executive Incentive Plan.
(3)	Maximum payouts are not calculable as the Compensation Committee removed the cap from the adjusted net income portion of the 2009 bonus program.
(4)	We issued these restricted shares pursuant to our 2004 Employee Stock Incentive Plan. All shares vest on the third anniversary of the grant date if the reporting person remains in the continuous employ of the company.
(5)	We granted these options pursuant to the 2004 Employee Stock Incentive Plan. One-third of the shares became exercisable on the first anniversary of grant, and an additional one-third will become exercisable on each subsequent anniversary thereof until all shares of the option are exercisable on the third anniversary, assuming continuous employment. The exercise price of $4.83 per share is equal to the closing price of the company’s common stock on the New York Stock Exchange on the date of issuance, February 23, 2009. These options have a seven-year term.

Employment and Change of Control Agreements

Steven G. Anderson

Compensation and Basic Terms of Employment

CryoLife is party to an amended and restated employment agreement with Steven G. Anderson. Pursuant to the agreement, CryoLife employs Mr. Anderson in the capacity of Chairman of the Board, President, and Chief Executive Officer. The term of the amended agreement will run through December 31, 2012 and will not automatically renew. The agreement provides for the following compensation:

•

An initial annual base salary of $600,000 increased each year by a minimum amount based on the increase in the cost of living index. This adjustment resulted in Mr. Anderson’s base salary being increased to $619,229 in 2008. There was no increase in 2009, due to a decrease in the cost of living index. Mr. Anderson waived his cost of living increase for 2010.

•

Bonus compensation on terms and in amounts no less favorable to him than those contained in CryoLife’s 2007 Executive Incentive Plan and the 2007 bonus program for Mr. Anderson approved thereunder, with such modifications as may reasonably be imposed for all executive officers and approved by at least two-thirds of CryoLife’s independent Directors; provided that if CryoLife’s CFO advises the Compensation Committee that it would materially and negatively impact CryoLife to pay all or a portion of the bonus in cash, the Compensation Committee may choose to pay the bonus in CryoLife common stock, but only to the extent that such action is taken with respect to all executive officers of CryoLife;

•

Reimbursement of monthly car payments, auto expenses, dues, and business-related expenses at certain social and business clubs, subject to an annual limitation equal to 10% of Mr. Anderson’s base salary;

•

Enrollment in the standard CryoLife medical plan and contributory 401K plan, which includes a CryoLife matching contribution of 20% of Mr. Anderson’s contribution with respect to up to 5% of his base salary, subject to the annual maximum allowed by the Internal Revenue Service;

•	Life insurance coverage of at least two times base pay; Mr. Anderson has currently agreed for this coverage to be limited to $350,000; and

•	30 vacation days each year.

Pursuant to Mr. Anderson’s employment agreement, Mr. Anderson will receive certain compensation upon termination of his employment, other than for cause or upon death or disability, and upon a change of control of CryoLife. The potential payments that CryoLife may make under each scenario are described further at “Potential Payments Upon Termination or Change of Control” starting on page 41.

Non-Compete Commitment

During the term of his employment and for two years after any termination of his employment, Mr. Anderson agrees not to accept a position as a CEO, President, or Chief Operating Officer with, or provide comparable level executive consultation to, any competitors of CryoLife in the cardiac or vascular tissue processing business or biological glue business within the U.S. or the European Union. Mr. Anderson must continue to comply with this non-compete commitment as a condition of receiving any severance payment.

Agreement Not to Solicit

During the term of his employment and for two years after any termination of his employment, Mr. Anderson agrees not to solicit or hire away any person employed by CryoLife or any customer of CryoLife without CryoLife’s prior written consent.

409A Compliance

On November 4, 2008, we entered into an amendment to the employment agreement with Mr. Anderson in order to bring it into compliance with Section 409A of the Internal Revenue Code of 1986, as amended.

D. Ashley Lee, Gerald B. Seery, Albert E. Heacox, Ph.D., and David M. Fronk

CryoLife is not party to an employment agreement with Mr. Lee, Mr. Seery, Dr. Heacox or Mr. Fronk. CryoLife has entered into change of control agreements with Mr. Lee, Mr. Seery, Dr. Heacox and Mr. Fronk that provide that the company will pay to each of them a severance payment if he is terminated by the company without cause or terminates his own employment for good reason for a period extending from six months before to two years after a change of control of CryoLife.

Basic Terms of the Change of Control Agreements

•

The initial term of the agreements ends September 1, 2011, and each agreement renews on September 1, 2011, and every three-year anniversary thereafter, for an additional three-year term, unless CryoLife gives notice at least thirty days prior to the end of the then-current term that the agreement shall not be extended.

•

The severance payment is an amount equal to a multiple of the aggregate of base salary as of the date of termination and bonus compensation for the year in which the termination of employment occurs, or if the bonus for that year has not yet been awarded, the most recently awarded bonus compensation. The multiple for Mr. Lee and Mr. Seery is two times salary and bonus and the multiple for Mr. Fronk and Dr. Heacox is one times base salary and bonus. The potential payments that CryoLife may make under this scenario are described further at “Potential Payments Upon Termination or Change of Control” starting on page 41.

•

Change of control as defined in the agreement means a change in the ownership of CryoLife, a change in the effective control of CryoLife or a change in the ownership of a substantial portion of the assets of CryoLife, as described further at “Potential Payments Upon Termination or Change of Control” starting on page 41.

•	The Agreement is not an employment agreement and each respective officer’s employment is “at will.”

Agreement Not to Solicit

Mr. Lee, Mr. Seery, Dr. Heacox and Mr. Fronk agree not to solicit any actual or prospective customers of CryoLife with whom they have had contact for a competing business or to solicit employees of CryoLife to leave CryoLife and join a competing business during the term of the agreement and for a period of one year following the termination of the agreement. CryoLife is not required to make the severance payment and the officer is required to repay any portion of the severance payment already received if he solicits customers or employees of CryoLife during the term of the agreement and for a period of one year following the termination of the agreement.

Plan-Based Awards

CryoLife granted the awards disclosed in the Grants of Plan-Based Awards table pursuant to:

•	The 2007 Executive Incentive Plan and the 2009 bonus program; and

•	The 2004 Employee Stock Incentive Plan.

The material terms of these plans and CryoLife’s 1998 Long-Term Incentive Plan, 2002 Stock Incentive Plan, and 2009 Employee Stock Incentive Plan are as follows:

2009 Employee Stock Incentive Plan. In February 2009, the Board adopted the 2009 Employee Stock Incentive Plan, which the stockholders approved in May 2009. This Plan authorizes us to grant the following to CryoLife’s employees and officers:

•	Options;

•	Stock appreciation rights;

•	Restricted stock unit awards;

•	Stock unit awards;

•	Restricted stock awards; and

•	Performance shares.

We may award a maximum of 2 million shares of common stock under the 2009 Employee Stock Incentive Plan, subject to certain adjustments. Of these 2 million shares, approximately 1.6 million shares were available for grant as of March 23, 2010. In addition, the 2009 Employee Stock Incentive Plan provides that:

•	We may issue a maximum of 2 million shares subject to options and stock appreciation rights, except as provided below;

•

We may issue up to 500,000 as awards other than options and stock appreciation rights, including restricted stock; provided, however, that more than 500,000 shares may be issued pursuant to such other awards, but only to the extent that each share so issued above 500,000 reduces the total shares available under the 2009 Employee Stock Incentive Plan by 1.5 shares;

•	We may issue no more than 400,000 shares relating to options and stock appreciation rights to any one individual in any given fiscal year; and

•	We may issue no more than 250,000 shares relating to awards other than options and stock appreciation rights to any one individual in any given fiscal year.

The 2009 Employee Stock Incentive Plan terminates in May 2016, unless the Board terminates it before that date. If the Board terminates the 2009 Employee Stock Incentive Plan, although no further awards may be made, the Plan will remain in effect as long as any options, stock appreciation rights, or other stock awards that we granted under the Plan are outstanding.

Terms of 2009 Employee Stock Incentive Plan Awards

We did not make any grants to executives under this plan in 2009. All the stock options that we granted to named executive officers in 2010, we issued pursuant to the 2009 Employee Stock Incentive Plan. The terms of the options granted pursuant to this plan are as follows:

•	All options vest over a three-year period at 33 1/3% per year, beginning on the first anniversary of the grant date;

•	All options have a seven year term;

•	All options have an exercise price equal to the closing price of the common stock on the NYSE on the grant date; and

•

All options expire upon termination of employment, except in the event of disability, death, or normal or early retirement, in which case the term of the option may continue for some time thereafter, but in any event not beyond the original term of the option.

2004 Employee Stock Incentive Plan. On February 24, 2004, the Board adopted the 2004 Employee Stock Incentive Plan, which the stockholders approved in June 2004. This Plan authorizes us to grant the following to CryoLife’s employees and officers:

•	Options;

•	Stock appreciation rights;

•	Restricted stock unit awards;

•	Restricted and unrestricted stock awards; and

•	Stock units.

We may award a maximum of 2 million shares of common stock under the 2004 Employee Stock Incentive Plan, subject to certain adjustments. Of these 2 million shares, approximately 6,000 shares were available for grant as of March 23, 2010. In addition, the 2004 Employee Stock Incentive Plan provides that:

•	We may issue a maximum of 2 million shares subject to options that we intend to be incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended;

•	We may issue a maximum of 400,000 shares as options and stock appreciation rights to any one individual during any consecutive twelve-month period;

•	We may issue a maximum of 2 million shares in the aggregate as stock awards; and

•

We may issue no more than 2 million shares to any one individual during any one fiscal year pursuant to awards that we intend to be “performance-based compensation” as that term is used for purposes of Internal Revenue Code Section 162(m).

The 2004 Employee Stock Incentive Plan terminates in June 2014, unless the Board terminates it before that date. If the Board terminates the 2004 Employee Stock Incentive Plan, although no further awards may be made, the Plan will remain in effect as long as any options, stock appreciation rights, or other stock awards that we granted under the Plan are outstanding. Unless the committee establishes a higher price or establishes a method which determines a higher price at the time the award is granted, the exercise price for each option and stock appreciation right will be equal to 100% of the fair market value of our common stock on the date of grant of the award, determined as the closing price of our common stock on the NYSE on the date of grant.

Terms of 2004 Employee Stock Incentive Plan Awards

All of the restricted stock awards that we granted to named executive officers in 2009 and 2010 were issued under the 2004 Employee Stock Incentive Plan. These awards have the following terms:

•	The restricted stock awards vest on the third anniversary of the grant date if the employee remains continuously employed by CryoLife; and

•

If an employee who was granted a restricted stock award ceases to be employed by CryoLife for any reason, he or she will automatically forfeit any portion of the award that has not vested at the time his or her employment was terminated.

All the stock options that we granted to named executive officers in 2009 we issued pursuant to the 2004 Employee Stock Incentive Plan. The terms of the outstanding options granted to named executive officers pursuant to this plan, are as follows:

•	Options vest evenly over a three to five year period, beginning on the first anniversary of the grant date, with the exception of certain options granted to Mr. Anderson which vested immediately;

•	All options have terms of either five or seven years;

•	All options have an exercise price equal to the closing price of the common stock on the NYSE on the grant date; and

•

All options expire upon termination of employment, except in the event of disability, death, or normal or early retirement, in which case the term of the option may continue for some time thereafter, but in any event not beyond the original term of the option.

2002 Stock Incentive Plan. In March 2002, the Board of Directors adopted the 2002 Stock Incentive Plan, which the stockholders subsequently approved in May 2002. We may grant awards under the 2002 Stock Incentive Plan to employees, officers or Directors of CryoLife and consultants and advisers to CryoLife and its subsidiaries. The 2002 Stock Incentive Plan terminates in March 2012, unless the Board terminates it prior to that date. CryoLife’s 2002 Stock Incentive Plan allows grants of:

•	Options;

•	Stock appreciation rights;

•	Stock units;

•	Performance shares; and

•	Restricted stock awards.

We may grant awards under the 2002 Stock Incentive Plan up to a maximum of 974,000 shares of common stock. Of these 974,000 shares, approximately 223,000 shares were available for grant as of March 23, 2010. In addition, the 2002 Stock Incentive Plan imposes the following limitations:

•	We may issue a maximum of 974,000 shares pursuant to options that we intend to be incentive stock options under Section 422 of the Internal Revenue Code;

•	We may issue a maximum of 100,000 shares as options and stock appreciation rights to any one individual during any consecutive twelve-month period;

•	We may issue a maximum of 100,000 shares in the aggregate as stock awards; and

•

We may pay a maximum of $400,000 as an award to any one individual for any performance goals established for any performance period (including the fair market value of stock subject to awards denominated in shares).

Terms of 2002 Stock Incentive Plan Awards

We did not make any grants to named executive officers under this plan in 2009. The outstanding option granted to a named executive officer pursuant to this plan has the following terms:

•	The option vests completely after an approximately three-year period;

•	The option has a ten-year term;

•	The option has an exercise price equal to the closing price of the common stock on the NYSE on the grant date; and

•

The option expires upon termination of employment, except in the event of disability, death, or normal or early retirement, in which case the term of the option may continue for some time thereafter, but in any event not beyond the original term of the option.

1998 Long-Term Incentive Plan. In December 1997, the Board of Directors adopted the CryoLife 1998 Long-Term Incentive Plan, which the stockholders subsequently approved in May 1998. The 1998 Long-Term Incentive Plan was amended in 2000 and allowed us to grant options, stock appreciation rights, and other awards with respect to up to a maximum of 900,000 shares of common stock, subject to certain adjustments. This Plan terminated in 2008, and we may not make any additional grants under it.

The terms of the outstanding options granted to named executive officers pursuant to this plan are as follows:

•

Options vest evenly over a three to five year period, beginning on the first anniversary of the grant date, with the exception of certain options granted to Mr. Anderson, which vest completely after either a nine or 10 year period;

•	All options have terms of either five and one-half or seven years, except certain options granted to Mr. Anderson that have a 10 year term;

•	All options have an exercise price equal to the average of the high and low sales price of the common stock on the NYSE on the grant date; and

•

These options expire upon termination of employment, except in the event of disability, death , or normal or early retirement, in which case the term of the option may continue for some time thereafter, but in any event not beyond the original term of the option.

Annual Performance-Based Bonus Plans

2009 Bonus Program

The 2009 bonus program under the 2007 Executive Incentive Plan provided for bonuses of a percentage of participants’ weighted average 2009 base salaries, varying among participants, based on three areas:

•	Adjusted revenues;

•	Adjusted net income; and

•	Personal performance rating.

All bonus criteria related to company and individual performance for the full 2009 fiscal year. We paid all bonuses 100% in cash in February 2010. See the tables below at Adjusted Revenues and Adjusted Net Income for a description of the calculation of adjusted revenues and adjusted net income.

Adjusted Revenues

Each named executive officer could earn a bonus of up to a specified percentage of his 2009 base salary based on CryoLife achieving 2009 adjusted revenues in the range of $106,200,000 to $132,774,000. The adjusted revenues target for this plan was $118,000,000. No bonus was payable if the specified minimum adjusted revenues goal was not met.

2009 Bonus Named Executive Officer Could Earn as Percentage of His Base Salary

Name	Adjusted Revenues* of $106,200,000 (Minimum)	Adjusted Revenues* of $118,000,000 (Target)	Adjusted Revenues* of $132,774,000 (Maximum)
Steven G. Anderson	14.4%	24%	36%

D. Ashley Lee	14.4%	24%	36%

Gerald B. Seery	9.6%	16%	24%

Albert E. Heacox	9.6%	16%	24%

David M. Fronk	9.6%	16%	24%

*	Adjusted revenues were fiscal 2009 revenues from cardiac and vascular preservation services, BioGlue and related product sales, and Hemostase sales.

2009 Bonus Actually Earned by Named Executive Officer Based on Company Actual

Adjusted Revenues of $110,004,000

Name	Bonus Earned	Bonus Earned as Percentage of Base Salary
Steven G. Anderson	$108,333	17.5%

D. Ashley Lee	$61,389	17.5%

Gerald B. Seery	$32,073	11.7%

Albert E. Heacox	$32,842	11.7%

David M. Fronk	$29,672	11.7%

Adjusted Net Income

Each named executive officer could earn a bonus of up to a specified percentage of his 2009 base salary based on the company achieving 2009 adjusted net income of at least $17,329,000. The adjusted net income target for this plan was $21,661,000. No bonus was payable if the specified minimum adjusted net income goal was not met. The adjusted net income component of the 2009 bonus program did not have a maximum performance level and the amount of the adjusted net income portion of the bonus was not capped.

2009 Bonus Named Executive Officer Could Earn as Percentage of His Base Salary

Name	Adjusted Net Income* of $17,329,000 (Minimum)	Adjusted Net Income* of $21,661,000 (Target)
Steven G. Anderson	12%	24%

D. Ashley Lee	12%	24%

Gerald B. Seery	8%	16%

Albert E. Heacox	8%	16%

David M. Fronk	8%	16%

* Adjusted net income was defined as GAAP net income for 2009, exclusive of :

• Interest income and expense;

• Stock compensation expense, other than stock compensation expense related to the bonus program itself, if applicable;

• Research and development expense, other than that portion of research and development expense pertaining to salaries and related expenses;

• Other income and expense;

• Income taxes; and

• Expenses related to acquisitions.

2009 Bonus Earned by Named Executive Officers Based on Company Actual

Adjusted Net Income* of $19,088,000

Name	Bonus Earned	Bonus Earned as Percentage of Base Salary
Steven G. Anderson	$104,482	16.9%

D. Ashley Lee	$59,206	16.9%

Gerald B. Seery	$30,934	11.2%

Albert E. Heacox	$31,675	11.2%

David M. Fronk	$28,616	11.2%

Personal Performance

Each named executive officer could earn a bonus based on his personal performance rating. With respect to each named executive officer, the committee determines the personal performance rating of 1-5, with a rating of 1 resulting in the highest bonus payable. Mr. Anderson provides performance reviews of the named executive officers, other than himself, to the committee to aid the committee in determining performance ratings.

2009 Personal Performance Bonus Named Executive Officer Could Earn as Percentage of His Base Salary

Name	Rating of 4 or 5	Rating of 3 (Minimum)	Rating of 2	Rating of 1 (Maximum)
Steven G. Anderson	0%	12%	13.5%	15%

D. Ashley Lee	0%	12%	13.5%	15%

Gerald B. Seery	0%	8%	9%	10%

Albert E. Heacox	0%	8%	9%	10%

David M. Fronk	0%	8%	9%	10%

2009 Additional Bonus Earned by Named Executive Officer Based on Named Executive

Officer’s Performance Rating

Name	Performance Rating	Bonus Earned*	Bonus Earned as Percentage of Base Salary
Steven G. Anderson	1	$92,884	15%

D. Ashley Lee	2.5	$44,739	12.7%

Gerald B. Seery	2	$24,750	9%

Albert E. Heacox	2.5	$23,935	8.5%

David M. Fronk	1.5	$24,168	9.5%

2010 Bonus Program

The 2010 bonus program under the 2007 Executive Incentive Plan provides for bonuses of a percentage of participants’ weighted average 2010 base salaries, varying among participants, based on the same three performance categories as the 2009 bonus program. However, the revenue computation includes revenue from BioFoam in addition to the revenue components included in 2009.

As with the 2009 bonus program, all bonus criteria relate to company and individual performance for the full fiscal year. All bonuses will be paid 100% in cash, subject to the discretion of the committee to pay a portion of the bonus in stock.

Adjusted Revenues

Each named executive officer can earn a bonus of up to a specified percentage of his base salary based on CryoLife achieving 2010 adjusted revenues in the range of $113,420,000 to $129,710,000. No bonus is payable if the specified minimum adjusted revenues goal is not met.

Potential Adjusted Revenue Bonus Payouts Under 2010 program

Name	Adjusted Revenues of $113,420,000 (Minimum)	Adjusted Revenues (Target)	Adjusted Revenues of $129,710,000 (Maximum)
Steven G. Anderson	14.4%	24%	36%

D. Ashley Lee	14.4%	24%	36%

Gerald B. Seery	9.6%	16%	24%

Albert E. Heacox	9.6%	16%	24%

David M. Fronk	9.6%	16%	24%

Adjusted Net Income

Each named executive officer can earn a bonus equal to a specified percentage of his base salary based on the company achieving specified adjusted net income levels. No bonus is payable if the specified minimum adjusted net income goal is not met, and there is no cap on the bonus. Additional levels of performance above the target pay additional proportionate bonus amounts.

Potential Adjusted Net Income Bonus Payouts Under 2010 Program

Name	Minimum	Target
Steven G. Anderson	12%	24%

D. Ashley Lee	12%	24%

Gerald B. Seery	8%	16%

Albert E. Heacox	8%	16%

David M. Fronk	8%	16%

Personal Performance

As with the 2009 bonus program, each named executive officer can earn a bonus based on his personal performance review. The potential percentage bonuses payable, and the standards for the performance ratings, remain the same for the 2010 program as under the 2009 program. See “Compensation Discussion & Analysis—2010 Bonus Program” at page 20.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2009 (1)

Option Awards						Stock Awards
Name (a)	Number of Securities Underlying Unexercised Options Exercisable (#) (b)	Number of Securities Underlying Unexercised Options Unexercisable (#) (c)		Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of shares or units of stock that have not vested (#) (g)		Market Value of shares or units of stock that have not vested ($) (h)		Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#) (i)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($) (j)

Steven G. Anderson	36,100	27,400	(2)	$4.2500	8/21/2011
	10,000	—		$5.0300	5/4/2011
	10,000	—		$7.6300	6/3/2010
	15,000	—		$11.6300	5/26/2010
	3,584	—		$27.9000	5/29/2012
	15,000	—		$29.1500	12/7/2010
	3,240	—		$30.8560	5/17/2011
	42,500	21,250	(3)	$8.7000	2/23/2014
	21,250	42,500	(4)	$9.7300	2/25/2015
	—	125,000	(5)	$4.8300	2/23/2016
						10,625	(9)	$68,213	(9)
						10,625	(10)	$68,213	(10)
						21,250	(11)	$136,425	(11)

D. Ashley Lee	—	17,200	(2)	$4.2500	8/21/2011
	25,000	12,500	(3)	$8.7000	2/23/2014
	12,500	25,000	(4)	$9.7300	2/25/2015
	—	37,500	(5)	$4.8300	2/23/2016
	130,000	100,000	(6)	$5.0300	11/4/2011
						6,250	(9)	$40,125	(9)
						6,250	(10)	$40,125	(10)
						12,500	(11)	$80,250	(11)

Gerald B. Seery	12,900	8,600	(2)	$4.2500	8/21/2011
	15,000	7,500	(3)	$8.7000	2/23/2014
	7,500	15,000	(4)	$9.7300	2/25/2015
	—	22,500	(5)	$4.8300	2/23/2016
	60,000	40,000	(7)	$5.7950	2/7/2012
						3,750	(9)	$24,075	(9)
						3,750	(10)	$24,075	(10)
						7,500	(11)	$48,150	(11)

Albert E. Heacox	5,150	10,300	(2)	$4.2500	8/21/2011
	14,531	7,500	(3)	$8.7000	2/23/2014
	7,500	15,000	(4)	$9.7300	2/25/2015
	—	22,500	(5)	$4.8300	2/23/2016
	11,183	20,000	(7)	$5.7950	2/7/2012
						3,750	(9)	$24,075	(9)
						3,750	(10)	$24,075	(10)
						7,500	(11)	$48,150	(11)

David M. Fronk	6,880	6,880	(2)	$4.2500	8/21/2011
	10,000	5,000	(3)	$8.7000	2/23/2014
	5,000	10,000	(4)	$9.7300	2/25/2015
	—	15,000	(5)	$4.8300	2/23/2016
	28,897	20,000	(7)	$5.7950	2/7/2012
	2,000	1,000	(8)	$6.1600	11/2/2010
						2,500	(9)	$16,050	(9)
						2,500	(10)	$16,050	(10)
						5,000	(11)	$32,100	(11)

(1)	This table does not include the restricted stock and stock options granted on February 15, 2010 that were effective as of February 22, 2010. See “Compensation Discussion & Analysis” starting on page 15 for further discussion of these grants.
(2)	One-half of the options vest on each of February 21, 2010 and February 21, 2011, assuming continuous employment.

(3)	The options vest on February 23, 2010, assuming continuous employment.
(4)	One-half of the options vest on each of February 25, 2010 and February 25, 2011, assuming continuous employment.
(5)	One-third of the options vest on each of February 23, 2010, February 23, 2011, and February 23, 2012, assuming continuous employment.
(6)	One-half of the options vest on each of May 4 2010 and May 4 2011, assuming continued employment.
(7)	One-half of the options vest on each of August 7, 2010 and August 7, 2011, assuming continuous employment.
(8)	The options vest on May 2, 2010, assuming continuous employment.
(9)	The restricted stock vested on February 14, 2010. Market value is based on the closing price of the company’s common stock on the NYSE on December 31, 2009 of $6.42.
(10)	The restricted stock will vest on February 14, 2011, assuming continuous employment. Market value is based on the closing price of the company’s common stock on the NYSE on December 31, 2009 of $6.42.
(11)	The restricted stock will vest on February 16, 2012, assuming continuous employment. Market value is based on the closing price of the company’s common stock on the NYSE on December 31, 2009 of $6.42.

OPTION EXERCISES AND STOCK VESTED (1)

	Option Awards		Stock Awards
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise (2) ($) (c)	Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting ($) (e)

Steven G. Anderson	10,000	$23,600	—	—

D. Ashley Lee	34,800	$117,317	—	—

Gerald B. Seery	—	—	—	—

Albert E. Heacox	6,000	$1,860	—	—

David M. Fronk	6,000	$12,300	—	—

(1)	This table provides information regarding stock option exercises and vesting of restricted stock during 2009.
(2)	Value Realized on Exercise is equal to the number of shares acquired multiplied by the difference between the exercise price and the closing price on the NYSE on the date of exercise, as detailed in the table below, without regard to any proceeds that may have been received upon any sale of the underlying shares:

STOCK OPTION EXERCISE DETAIL

Name	Shares Subject to Option	Exercise Price	Exercise Date	Closing Price on the NYSE on Date of Exercise

Steven G. Anderson	10,000	$5.3600	8/20/2009	$7.7200

D. Ashley Lee	16,610	$4.2500	8/24/2009	$7.9600
	9,190	$4.2500	8/25/2009	$7.6400
	3,000	$5.3600	8/25/2009	$7.6400
	6,000	$5.3600	9/15/2009	$8.3100

Gerald B. Seery	—	—	—	—

Albert E. Heacox	6,000	$5.3600	11/4/2009	$5.6700

David M. Fronk	6,000	$5.3600	8/19/2009	$7.4100

PENSION BENEFITS AT DECEMBER 31, 2009 (1)

All calculations in the following table are as of December 31, 2009, the last business day of CryoLife’s 2009 fiscal year.

Name (a)	Plan Name (b)	Number of Years Credited Service (#) (c)	Present Value of Accumulated Benefit ($) (d)		Payments During Last Fiscal Year ($) (e)

Steven G. Anderson	Post-Employment Medical Plan	N/A	$92,195	(1)	—

	Retirement Severance Benefit	N/A	$1,919,348	(2)	—

(1)	CryoLife does not maintain any plans providing for payments or other benefits at, following, or in connection with retirement for Mr. Lee, Mr. Seery, Dr. Heacox, or Mr. Fronk.
(2)	The amount shown represents the actuarial present value of Mr. Anderson’s accumulated benefit under the Post-Employment Medical Plan included in his employment agreement, computed as of December 31, 2009, which is the measurement date used for financial statement reporting purposes with respect to CryoLife’s audited financial statements for 2009. See “Post-Employment Medical Plan for Steven G. Anderson” below for the assumptions applied in quantifying the present value of the current accrued benefit.
(3)	The amount shown represents the actuarial present value of Mr. Anderson’s accumulated benefit under the Retirement Severance Benefit included in his employment agreement, computed as of December 31, 2009, which is the measurement date used for financial statement reporting purposes with respect to CryoLife’s audited financial statements for 2009. Consistent with the methodology customarily applied to present value calculations for accounting, we discounted Mr. Anderson’s 24 month payment stream based on our incremental borrowing rate of 3.25% at December 31, 2009.

Post-Employment Medical Plan for Steven G. Anderson

Mr. Anderson’s employment agreement provides that upon certain terminations of Mr. Anderson’s employment, including retirement, CryoLife will continue to provide medical benefits to Mr. Anderson and his wife, Ann B. Anderson, for the remainder of their lives. In quantifying the present value of the current accumulated benefit for the Post-Employment Medical Plan for Steven G. Anderson, CryoLife used a measurement date of December 31, 2009. To calculate mortality, CryoLife used the 1994 Group Annuity Mortality Table with Projection Scale AA (post retirement only). The applicable discount rate was 5.46%. CryoLife assumed that Mr. Anderson would retire two years from the measurement date. CryoLife assumed no possibility of termination prior to that time. Salary increase was irrelevant since the benefits are not salary related. CryoLife developed the starting claims cost using the Reden & Anders Commercial Comprehensive Pricing Model, factoring in the plan provisions currently in effect. The starting claims cost for a 71 year old participant is approximately $12,650 before taking Medicare into account.

See “Potential Payments Upon Termination or Change of Control” below for further discussion of the material terms and conditions of payments and benefits payable under this plan.

Retirement Severance Benefit

Pursuant to his employment agreement, Mr. Anderson may voluntarily terminate his employment at any time for reason of retirement. The agreement defines retirement as cessation by Mr. Anderson of full-time employment of any kind. Upon retirement, CryoLife will pay Mr. Anderson a severance payment equal to $1,985,000. See “Potential Payments Upon Termination or Change of Control” below for further discussion of the material terms and conditions of payments and benefits payable under this retirement severance benefit.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

We have entered into certain agreements and maintain certain plans that will require us to provide compensation to the named executive officers in the event of specified terminations of their employment or upon a change of control of CryoLife. The amount of compensation we would be required to pay to each named executive officer in each situation is listed in the tables below. Amounts we have included in the tables are estimates and are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed below, any actual amounts paid or distributed may differ materially. Factors that could affect these amounts include the timing during the year of any such event, the amount of future bonuses, the future stock price of CryoLife, and with respect to Mr. Anderson, his and his spouse’s ages and life expectancies. All of the tables listed in this section assume that the relevant termination or change of control event occurred on December 31, 2009, the last business day of CryoLife’s 2009 fiscal year.

Steven G. Anderson, Chairman of the Board, President, and Chief Executive Officer (1)

Executive Benefits and Payments Upon Termination

	Voluntary Retirement		Good Reason or Involuntary Not for Cause Termination		For Cause Termination		Death		Disability		Change of Control Without Regard to Termination		Certain Termination Events Following a Change of Control
Cash Compensation	$1,985,000	(2)	$1,985,000	(2)	—		—		$1,985,000	(2)	$1,042,187	(3)	$3,027,187	(4)

Accelerated Stock Options	—		—		—		—		—		$258,208	(5)	$258,208	(5)

Accrued Vacation Pay	$34,534	(6)	$34,534	(6)	$34,534	(6)	$34,534	(6)	$34,534	(6)	—		$34,534	(6)

Medical Benefits	$194,994	(7)	$194,994	(7)	—		$109,587	(8)	$194,994	(7)	—		$194,994	(7)

Vested Stock Options	$92,237	(9)	$92,237	(9)	$92,237	(9)	$92,237	(9)	$92,237	(9)	$92,237	(9)	$92,237	(9)

Accelerated Restricted Stock	—		—		—		—		—		$272,850	(10)	$272,850	(10)

280G Tax Gross-up	—		—		—		—		—		—		$1,104,585	(11)

Total:	$2,306,765		$2,306,765		$126,771		$236,358		$2,306,765		$1,665,482		$4,984,595

(1)	This table assumes all termination and change of control events occurred as of December 31, 2009.
(2)	Mr. Anderson’s employment agreement provides for a severance payment equal to $1,985,000 upon termination of his employment due to expiration of the employment agreement, voluntary retirement, or disability, or upon his termination of the agreement for good reason, to be paid in 24 equal monthly installments over the two year period following the termination date.
(3)	The amount shown is equal to one times the sum of Mr. Anderson’s 2009 salary and 2008 bonus, which was paid in cash in February 2009. If the change of control had occurred on or after February 15, 2010, the date on which the Compensation Committee approved payment of bonuses for 2009, the amount shown would have been $924,928, which is equal to one times the sum of Mr. Anderson’s 2010 base salary and his 2009 bonus.
(4)	The amount shown is the sum of $1,985,000 and one times the sum of Mr. Anderson’s 2009 salary and 2008 bonus, which was paid in cash in February 2009. This amount assumes that following a change of control Mr. Anderson retired or terminated his employment for good reason, or we terminated him because of disability or without cause. Mr. Anderson would also receive the amount shown if we terminated his employment without cause at any time within the 12 months prior to the change of control. If the change of control had occurred on or after February 15, 2010, the date on which the Compensation Committee approved payment of bonuses for 2009, the amount to be paid to him would have been $2,909,928, which is equal to $1,985,000 plus Mr. Anderson’s 2010 base salary and his 2009 bonus.
(5)	The 2002 Stock Incentive Plan and the 2004 Employee Stock Incentive Plan provide that the exercisability of outstanding options accelerates upon a change of control. The 1998 Long-Term Incentive Plan provides that the exercisability of outstanding options accelerates upon a change of control if the Compensation Committee does not determine otherwise. As of December 31, 2009, no grants had been made to Mr. Anderson under the 2009 Employee Stock Incentive Plan. The value of the accelerated options is calculated as the difference between the exercise price of the options and the closing price of our common stock on the NYSE as of December 31, 2009 of $6.42.
(6)	The amount shown represents payment of $297.71 per accumulated hour of vacation pay that Mr. Anderson had not taken as of December 31, 2009. Mr. Anderson had 116 accumulated hours of vacation as of December 31, 2009.

(7)	Under the terms of Mr. Anderson’s employment agreement, if Mr. Anderson voluntarily retires, terminates his employment for good reason, or we terminate him without cause or because of disability, we will continue to provide major medical insurance benefits to Mr. Anderson and his wife, Ann B. Anderson, for the duration of their lives, not to exceed $30,000 per year, increased by the Consumer Price Index using November 2, 2009 as the base date. We used the assumptions discussed at “Post-Employment Medical Plan for Steven G. Anderson” under “Pension Benefits” on page 41 when valuing this benefit, except that we did not utilize a discount rate.
(8)	Under the terms of Mr. Anderson’s employment agreement, in the event of Mr. Anderson’s death, CryoLife will continue to provide major medical insurance benefits to Mr. Anderson’s wife, Ann B. Anderson, for the duration of her life, not to exceed $30,000 per year, increased by the Consumer Price Index using November 2, 2009 as the base date. We used the assumptions discussed at “Post-Employment Medical Plan for Steven G. Anderson” under “Pension Benefits” on page 41 when valuing this benefit, except that we did not utilize a discount rate.
(9)	The value of the stock options that were already vested prior to the termination event is calculated as the difference between the exercise price of the options and the closing price of our common stock on the NYSE on December 31, 2009 of $6.42.
(10)	As of December 31, 2009, we had issued all outstanding shares of restricted stock under the 2004 Employee Stock Incentive Plan. The 2004 Employee Stock Incentive Plan provides that all unvested shares of restricted stock become fully vested upon a change of control. The accelerated restricted stock is valued at the closing price of our common stock on the NYSE on December 31, 2009 of $6.42.
(11)	The amount shown represents the estimated amount to be paid to reimburse Mr. Anderson for excise taxes arising as a result of the payments disclosed in this table.

Change of Control

Mr. Anderson’s employment agreement dictates the payments Mr. Anderson will receive if a change of control occurs. Upon the occurrence of a change of control, we will pay Mr. Anderson a retention payment equal to his salary and bonus for the year in which the change of control occurs, provided that he either remains employed by us at that time, or if he is not so employed, that we terminated him without cause within 12 months before the change of control. If a change of control occurs before we award the bonus for that year, then we will base the bonus component on the previous year’s bonus. The bonus for these purposes includes any cash bonus payments and the present value of non-cash bonuses such as options or restricted stock. We will pay the retention payment in addition to any termination payments that may be due to Mr. Anderson following termination of employment.

The following events would constitute a change of control requiring a retention payment:

•	Any person or group, other than a group of which Mr. Anderson is a member, acquires, over a period of 12 months or less, 35% or more of the total voting power of CryoLife stock;

•

A majority of the members of CryoLife’s Board are replaced during any 12 month period by directors whose appointment or election is not endorsed by a majority of the Board before the date of such appointment or election; or

•

Any person or group, but excluding any group of which Mr. Anderson is a member, acquires, over a period of 12 months or less, assets from CryoLife having a value equal to at least 40% of the total gross fair market value of all of CryoLife’s assets immediately prior to such acquisition; however, it will not be a change of control if the assets are transferred to a CryoLife stockholder in return for CryoLife stock, or if the assets are transferred to an entity which is at least 50% owned by CryoLife or to a person or group that owns at least 50% of the total voting power of our stock.

Death

Mr. Anderson’s employment agreement terminates automatically upon Mr. Anderson’s death. We will continue to provide major medical benefits to his wife, Ann B. Anderson, for the duration of her life, provided that our cost is limited to $30,000 per year, as increased by the Consumer Price Index using November 2, 2009 as the base date. We will not be required to make any other payments except for payments we owe under any obligations which accrued through the date of death.

Disability

Mr. Anderson’s employment agreement defines disability as absence from duties for 180 consecutive days as a result of incapacity due to mental or physical illness. If such a disability occurs, we may notify Mr. Anderson in writing that we intend to terminate his employment. The termination will become effective 30 days after Mr. Anderson receives the notice unless he returns to full-time work. If we terminate Mr. Anderson’s employment because of disability, we will pay a severance payment equal to $1,985,000. We will continue to provide major medical benefits to Mr. Anderson and his wife, Ann B. Anderson, for the duration of their lives, provided that our cost is limited to $30,000 per year, as increased by the Consumer Price Index using November 2, 2009 as the base date.

Termination for Cause

If we determine that Mr. Anderson has willfully and continually failed to substantially perform his duties, other than due to disability as discussed above, we may terminate his employment for cause after first delivering a written demand for substantial performance. The written demand will specifically identify why we believe Mr. Anderson has not substantially performed his duties. We may also terminate Mr. Anderson’s employment for cause if he willfully engages in illegal conduct or gross misconduct that we can demonstrate materially injured CryoLife. If we terminate Mr. Anderson for cause, we will not have to make any other payments except for payments we owe under any obligations which accrued through the date of his termination.

Termination by Mr. Anderson for Good Reason or by CryoLife for any Reason other than Cause, Death, or Disability

Mr. Anderson can terminate his employment for good reason if any of the following events occur during the term of the agreement:

•	He is assigned duties inconsistent with his current position or duties;

•	CryoLife takes any other action resulting in diminution of his position or duties, unless the action was inadvertent and was promptly remedied;

•	CryoLife fails to pay the base salary, bonus, or all reasonable expenses under the agreement;

•	CryoLife threatens to terminate Mr. Anderson for reasons other than for cause, death, or disability; or

•	CryoLife fails to require any successor to all or substantially all of the business of CryoLife to honor the agreement.

If Mr. Anderson terminates his employment for good reason or if we terminate him for any reason other than for cause, death, or disability, we will pay Mr. Anderson a severance payment equal to $1,985,000. We will also continue to provide major medical benefits to Mr. Anderson and his wife, Ann B. Anderson, for the duration of their lives, provided that our cost is limited to $30,000 per year, as increased by the Consumer Price Index using November 2, 2009 as the base date.

Retirement

Mr. Anderson may voluntarily terminate his employment at any time for reason of retirement. The agreement defines retirement as cessation by Mr. Anderson of full-time employment of any kind. Upon retirement, we will pay Mr. Anderson a severance payment equal to $1,985,000. We will also continue to provide major medical benefits to Mr. Anderson and his wife, Ann B. Anderson, for the duration of their lives, provided that our cost is limited to $30,000 per year, as increased by the Consumer Price Index using November 2, 2009 as the base date.

Expiration of Employment Agreement

Mr. Anderson’s employment agreement will expire on December 31, 2012, unless both parties agree to extend the term. Upon expiration of the employment agreement, Mr. Anderson will receive the same payments and benefits as he would upon retirement, as described in the preceding paragraph.

Severance Payment Procedure

The employment agreement provides that generally we will pay any severance payment due in cash in 24 equal monthly installments starting 30 days after Mr. Anderson is terminated. The employment agreement discusses circumstances that would lead us to pay a severance payment on a different schedule:

•

We will delay payment of the severance payment until six months after Mr. Anderson’s termination if necessary to prevent Mr. Anderson from having to pay additional tax under Section 409A of the Internal Revenue Code; provided that when payments begin, the first payment will be equal to the total amount of those payments that have been delayed.

•

We will pay the severance payment in an immediate lump sum if the termination takes place on the date of or after a change of control or within six months before the change of control if Section 409A allows us to make such a payment without Mr. Anderson having to pay additional tax.

We will subject any severance payment to normal payroll tax withholding. Upon employment termination, we will also pay Mr. Anderson at a rate per day equal to Mr. Anderson’s base salary then in effect divided by 260 for all accumulated vacation days that he has not taken.

Tax Gross-Up Payment

We will pay a tax gross-up payment if an excise tax arises under Sections 280G and 4999 of the Internal Revenue Code as a result of any benefit, payment, or distribution that we make to Mr. Anderson or for his benefit. This payment will equal the amount needed to cause the amount of the total after-tax compensation and benefits received by Mr. Anderson to equal the aggregate after-tax compensation and benefits he would have received if these Code sections had not been enacted.

Non-Compete and Non-Solicitation Agreements

Mr. Anderson’s non-compete and non-solicitation agreements are described at “Employment and Change of Control Agreements” starting on page 30, above.

D. Ashley Lee, Executive Vice President, Chief Operating Officer, and Chief Financial Officer (1)

Executive Benefits and Payments Upon Termination

	Voluntary Retirement		Good Reason		Involuntary Not for Cause Termination		For Cause Termination		Death		Disability		Change of Control Without Regard to Termination		Certain Termination Events Following a Change of Control
Cash Compensation	—		—		—		—		—		—		—		$1,165,358	(2)

Accelerated Stock Options	—		—		—		—		—		—		$235,949	(3)	$235,949	(3)

Vested Stock Options	$180,700	(4)	$180,700	(4)	$180,700	(4)	$180,700	(4)	$180,700	(4)	$180,700	(4)	$180,700	(4)	$180,700	(4)

Accelerated Restricted Stock	—		—		—		—		—		—		$160,500	(5)	$160,500	(5)

280G Tax Gross-Up	—		—		—		—		—		—		—		—

Total:	$180,700		$180,700		$180,700		$180,700		$180,700		$180,700		$577,149		$1,742,507

(1)	This table assumes all termination and change of control events occurred as of December 31, 2009.
(2)	The amount shown is equal to two times the sum of Mr. Lee’s 2009 salary and his bonus for 2008 that was paid in cash in February 2009. This amount assumes that following a change of control Mr. Lee terminated his employment for good reason, or we terminated him without cause. Mr. Lee would also receive the amount shown if we terminated his employment without cause at any time within the 6 months prior to the change of control. If the termination or change of control had occurred on or after February 15, 2010, the date on which the Compensation Committee approved payment of bonuses for 2009, the amount shown would have been $1,032,462, which is equal to two times the sum of Mr. Lee’s 2010 salary and his 2009 bonus.
(3)	The 2002 Stock Incentive Plan and the 2004 Employee Stock Incentive Plan provide that the exercisability of outstanding options accelerates upon a change of control. The 1998 Long-Term Incentive Plan provides that the exercisability of outstanding options accelerates upon a change of control if the Compensation Committee does not determine otherwise. As of December 31, 2009, no grants had been made to Mr. Lee under the 2009 Employee Stock Incentive Plan. The value of the accelerated options is calculated as the difference between the exercise price of the options and the closing price of our common stock on the NYSE on December 31, 2009 of $6.42.
(4)	The value of the stock options that were already vested prior to the termination event is calculated as the difference between the exercise price of the options and the closing price of our common stock on the NYSE on December 31, 2009 of $6.42.
(5)	As of December 31, 2009, we had issued all outstanding shares of restricted stock under the 2004 Employee Stock Incentive Plan. The 2004 Employee Stock Incentive Plan provides that all shares of restricted stock become fully vested upon a change of control. The accelerated restricted stock is valued at the closing price of our common stock on the NYSE on December 31, 2009 of $6.42.

Change of Control

Mr. Lee’s change of control agreement dictates the payments he will receive if a change of control occurs. The following events would constitute a change of control under the agreement and would require a severance payment to Mr. Lee if coupled with the termination by CryoLife of Mr. Lee’s employment without cause or his termination of his employment for good reason during a period extending from six months before to two years after a change of control of CryoLife:

•

Any person, including a syndicate or group, acquires ownership of CryoLife stock that, taken together with CryoLife stock held by such person or group, constitutes more than 50% of the total voting power of the stock of CryoLife;

•	Any person, including a syndicate or group, acquires ownership of stock of CryoLife possessing 30% or more of the total voting power of CryoLife stock;

•

A majority of the members of CryoLife’s Board are replaced during any 12 month period by individuals whose appointment or election is not endorsed by a majority of the Board prior to the date of appointment or election; and

•

Any person, including a syndicate or group, acquires assets from CryoLife that have a total gross fair market value equal to more than 40% of the total gross fair market value of all CryoLife assets immediately prior to such acquisition.

We will not be required to make a severance payment to Mr. Lee in connection with a change of control if he is terminated by us for cause, which means:

•	An intentional act of fraud, embezzlement, theft, or any other material violation of law that occurs during or in the course of Mr. Lee’s employment with CryoLife;

•	Intentional damage by Mr. Lee to CryoLife assets;

•	Intentional disclosure by Mr. Lee of CryoLife’s confidential information contrary to CryoLife policies;

•	Material breach of Mr. Lee’s obligations under the agreement;

•	Intentional engagement by Mr. Lee in any activity which would constitute a breach of his duty of loyalty or of his assigned duties;

•	Intentional breach by Mr. Lee of any of CryoLife’s policies and procedures;

•	The willful and continued failure by Mr. Lee to perform his assigned duties, other than as a result of incapacity due to physical or mental illness; or

•	Willful conduct by Mr. Lee that is demonstrably and materially injurious to CryoLife, monetarily or otherwise.

Mr. Lee may terminate his employment for good reason in connection with a change of control without forfeiting his severance pay if any of the following events occur during the term of the agreement:

•

The assignment to Mr. Lee, without his consent, of any duties materially inconsistent with his position, authority, duties, or responsibilities, including changes in status, offices, or titles and any change in Mr. Lee’s reporting requirements that would cause him to report to an officer who is junior in seniority to the officer to whom he previously reported; or

•

Any other action by CryoLife that results in a material diminution in his position, authority, duties, responsibilities, or aggregate compensation, excluding for this purpose an isolated, insubstantial, and inadvertent action taken in good faith and which is remedied by CryoLife within thirty (30) days after receipt of notice from Mr. Lee.

The change of control agreement provides that we will pay any severance payment due in a lump sum not later than 30 days following the date of termination, or 30 days following a change of control in the event of an anticipatory termination. We will delay payment of the severance payment until six months after Mr. Lee’s termination if necessary to prevent Mr. Lee from having to pay additional tax under Section 409A of the Internal Revenue Code. We will also subject any severance payment to normal payroll tax withholding.

Mr. Lee’s non-solicitation agreement is described at “Employment and Change of Control Agreements” starting on page 30, above.

Gerald B. Seery, Senior Vice President, Sales and Marketing (1)

Executive Benefits and Payments Upon Termination

	Voluntary Retirement		Good Reason or Involuntary Not for Cause Termination		For Cause Termination		Death		Disability		Change of Control Without Regard to Termination		Certain Termination Events Following a Change of Control
Cash Compensation	—		—		—		—		—		—		$754,420	(2)

Accelerated Stock Options	—		—		—		—		—		$79,437	(3)	$79,437	(3)

Vested Stock Options	$65,493	(4)	$65,493	(4)	$65,493	(4)	$65,493	(4)	$65,493	(4)	$65,493	(4)	$65,493	(4)

Accelerated Restricted Stock	—		—		—		—		—		$96,300	(5)	$96,30	(5)

280G Tax Gross-Up	—		—		—		—		—		—		—

Total:	$65,493		$65,493		$65,493		$65,493		$65,493		$241,230		$995,650

(1)	This table assumes all termination and change of control events occurred as of December 31, 2009.
(2)	The amount shown is equal to two times the sum of Mr. Seery’s 2009 salary and his bonus for 2008 that was paid in February 2009. This amount assumes that following a change of control Mr. Seery terminated his employment for good reason, or we terminated him without cause. Mr. Seery would also receive the amount shown if we terminated his employment without cause at any time within the 6 months prior to the change of control. If the termination or change of control had occurred on or after February 15, 2010, the date on which the Compensation Committee approved payment of bonuses for 2009, the amount shown would have been $725,514, which is equal to two times the sum of Mr. Seery’s 2010 salary and his 2009 bonus.
(3)	The 2002 Stock Incentive Plan and the 2004 Employee Stock Incentive Plan provide that the exercisability of outstanding options accelerates upon a change of control. The 1998 Long-Term Incentive Plan provides that the exercisability of outstanding options accelerates upon a change of control if the Compensation Committee does not determine otherwise. As of December 31, 2009, no grants had been made to Mr. Seery under the 2009 Employee Stock Incentive Plan. The value of the accelerated options is calculated as the difference between the exercise price of the options and the closing price of our common stock on the NYSE on December 31, 2009 of $6.42.
(4)	The value of the stock options that were already vested prior to the termination event is calculated as the difference between the exercise price of the options and the closing price of our common stock on the NYSE on December 31, 2009 of $6.42.
(5)	As of December 31, 2009, we had issued all outstanding shares of restricted stock under the 2004 Employee Stock Incentive Plan. The 2004 Employee Stock Incentive Plan provides that all shares of restricted stock become fully vested upon a change of control. The accelerated restricted stock is valued at the closing price of our common stock on the NYSE on December 31, 2009 of $6.42.

Change of Control

Mr. Seery’s change of control agreement dictates the payments he will receive if a change of control occurs. Mr. Seery’s change of control agreement is identical to Mr. Lee’s change of control agreement in all material respects. Please see the description of Mr. Lee’s change of control agreement, above.

Albert E. Heacox, Ph.D., Senior Vice President, Research and Development (1)

Executive Benefits and Payments Upon Termination

	Voluntary Retirement		Good Reason or Involuntary Not for Cause Termination		For Cause Termination		Death		Disability		Change of Control Without Regard to Termination		Certain Termination Events Following a Change of Control
Cash Compensation	—		—		—		—		—		—		$392,553	(2)

Accelerated Stock Options	—		—		—		—		—		$70,626	(3)	$70,626	(3)

Vested Stock Options	$18,165	(4)	$18,165	(4)	$18,165	(4)	$18,165	(4)	$18,165	(4)	$18,165	(4)	$18,165	(4)

Accelerated Restricted Stock	—		—		—		—		—		$96,300	(5)	$96,300	(5)

280G Tax Gross-Up	—		—		—		—		—		—		—

Total:	$18,165		$18,165		$18,165		$18,165		$18,165		$185,091		$577,644

(1)	This table assumes all termination and change of control events occurred as of December 31, 2009.
(2)	The amount shown is equal to one times the sum of Dr. Heacox’s 2009 salary and his bonus for 2008 that was paid in February 2009. This amount assumes that following a change of control Dr. Heacox terminated his employment for good reason, or we terminated him without cause. Dr. Heacox would also receive the amount shown if we terminated his employment without cause at any time within the 6 months prior to the change of control. If the termination or change of control had occurred on or after February 15, 2010, the date on which the Compensation Committee approved payment of bonuses for 2009, the amount shown would have been $370,041, which is equal to one times the sum of Dr. Heacox’s 2010 salary and his 2009 bonus.
(3)	The 2002 Stock Incentive Plan and the 2004 Employee Stock Incentive Plan provide that the exercisability of outstanding options accelerates upon a change of control. The 1998 Long-Term Incentive Plan provides that the exercisability of outstanding options accelerates upon a change of control if the Compensation Committee does not determine otherwise. As of December 31, 2009, no grants had been made to Dr. Heacox under the 2009 Employee Stock Incentive Plan. The value of the accelerated options is calculated as the difference between the exercise price of the options and the closing price of our common stock on the NYSE on December 31, 2009 of $6.42.
(4)	The value of the stock options that were already vested prior to the termination event is calculated as the difference between the exercise price of the options and the closing price of our common stock on the NYSE on December 31, 2009 of $6.42.
(5)	As of December 31, 2009, we had issued all outstanding shares of restricted stock under the 2004 Employee Stock Incentive Plan. The 2004 Employee Stock Incentive Plan provides that all shares of restricted stock become fully vested upon a change of control. The accelerated restricted stock is valued at the closing price of our common stock on the NYSE on December 31, 2009 of $6.42.

Change of Control

Dr. Heacox’s change of control agreement dictates the payments he will receive if a change of control occurs. Dr. Heacox’s change of control agreement is identical to Mr. Lee’s change of control agreement in all material respects except that Dr. Heacox’s severance payment is equal to one times his salary and bonus, whereas Mr. Lee’s severance payment is equal to two times his salary and bonus, the calculation of which is further described in footnote 2 in the table above. Please see the description of Mr. Lee’s change of control agreement on page 46.

David M. Fronk, Vice President, Regulatory Affairs and Quality Assurance (1)

Executive Benefits and Payments Upon Termination

	Voluntary Retirement		Good Reason or Involuntary Not for Cause Termination		For Cause Termination		Death		Disability		Change of Control Without Regard to Termination		Certain Termination Events Following a Change of Control
Cash Compensation	—		—		—		—		—		—		$340,329	(2)

Accelerated Stock Options	—		—		—		—		—		$51,540	(3)	$51,540	(3)

Accrued Vacation Pay	$1,468	(4)	$1,468	(4)	$1,468	(4)	$1,468	(4)	$1,468	(4)	—		$1,468	(4)

Vested Stock Options	$33,510	(5)	$33,510	(5)	$33,510	(5)	$33,510	(5)	$33,510	(5)	$33,510	(5)	$33,510	(5)

Accelerated Restricted Stock	—		—		—		—		—		$64,200	(6)	$64,200	(6)

280G Tax Gross-Up	—		—		—		—		—		—		—

Total:	$34,978		$34,978		$34,978		$34,978		$34,978		$149,250		$491,047

(1)	This table assumes all termination events occurred as of December 31, 2009.
(2)	The amount shown is equal to one times the sum of Mr. Fronk’s 2009 salary and his bonus for 2008 that was paid in February 2009. This amount assumes that following a change of control Mr. Fronk terminated his employment for good reason, or we terminated him without cause. Mr. Fronk would also receive the amount shown if we terminated his employment without cause at any time within the 6 months prior to the change of control. If the termination or change of control had occurred on or after February 15, 2010, the date on which the Compensation Committee approved payment of bonuses for 2009, the amount shown would have been $336,856, which is equal to one times the sum of Mr. Fronk’s 2010 salary and his 2009 bonus.
(3)	The 2002 Stock Incentive Plan and the 2004 Employee Stock Incentive Plan provide that the exercisability of outstanding options accelerates upon a change of control. The 1998 Long-Term Incentive Plan provides that the exercisability of outstanding options accelerates upon a change of control if the Compensation Committee does not determine otherwise. As of December 31, 2009, no grants had been made to Mr. Fronk under the 2009 Employee Stock Incentive Plan. The value of the accelerated options is calculated as the difference between the exercise price of the options and the closing price of our common stock on the NYSE on December 31, 2009 of $6.42.
(4)	The amount shown represents payment of $122.31 per accumulated hour of vacation pay that Mr. Fronk had not taken as of December 31, 2009. Mr. Fronk had 12 accumulated hours of vacation as of December 31, 2009 for which the company was obligated to make payment as of that date.
(5)	The value of the stock options that were already vested prior to the termination event is calculated as the difference between the exercise price of the options and the closing price of our common stock on the NYSE on December 31, 2009 of $6.42.
(6)	We have issued all outstanding shares of restricted stock under the 2004 Employee Stock Incentive Plan. The 2004 Employee Stock Incentive Plan provides that all shares of restricted stock become fully vested upon a change of control. The accelerated restricted stock is valued at the closing price of our common stock on the NYSE on December 31, 2009 of $6.42.

Change of Control

Mr. Fronk’s change of control agreement dictates the payments he will receive if a change of control occurs. Mr. Fronk’s change of control agreement is identical to Mr. Lee’s change of control agreement in all material respects except that Mr. Fronk’s severance payment is equal to one times his salary and bonus, whereas Mr. Lee’s severance payment is equal to two times his salary and bonus, the calculation of which is further described in footnote 2 in the table above. Please see the description of Mr. Lee’s change of control agreement on page 46.

FISCAL 2009

DIRECTOR COMPENSATION

The following table provides compensation information for the one year period ended December 31, 2009 for each person who was a member of our Board of Directors in 2009, other than Steven G. Anderson:

Name (a)	Fees Earned or Paid in Cash ($) (b)		Stock Awards ($) (c)		Option Awards ($) (8) (d)	Total ($) (h)

Thomas F. Ackerman	$40,000	(1)	$50,000	(6)	—	$90,000

James S. Benson	$45,000	(2)	$50,000	(6)	—	$95,000

Daniel J. Bevevino	$40,000	(1)	$50,000	(6)	—	$90,000

John M. Cook	$50,000	(3)	$50,000	(6)	—	$100,000

Ronald C. Elkins, M.D.	$47,500	(4)	$50,000	(6)	—	$97,500

Ronald D. McCall, Esq.	$50,000	(5)	$65,000	(6)(7)	—	$115,000

Harvey Morgan.	$40,000	(1)	$50,000	(6)	—	$90,000

(1)	The amount shown represents annual retainer of $40,000.
(2)	The amount shown represents annual retainer of $40,000 and $5,000 in chairman’s fees for Mr. Benson’s service as Chairman of the Regulatory Affairs and Quality Assurance Policy Committee.
(3)	The amount shown represents annual retainer of $40,000 and $10,000 in chairman’s fees for Mr. Cook’s service as Chairman of the Audit Committee.
(4)	The amount shown represents annual retainer of $40,000 and $7,500 in chairman’s fees for Dr. Elkins’ service as Chairman of the Compensation Committee.
(5)	The amount shown represents annual retainer of $40,000 and an additional $10,000, representing the cash portion of the Presiding Director fee for 2009.
(6)	The amount shown represents the grant date fair value computed in accordance with FASB ASC Topic 718 with respect to the grants of restricted shares to these CryoLife Directors in 2009. The restricted stock represented here vests 12 months after the date of issuance.
(7)	The amount shown represents the grant date fair value computed in accordance with FASB ASC Topic 718 with respect to the portion of the Presiding Director fee that we paid in restricted stock in 2009, as well the annual restricted stock grant made to Mr. McCall in 2009. The restricted stock represented here vests 12 months after the date of issuance.
(8)	Non-employee Directors did not receive any option awards in 2009. As of December 31, 2009, each Director then in office had the following number of options outstanding: Thomas F. Ackerman: 20,000; James S. Benson: 10,000; Daniel J. Bevevino: 20,000; John M. Cook: 20,000; Ronald C. Elkins, M.D.: 0; Ronald D. McCall, Esq.: 13,200; Harvey Morgan: 0.

Steven G. Anderson, Chairman of the Board, President, and Chief Executive Officer, received no compensation other than his executive officer compensation discussed at “Executive Compensation” starting on page 15.

Elements of Non-Employee Director Compensation

Annual Retainer and Committee Chair Fees

Each of the Non-Employee Directors of the Board of Directors of CryoLife receives an annual cash retainer of $40,000. The Audit Committee Chairman receives an additional $10,000 chairman’s fee, the Compensation Committee Chairman receives an additional $7,500 chairman’s fee, and the Chairmen of the Nominating and Corporate Governance Committee and Regulatory Affairs and Quality Assurance Policy Committee each receive an additional $5,000 chairman’s fee. The Presiding Director also receives an additional $25,000 retainer, with $10,000 paid in cash and $15,000 paid in restricted stock that vests 12 months after the date of issuance. CryoLife pays all cash retainers on a monthly basis. Currently, the Presiding Director is also the Chairman of the Nominating and Corporate Governance Committee and he does not receive any additional compensation for his position as Chairman of that committee.

Restricted Stock Grants

A portion of the Non-Employee Directors’ annual compensation is issued as restricted stock. The shares of restricted stock are issued each year following the annual meeting of stockholders and all shares vest on the first anniversary of issuance. If a Director ceases to serve as a Director for any reason, he or she will forfeit any unvested portion of the award.

In May 2009, the Compensation Committee increased the annual equity grant to Non-Employee Directors from 6,250 shares to 10,000 shares for fiscal 2009 so that at least 50% of Directors’ annual fees were paid in CryoLife stock through at least December 9, 2009. CryoLife and its management had previously agreed to this requirement as part of the settlement of stockholder derivative litigation in the third quarter of 2005, although this requirement expired in 2009. The size and terms of the grants are subject to annual reevaluation by the Compensation Committee.

All equity grants to Non-Employee Directors in 2009 were made pursuant to the 2008 Non-Employee Directors Omnibus Stock Plan. We may award a maximum of 300,000 shares of common stock under the 2008 Non-Employee Directors Omnibus Stock Plan. Of these 300,000 shares, approximately 181,838 shares were available for grant as of March 23, 2010. The Compensation Committee and the Board expect that future equity grants to Non-Employee Directors will be made pursuant to the 2008 Non-Employee Directors Omnibus Stock Plan.

Compensation Committee Interlocks and Insider Participation

Dr. Elkins, Chairman, and Mr. Cook served on the Compensation Committee of CryoLife’s Board of Directors for all of fiscal 2009. Mr. Ackerman served on the Compensation Committee through May 19, 2009 and Mr. McCall began his current service on the Compensation Committee on May 19, 2009. No member of our Board’s Compensation Committee during fiscal 2009 or currently has served as one of our officers or employees at any time. None of our executive officers currently serve, or served during fiscal 2009, as a member of the Compensation Committee of any other company that has an executive officer serving as a member of our Board of Directors. None of our executive officers currently serve, or served during fiscal 2009, as a member of the board of directors of any other company that has an executive officer serving as a member of our Board’s Compensation Committee.

In 2009 CryoLife was invoiced $99,638 by Charles River Laboratories International, Inc. for supplies for clinical trials purchased from Charles River Laboratories during 2009. In 2010, CryoLife has not paid any 2010 invoices to Charles River Laboratories through March 23, 2010. CryoLife anticipates that its relationship with Charles River Laboratories will continue for the foreseeable future. The fees charged in 2009 and 2010 were determined through arms’ length negotiations. Mr. Ackerman is an Executive Vice President and Chief Financial Officer of Charles River Laboratories International, Inc. Transactions with Charles River Laboratories International were approved by the Audit Committee pursuant to CryoLife’s Related Party Transaction Policy.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires that CryoLife’s executive officers, Directors, and persons who beneficially own more than 10% of CryoLife’s stock file initial reports of ownership and reports of changes in ownership with the SEC. Executive officers, Directors, and greater than 10% beneficial owners are required by SEC regulations to furnish CryoLife with copies of all Section 16(a) forms they file.

Based solely on its review of copies of forms received by it pursuant to Section 16(a) of the Securities Exchange Act of 1934 or written representations from reporting persons, CryoLife believes that with respect to 2009 all Section 16(a) filing requirements applicable to its executive officers, Directors, and greater than 10% beneficial owners were complied with.

Certain Transactions

CryoLife employs Mr. Anderson’s son, Bruce G. Anderson, age 43, as Vice President, U.S. Sales and Marketing, a position to which he was promoted on July 29, 2008. He has held various positions within CryoLife since 1994. His compensation during 2009, including 2009 bonus, was approximately $253,133. For 2010, his base salary is $200,000. In keeping with CryoLife’s practice with respect to all full-time employees, he will also receive $5,000 towards a trip and two weeks additional vacation in fiscal 2010 in recognition of his reaching 15 years of service with the company. Bruce G. Anderson participates in the annual bonus program under the 2007 Executive Incentive Plan, and his 2010 target bonus is 33.3% of his base salary. He also participates in CryoLife’s employee benefit plans on the same basis as all other employees, including CryoLife’s stock option plans and the CryoLife 401K Plan. Pursuant to CryoLife’s Related Party Transaction Policy, all compensation paid to Bruce G. Anderson is approved by the Compensation Committee.

CERTAIN BENEFICIAL OWNERSHIP

The name and address of each person or entity who owned beneficially 5% or more of the outstanding shares of common stock of CryoLife on March 23, 2010, based on information available to us, together with the number of shares owned and the percentage of outstanding shares that ownership represents, is set forth in the following table. The table also shows information concerning beneficial ownership by the named executive officers and by all current Directors and executive officers as a group. The number of shares beneficially owned is determined under the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under those rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares that the individual has the right to acquire within 60 days after March 23, 2010 through the exercise of any stock option or other right. Unless otherwise indicated, each person has sole investment and voting powers, or shares such powers with his or her spouse, with respect to the shares set forth in the following table. To CryoLife’s knowledge, none of the shares shown in the table below is subject to a pledge or similar arrangement.

Beneficial Owner	Number of Shares of CryoLife Common Stock Beneficially Owned		Percentage of Outstanding Shares of CryoLife Common Stock
Steven G. Anderson	1,655,639	(1)	5.7%
D. Ashley Lee	396,461	(2)	1.4%
Gerald B. Seery	159,486	(3)	*
Albert E. Heacox	159,984	(4)	*
David M. Fronk	114,073	(5)	*
BlackRock, Inc.	2,115,402	(6)	7.4%
All current Directors and Executive Officers as a group (14 persons)	3,118,886	(7)	10.5%

*	Ownership represents less than 1% of outstanding CryoLife common stock.
(1)	This amount includes 107,924 shares held of record by Ms. Ann B. Anderson, Mr. Anderson’s spouse. This amount also includes 254,541 shares subject to options that are either presently exercisable or will become exercisable within 60 days after March 23, 2010. This amount also includes 73,542 shares of unvested restricted stock subject to forfeiture that Mr. Anderson holds as of March 23, 2010. The business address for Mr. Anderson is: c/o CryoLife, Inc., 1655 Roberts Boulevard, NW, Kennesaw, Georgia 30144.
(2)	This amount includes 263,600 shares subject to options that are either presently exercisable or will become exercisable within 60 days after March 23, 2010. This amount also includes 1,500 shares held by Mr. Lee’s minor children. This amount also includes 35,417 shares of unvested restricted stock subject to forfeiture which Mr. Lee holds as of March 23, 2010. The business address for Mr. Lee is: c/o CryoLife, Inc., 1655 Roberts Boulevard, NW, Kennesaw, Georgia 30144.
(3)	This amount includes 122,200 shares subject to options that are either presently exercisable or will become exercisable within 60 days after March 23, 2010. This amount also includes 22,917 shares of unvested restricted stock subject to forfeiture which Mr. Seery holds as of March 23, 2010.
(4)	This amount includes 66,014 shares subject to options that are either presently exercisable or will become exercisable within 60 days after March 23, 2010. This amount also includes 5,346 shares owned by Dr. Heacox as trustee of a living trust. This amount also includes 22,917 shares of unvested restricted stock subject to forfeiture which Dr. Heacox holds as of March 23, 2010.
(5)	This amount includes 72,217 shares subject to options that are either presently exercisable or will become exercisable within 60 days after March 23, 2010. This amount also includes 19,167 shares of unvested restricted stock subject to forfeiture that Mr. Fronk holds as of March 23, 2010.
(6)

This information is based in part on Schedule 13G filed on January 29, 2010 by BlackRock, Inc. (“BlackRock”). BlackRock has the sole power to vote, or to direct the vote of, and sole power to dispose, or to direct the disposition of, 2,115,402 shares of CryoLife common stock. The address for BlackRock is BlackRock, Inc., 40 East 52nd Street, New York, NY, 10022.

(7)	This amount includes:

•	929,338 shares subject to options that are presently exercisable or will become exercisable within 60 days after March 23, 2010.

•	5,346 shares held as trustee by an executive officer.

•

Mr. Cook’s holdings, as of March 23, 2010, of 85,000 shares held directly, 10,000 of which are unvested shares of restricted stock, 19,500 shares held by CT Investments, LLC, which is controlled by Mr. Cook., and 20,000 shares subject to options that are presently exercisable or will become exercisable within 60 days after March 23, 2010. Mr. Cook is retiring from the Board of Directors effective as of the annual meeting. Mr. Cook’s options and restricted shares are also included in the amounts listed in the other bullet points of this footnote.

•	123,924 shares held of record by the spouses of executive officers and Directors.

•	1,500 shares held of record by the children of executive officers.

•	291,960 shares of unvested restricted common stock subject to forfeiture that all current Directors and Executive Officers as a group hold as of March 23, 2010.

APPROVAL OF AMENDMENT TO THE CRYOLIFE, INC. EMPLOYEE STOCK PURCHASE PLAN

On February 16, 2010, upon recommendation of the Compensation Committee, the Board of Directors amended the CryoLife, Inc. Employee Stock Purchase Plan (the “Plan”), subject to stockholder approval. The Board amended the Plan to authorize an additional one million shares of common stock for issuance under the Plan. If approved by the stockholders at the Annual Meeting, the amendment to the Plan will become effective on May 20, 2010. The Plan was originally approved by shareholders in 1996, with an aggregate of 300,000 shares authorized for issuance under the Plan. Per the terms of the Plan, this amount was increased to 900,000 as the result of stock splits in 1996 and 2000.

As of March 23, 2010, approximately 32,000 shares remain available for issuance pursuant to the Plan. These shares will be reduced by purchases by Plan participants in the first quarter of 2010 and the remaining shares may be enough to satisfy some or all of the purchases for the second quarter of fiscal 2010, depending on employee participation and the price of CryoLife’s common stock. One executive officer, Scott Capps, participates in the Plan and has elected to purchase approximately $625 worth of shares per the terms of the Plan in each of the first and second quarter of 2010. Accordingly, a portion of the proposed increase in the number of shares authorized under the Plan would be available for purchase by this participating executive officer, if necessary, along with all other CryoLife employees that participate in the Plan. If additional shares are not authorized by stockholders for issuance under the Plan, we will discontinue the Plan after the second quarter of 2010 until such time as stockholder approval is obtained.

Pursuant to Section 423 of the Internal Revenue Code, as amended (the “Code”), and the Treasury Regulations thereunder, the company is required to obtain stockholder approval of this amendment to the Plan in order to obtain the favorable tax treatment discussed below at “—Federal Income Tax Consequences.”

On March 23, 2010, the closing price of CryoLife’s common stock as reported by the NYSE was $6.54.

Summary of the Plan

The purpose of the Plan is to encourage employee ownership of CryoLife common stock by offering employees of CryoLife and its subsidiaries the ability to purchase shares of CryoLife common stock at a discount to market trading prices, with certain tax advantages, as discussed at “—Federal Income Tax Consequences,” below. The Plan currently provides that all full-time employees of the company and certain of its subsidiaries who do not own five percent (5%) or more of the outstanding CryoLife common stock, and who have been in the employ of the company or a subsidiary on a full time basis (i.e., more than 20 hours per week for at least five months per year) for at least six months are eligible to participate in the Plan. Employees participate through payroll deductions which accumulate during each six-month period beginning January 1st and July 1st of each fiscal year, except that the participation is on a quarterly basis for the first half of fiscal 2010. The payroll deductions are applied as of the last business day of each period toward the purchase of shares of company common stock at a price per share equal to eighty-five percent (85%) of the lower of the closing price thereof on the NYSE on the first trading day or the last trading day of the period. A participant’s payroll deductions are made in integral percentage amounts ranging from one percent (1%) to twenty-five percent (25%) of his or her base pay for the applicable payroll period. The company receives the discounted purchase price of the shares issued under the Plan less the cost of commissions and other charges incurred in connection with the operation and administration of the Plan. The Plan is administered by the Compensation Committee.

As of March 23, 2010, approximately 339 employees, including six executive officers, are within the class eligible to participate in the Plan.

In order to comply with Federal tax laws, a participant may not purchase shares with respect to more than $25,000 worth of CryoLife common stock under the Plan in any calendar year, valued at the fair market value thereof as of the first day of the purchase period with respect to which the shares are issued.

Federal Income Tax Consequences

The following discussion addresses certain anticipated U.S. federal income tax consequences to the company and to participants under the Plan who are citizens or residents of the U.S. for federal income tax purposes. It is based on the Code and interpretations thereof as in effect on the date of this proxy statement. This summary is not intended to be exhaustive and, among other things, does not describe state, local, or foreign tax consequences. Moreover, it is not intended as tax advice to any individual.

IRS Circular 230 Notice

To ensure compliance with requirements imposed by the Internal Revenue Service, you are hereby notified that any discussion of tax matters set forth in this prospectus was written in connection with the promotion or marketing (within the meaning of IRS Circular 230) of awards made under the Plan, and was not intended or written to be used, and cannot be used, by any taxpayer for the purpose of avoiding any tax-related penalties under federal law. Each Plan participant should seek advice based on his or her particular circumstances from an independent tax advisor.

Tax Effects of Plan Participation

The Plan is intended to qualify as an employee stock purchase plan within the meaning of Section 423 of the Code. Under the Code, an employee who elects to participate in the Plan will not realize income at the time the purchase rights are granted or when the shares purchased under the Plan are transferred to him or her. If an employee disposes of any shares of such stock within either two years after the first day of the period in which the shares were purchased or one year after the transfer of such shares to such employee, the excess of the fair market value of the stock on the last day of the period over the price actually paid for the shares by the employee is reportable by the employee as ordinary income. The employee’s cost basis in the disposed shares is increased by the amount of ordinary income which must be recognized upon such disposition so that the excess of the proceeds from the sale or exchange over the employee’s recomputed basis in the stock is treated as a capital gain. If the amount realized on the sale or exchange of the shares is less than the price paid for the shares, no ordinary income is recognized and the employee recognizes a capital loss. In the event of a disposition within such two-year or one-year period, the company will be entitled to a deduction from income equal to the amount the employee is required to include in income as a result of such disposition.

When an employee disposes of any shares of stock after satisfying the holding periods discussed in the immediately preceding paragraph, the employee realizes ordinary income to the extent of the lesser of: (i) the excess of the fair market value of the shares at the time of disposition over the amount paid by the employee for the shares or (ii) the excess of the fair market value of the shares on the last day of the period in which the shares were purchased over the option price at that time. The amount of ordinary income which the employee is required to recognize is added to the basis of the shares so that the portion of the proceeds in excess of the sum of the cost thereof plus the ordinary income will be treated as a capital gain. In the event of a disposition after satisfaction of the holding periods discussed above, the company will not be entitled to any deductions from income.

The discussion set forth above is intended only as a summary and does not purport to be a complete enumeration or analysis of all potential tax effects relevant to participation in the Plan.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table provides information as of December 31, 2009 with respect to shares of CryoLife common stock that may be issued under existing equity compensation plans.

Plan category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants, and Rights (a)	Weighted Average Exercise Price of Outstanding Options, Warrants, and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Plans approved by shareholders	1,986,900	$6.9243	2,627,231
Plans not approved by shareholders	—	—	—
Total	1,986,900	$6.9243	2,627,231

Required Vote

The votes cast for this proposal must exceed the votes cast against it in order for it to be approved. Accordingly, abstentions and broker non-votes will not be relevant to the outcome.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE

AMENDMENT TO THE CRYOLIFE, INC. EMPLOYEE STOCK PURCHASE PLAN

RATIFICATION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

General Information

The Audit Committee of the Board of Directors has appointed Deloitte & Touche LLP (“Deloitte & Touche”) as independent registered public accounting firm for the company for the fiscal year ending December 31, 2010, pending ratification by the company’s stockholders. The submission of this appointment for ratification by stockholders is not legally required; however, the Board of Directors believes that such submission is consistent with best practices in corporate governance and is an opportunity for stockholders to provide direct feedback to the Board of Directors on an important issue of corporate governance. If the stockholders do not ratify the appointment of Deloitte & Touche, the selection of such firm as the independent registered public accounting firm for the company will be reconsidered by the Audit Committee, provided that the committee retains sole authority with respect to all decisions regarding the engagement of the company’s independent registered public accounting firm, including the decision as to whether or not the 2010 appointment will stand, regardless of whether the stockholders vote to ratify the appointment.

CryoLife’s Independent Registered Public Accounting Firm

Deloitte & Touche served as our independent registered public accounting firm for the audit of our financial statements for fiscal year 2009 and has been engaged for fiscal year 2010. The company initially engaged Deloitte & Touche as its independent registered public accounting firm in 2002. Representatives of Deloitte & Touche are expected to attend the 2010 Annual Meeting. They will have the opportunity to make a statement at the meeting if they desire to do so and will be available to respond to appropriate questions.

The report of Deloitte & Touche on our audited consolidated financial statements as of December 31, 2009 and December 31, 2008 and for the three years ended December 31, 2009, 2008 and 2007, contained no adverse opinion or disclaimer of opinion and is not qualified or modified as to uncertainty, audit scope, or accounting principles.

Fees Paid To the Independent Registered Public Accounting Firm

The following table presents fees for professional audit services rendered by Deloitte & Touche for the audit of the company’s annual financial statements for the years ended December 31, 2009 and 2008, and fees for other services rendered by Deloitte & Touche during those periods.

	2009	2008
Audit fees (1)	$523,000	$640,000
Audit-related fees (2)	8,000	31,000
Tax fees (3)	22,000	61,000
All other fees	—	—
Total	$553,000	$732,000

(1)	Audit fees billed for 2009, including work performed for the audit of our annual consolidated financial statements, the review of financial statements included in our quarterly Form 10-Q reports, the audit of internal control over financial reporting, and the services that an independent auditor would customarily provide in connection with statutory requirements, regulatory filings, and similar engagements for the fiscal year, such as comfort letters, attest services, consents, and assistance with review of documents filed with the SEC.
(2)	Audit-related fees billed in 2009, including work performed to provide assurance related to the performance of the audit.
(3)	Tax fees billed in 2009, including tax compliance and reporting. Tax services provided by other firms were not included in this disclosure.

The company’s Audit Committee approved all of the services described above. The Audit Committee has determined that the payments made to its independent registered public accounting firm for these services are compatible with maintaining such firm’s independence.

Audit Committee’s Pre-approval Policies and Procedures

The Audit Committee has the sole authority to appoint or replace, compensate, and oversee the work of any independent registered public accounting firm, who must be, when required, a registered firm as defined by law whose purpose is the preparation or issuance of an audit report or related work. The independent registered public accounting firm’s reports and other communications are to be delivered directly to the Audit Committee, and the Audit Committee is responsible for the resolution of disagreements between management and the independent registered public accounting firm regarding financial reporting.

The Audit Committee pre-approves all audit and non-audit services performed by the independent registered public accounting firm and all engagement fees and terms in connection therewith, except as otherwise permitted by federal law and regulations. To date, no services have been approved by the audit committee pursuant to 17 CFR 210.2-01(c)(7)(i)(C), which provides a limited exception to the requirement that services be approved in advance by the Audit Committee if certain conditions are met.

Required Vote

The votes cast for this proposal must exceed the votes cast against it in order for it to be approved. Accordingly, abstentions and broker non-votes will not be relevant to the outcome.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF DELOITTE &

TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

HOUSEHOLDING

Stockholders who share the same last name and address may receive only one copy of our annual report and proxy statement, unless we receive contrary instructions from any stockholder at that address. This is referred to as “householding.” If you prefer to receive multiple copies of the annual report and proxy statement at the same address, additional copies will be provided to you promptly upon written or oral request, and if you are receiving multiple copies of the annual report and proxy statement, you may request that you receive only one copy. All communications should be directed to Suzanne K. Gabbert, Corporate Secretary, CryoLife, Inc., 1655 Roberts Boulevard, NW, Kennesaw, Georgia 30144, (770) 419-3355.

If you are a beneficial owner, you can request additional copies of the annual report and proxy statement or you can request householding by notifying your broker, bank or nominee.

TRANSACTION OF OTHER BUSINESS

As of the date of this proxy statement, the Board is not aware of any matters other than those set forth herein and in the Notice of Annual Meeting of Stockholders that will come before the meeting. Should any other matters arise requiring the vote of stockholders, it is intended that proxies will be voted in respect thereto in accordance with the best judgment of the person or persons voting the proxies.

STOCKHOLDER PROPOSALS

Appropriate proposals of stockholders intended to be presented at CryoLife’s 2011 Annual Meeting of Stockholders pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934 must be received by CryoLife by December 8, 2010 for inclusion in its proxy statement and form of proxy relating to that meeting. In addition, all stockholder proposals submitted outside of the stockholder proposal rules promulgated pursuant to Rule 14a-8 under the Exchange Act, including nominations of Director candidates, must be received by CryoLife by no later than February 19, 2011 but no earlier than January 20, 2011, in order to be considered timely. If such stockholder proposals are not timely received, proxy holders will have discretionary voting authority with regard to any such stockholder proposals that may come before the 2011 Annual Meeting. If the month and day of the next annual meeting is advanced or delayed by more than 30 calendar days from the month and day of the annual meeting to which this proxy statement relates, CryoLife shall, in a timely manner, inform its stockholders of the change, and the date by which proposals of stockholders must be received.

Upon the written request of any record or beneficial owner of common stock of CryoLife whose proxy was solicited in connection with the 2010 Annual Meeting of Stockholders, CryoLife will furnish such owner, without charge, a copy of its Annual Report on Form 10-K without exhibits for its fiscal year ended December 31, 2009. Requests for a copy of such Annual Report on Form 10-K should be addressed to Suzanne K. Gabbert, Corporate Secretary, CryoLife, Inc., 1655 Roberts Boulevard, NW, Kennesaw, Georgia 30144.

It is important that proxies be returned promptly. Stockholders who do not expect to attend the meeting in person are urged to sign, complete, date, and return the proxy card in the enclosed envelope, to which no postage need be affixed, or vote by telephone or Internet as directed on the enclosed proxy card.

By Order of the Board of Directors:

STEVEN G. ANDERSON, Chairman of the Board, President, and Chief Executive Officer

Date: April 7, 2010

Appendix A

CRYOLIFE, INC.

EMPLOYEE STOCK PURCHASE PLAN

1. Purpose. The CryoLife, Inc. Employee Stock Purchase Plan (the “Plan”) is intended to encourage employee stock ownership by offering employees of CryoLife, Inc. and its subsidiaries Purchase Rights (as such term is defined in Section 2 hereof) to purchase shares of Common Stock. The Plan is intended to be an “employee stock purchase plan” as defined in Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”). The provisions of the Plan shall, accordingly, be construed in a manner consistent with the requirements of Section 423 of the Code.

2. Certain Definitions.

“Base Pay” means regular straight-time and overtime earnings received from the Company, excluding payments for incentive compensation, bonuses and other special payments.

“Board” means the Board of Directors of the Company.

“Committee” means the Compensation Committee of the Board.

“Common Stock” means the Common Stock, par value $.01 per share, of the Company.

“Company” means CryoLife, Inc. and each subsidiary thereof of which it owns the majority of the outstanding voting shares.

“Custodian” means Smith Barney, Inc., whose address is 398 Greenwich Street, 28th Floor, New York, New York 10013, or such other person as the Committee shall designate from time to time.

“Exercise Date” means the last day of a Purchase Period (as such term is defined in Section 4(b) hereof), on which date all Participants’ outstanding Purchase Rights will automatically be exercised.

“Fair Market Value” means the closing sale price of a share of Common Stock reported on the New York Stock Exchange for such date or, if no shares of Common Stock were traded on that date, on the next preceding day on which there was such a trade.

“NYSE” means the New York Stock Exchange.

“Participant” means an employee of the Company who has enrolled in the Plan by filing a Participation Form (as such term is defined in Section 5 hereof) with the Plan Administrator.

“Plan Administrator” means the Vice President and Chief Financial Officer of the Company,

or any such other person so designated by the Committee.

“Purchase Right” means a Participant’s option to purchase shares of Common Stock that is deemed to be outstanding during a Purchase Period. A Purchase Right represents an “option” as such term is used under Section 423 of the Code.

“Section 16(b) Insider” means those persons subject to the requirements of Section 16(b) of the Securities Exchange Act of 1934, as amended.

“Trading Day” refers to a day during which the NYSE is available for trading shares of Common Stock.

3. Eligibility.

(a) Participation in the Plan is voluntary. All employees of the Company, including officers and directors, whose customary employment is at least 20 hours per week and 5 months per year who have been employed for more than six months are eligible to participate in the Plan.

(b) Notwithstanding any provision of the Plan to the contrary, no employee may participate in the Plan:

(i) if following a grant of Purchase Rights under the Plan, the employee would own, directly or by attribution pursuant to Section 424(d) of the Code, stock, Purchase Rights or other stock options to purchase stock representing 5% or more of the total combined voting power or value of all classes of the Company’s stock; or

(ii) to the extent a grant of Purchase Rights under the Plan would permit the employee’s rights to purchase stock under all the Company’s Code Section 423 employee stock purchase plans to accrue at a rate exceeding $25,000.00, based on the Fair Market Value of the stock (at the time of grant), for each calendar year in which such Purchase Right is outstanding.

4. Securities Subject to the Plan and Purchase Periods.

(a) The Plan covers an aggregate of 1,900,000 shares of Common Stock (subject to adjustment as provided in Section 15 hereof), which may be authorized but unissued shares, reacquired shares or shares bought on the open market. If any Purchase Right that shall have been granted shall expire or terminate for any reason without having been exercised in full, the unpurchased shares of Common Stock shall again become available for purposes of the Plan, unless the Plan shall have been terminated.

(b) Except as discussed below, commencing with the 2010 calendar year there will be two (2) purchase periods (each, a “Purchase Period”) each calendar year. Notwithstanding the foregoing there shall be three purchase periods in calendar year 2010, the first of which began on

January 1, 2010 and which will end on March 31, 2010, the second of which will begin on April 1, 2010 and end on June 30, 2010 and the third of which will begin on July 1, 2010 and end on December 31, 2010. Thereafter, in each year the Plan is in effect, the first Purchase Period will begin on January 1 and end on June 30 and the second Purchase Period will begin on July 1 and end on December 31.

5. Participation. Eligible employees become Participants in the Plan by authorizing payroll deductions for that purpose through a form (the “Participation Form”) filed with the Plan Administrator no later than fifteen (15) days prior to the start date of a Purchase Period.

6. Payroll Deductions.

(a) In order to purchase Common Stock an employee must indicate on the Participation Form the contribution percentage he or she wishes to authorize the Company to deduct at regular payroll intervals, in integral percentage amounts ranging from 1% to 25% of such Participant’s Base Pay for the applicable payroll period, with a minimum deduction of $10.00 per payday, during each Purchase Period. The Participation Form will include authorization for the Company to make payroll deductions from the Participant’s Base Pay.

(b) In order to comply with the Federal tax laws, a Participant may not be granted Purchase Rights under the Plan and any other Code Section 423 employee stock purchase plan of the Company with respect to more than $25,000.00 worth of Common Stock for any calendar year such Purchase Rights to purchase Common Stock are outstanding pursuant to the terms of such plans. The $25,000.00 limit is determined according to the Fair Market Value of the Common Stock on the first day (grant date) of the Purchase Period. Participants will be notified if these limitations become applicable to them.

(c) The amounts deducted shall be credited to the Participant’s account under the Plan, but no actual separate account will be established by the Company to hold such amounts. There shall be no interest paid on the balance outstanding in a Participant’s account. The deducted amounts may be commingled with the general assets of the Company and may be used for its general corporate purposes.

(d) Payroll deductions begin on the first payday of each Purchase Period, and end on the last payday of each Purchase Period. Eligible employees may participate in the Plan and purchase shares only by means of payroll deductions, except as set forth in the following sentence. A Participant may not make any separate cash payment into his or her account, except that employees on an approved leave of absence may continue participating in the Plan, at the sole discretion of the Plan Administrator, by making cash payments to the Company on a normal payday equal to the amount of the normal payroll deduction had a leave of absence not occurred. The right of a Participant on an approved leave of absence to continue participating in the Plan shall terminate if such leave of absence exceeds 90 days, unless and so long as the Participant’s right to re-

employment by the Company after a longer leave is guaranteed by statute or contract.

(e) So long as a Participant remains an employee of the Company, payroll deductions will continue in effect from Purchase Period to Purchase Period, unless the Participant revises his or her contribution percentage or withdraws from the Plan in accordance with the following provisions:

(i) A Participant may not modify the contribution percentage for a current Purchase Period. Any modification to a contribution percentage with respect to a particular Purchase Period requires filing a new Participation Form with the Plan Administrator prior to the close of business on the last business day before the first day of the Purchase Period. Modified contribution percentages are subject to the same requirements and limitations as initial contribution percentages set forth in Section 6(a) above.

(ii) A Participant may withdraw from the Plan in accordance with Section 9 hereof.

(f) Unless a Participant files a Withdrawal Form with the Plan Administrator pursuant to Section 9 hereof, payroll deductions for that Participant will continue from Purchase Period to Purchase Period, and his or her Purchase Right to purchase Common Stock will be deemed to be fully and automatically exercised on the last day of such Purchase Period with respect to payroll deductions made during that period.

7. Purchase Price.

(a) On the first day of each Purchase Period, a Participant is deemed to have been granted a Purchase Right to purchase on the last day of the Purchase Period as many full shares of Common Stock as such Participant will be able to purchase with the payroll deductions credited to such Participant’s account during such period.

(b) The price at which each Purchase Right to purchase Common Stock may be exercised is the lower of:

(i) 85% of the Fair Market Value of the Common Stock on the NYSE on the first Trading Day of a Purchase Period; or

(ii) 85% of the Fair Market Value of the Common Stock on the NYSE on the last Trading Day of such Purchase Period.

(c) The number of shares purchasable by each Participant per Purchase Period will be the number of whole shares obtained by dividing the amount collected from the Participant (through payroll deductions during that Purchase Period) by the purchase price in effect for that Purchase Period. Any amount remaining in the Participant’s account after such application will be held for the purchase of Common Stock in the next Purchase Period.

(d) A Participant may not purchase more than 1,000 shares of Common Stock for any particular Purchase Period. The Committee has the power, exercisable at any time prior to the start of a Purchase Period, to increase or decrease the 1,000-share maximum for that Purchase Period. The maximum, as thus adjusted, will continue in affect from Purchase Period to Purchase Period until the Committee once again exercises its power to adjust the maximum.

8. Exercise of Purchase Right.

(a) Each outstanding Purchase Right will be exercised automatically on the Exercise Date. The exercise of the Purchase Right is to be effected by applying the amount credited to each Participant’s account as of the Exercise Date to the purchase on the Exercise Date of whole shares of Common Stock (subject to the 1,000-share maximum) at the purchase price in effect for the Purchase Period.

(b) Fractional shares will not be issued under the Plan, and any amount remaining in the Participant’s account after such application will be held for the purchase of Common Stock in the next Purchase Period.

(c) If a Participant purchases the 1,000-share maximum, any amount not applied to the purchase of Common Stock for that Purchase Period will be refunded after the close of the Purchase Period.

(d) If the number of shares for which Purchase Rights are exercised exceeds the number of shares available in any Purchase Period under the Plan, the shares available for sale will be allocated by the Plan Administrator pro rata among the Participants in such Purchase Period in proportion to the relative amounts in their accounts. Any amounts not thereby applied to the purchase of Common Stock under the Plan will be refunded to the Participants after the end of the Purchase Period.

9. Withdrawal and Termination of Purchase Rights.

(a) A Participant may withdraw from the Plan at any time by providing written notice to the Plan Administrator. Such notice shall be on a form (the “Withdrawal Form”) provided by the Plan Administrator for that purpose. Any Purchase Rights outstanding at the time the Withdrawal Form is submitted shall remain outstanding and be exercised on the following Exercise Date unless: (i) the Withdrawal Form is received by the Plan Administrator no later than the close of business on the last business day before the Exercise Date; and (ii) the Participant elects on the Withdrawal Form to terminate outstanding Purchase Rights and receive a refund of all accumulated payroll deductions. No new Purchase Rights shall be granted with respect to any Purchase Period following receipt of a Withdrawal Form, and no further payroll deductions will be made.

(b) Any Participant who withdraws from the Plan pursuant to Section 9(a) will not be eligible to rejoin the Plan for the Purchase Period underway at the time of withdrawal, and will have to re-enroll in the Plan by completing and filing a new Participation Form should such individual wish to resume participation in a subsequent Purchase Period; provided, however, that such Participant may not re-enroll in the Plan earlier than 90 days from the effective date of such withdrawal.

(c) If a Participant ceases to be an employee of the Company for any reason during a Purchase Period, his or her outstanding Purchase Right will immediately terminate, and all sums previously collected from such Participant during such Purchase Period under the terminated Purchase Right will be refunded.

(d) The Committee may, at its option, treat any attempt to borrow by an employee on the security of his or her accumulated payroll deductions as an election under Section 9(a) hereof to withdraw such deductions.

10. Rights as Shareholder.

(a) A Participant is not a shareholder until the Participant exercises his or her Purchase Right. Thus, a Participant will not have a right to any dividend or distribution made prior to the Exercise Date.

(b) Participants will be entitled to receive, as soon as practicable after the Exercise Date, a stock certificate for the number of purchased shares upon a written request made to the Custodian. The Custodian may impose upon, or pass through to, the Participant a reasonable fee for withdrawal of shares of Common Stock in the form of stock certificates. It is the responsibility of each Participant to keep his or her address current with the Company through the Plan Administrator and with the Custodian.

11. Sale of Common Stock Acquired Under the Plan.

(a) Participants may sell the shares of Common Stock they acquire under the Plan at any time without restriction, provided they are not Section 16(b) Insiders. Section 16(b) Insiders should consult with legal counsel prior to attempting to sell or otherwise dispose of any shares of Common Stock acquired under the Plan.

(b) A Participant shall immediately provide information to the Plan Administrator if the Participant transfers any shares purchase through the Plan within two (2) years from the date of grant of the related Purchase Right. Such transfer shall include disposition by sale, gift or other manner. The Participant may be requested to disclose the manner of the transfer, the date of the transfer, the number of shares involved and the transfer price. By executing the Participation Form, each Participant obligates himself or herself to provide such information to the Plan Administrator.

(c) The Company is authorized to withhold from any payment to be made to a Participant, including any payroll and other payments not related to the Plan, amounts of withholding and other taxes due in connection with any transaction under the Plan, and a

Participant’s enrollment in the Plan will be deemed to constitute his or her consent to such withholding.

12. Plan Administration.

(a) The Plan shall be administered by the Committee. No member of the Board will be eligible to participate in the Plan during his or her period of Committee service.

(b) The Committee shall have the plenary power, subject to and within the limits of the express provisions of the Plan:

(i) to determine the commencement and termination date of the offering of Common Stock under the Plan; and

(ii) to interpret the terms of the Plan, establish and revoke rules for the administration of the Plan and correct or reconcile any defect or inconsistency in the Plan.

(c) The Committee may delegate all or part of its authority to administer the Plan to the Plan Administrator, who may in turn delegate the day-to-day operations of the Plan to the Custodian. The Custodian will establish and maintain, as agent for the Participants, accounts for the purposes of holding shares of Common Stock and/or cash contributions as may be necessary or desirable for the administration of the Plan.

(d) The Board or the Committee may waive or modify any requirement that a notice or election be made or filed under the Plan a specified period in advance, in an individual case or by adoption of a rule or regulation under the Plan, without the necessity of an amendment to the Plan.

13. Transferability.

(a) Any account maintained by the Custodian for the benefit of a Participant with respect to shares acquired pursuant to the Plan may only be in the name of the Participant; provided, however, that the Participant may elect to maintain such account with right of joint ownership with such Participant’s spouse. Such election may only be made on a form (the “Joint Account Form”) provided by the Company.

(b) Neither payroll deductions credited to a Participant’s account nor any Purchase Rights of or other rights to acquire Common Stock under the Plan may be assigned, transferred, pledged or otherwise disposed of by Participants other than by will or the laws of descent and distribution, and during the lifetime of a Participant, Purchase Rights may be exercised only by the Participant.

14. Merger or Liquidation of the Company. In the event the Company merges with another corporation and the Company is not the surviving entity, or in the event all or substantially all of the stock or assets of the Company are acquired by another company, or in the event of certain other similar transaction, the Committee may, in connection with such transaction, cancel each outstanding Purchase Right and refund all sums previously collected from Participants under the canceled Purchase Rights, or, in its discretion, cause each Participant with outstanding Purchase Rights to have his or her outstanding Purchase Right exercised immediately prior to such transaction and thereby have the balance of his or her account applied to the purchase of whole shares of Common Stock (subject to the 1,000-share maximum) at the purchase price in effect for the Purchase Period, which would be treated as ending with the effective date of such transaction. The balance of the account not so applied will be refunded to the Participant. In the event of a merger in which the Company is the surviving entity, each Participant is entitled to receive, for each share as to which such Participant’s Purchase Rights are exercised, the securities or property that a holder of one share of Common Stock was entitled to receive upon the merger.

15. Adjustment for Changes in Capitalization. To prevent dilution or enlargement of the rights of Participants under the Plan, appropriate adjustments may be made in the event any change is made to the Company’s outstanding Common Stock by reason of any stock dividend, stock split, combination of shares, exchange of shares or other change in the Common Stock effected without the Company’s receipt of consideration. Adjustments may be made to the maximum number and class of securities issuable under the Plan, the maximum number and class of securities purchasable per outstanding Purchase Right and the number and class of securities and price per share in effect under each outstanding Purchase Right. Any such adjustments will be made by the Committee in its sole discretion.

16. Amendment and Termination. The Committee may terminate or amend the Plan at any time; provided, however, such termination or amendment may not affect or change Purchase Rights previously granted under the Plan without the consent of the affected Participant, and any amendment that materially increases the benefits or number of shares under the Plan (except for certain allowable adjustments in the event of changes to the Company’s capital structure or for changes authorized by the Plan to be made by the Committee or the Plan Administrator) or materially modifies the eligibility requirements of the Plan shall be subject to shareholder approval. If not sooner terminated by the Committee, the Plan shall terminate at the time Purchase Rights have been exercised with respect to all shares of Common Stock reserved for grant under the Plan.

17. Shareholder Approval. The Plan is subject to the approval of shareholders of the Company in accordance with the provisions of Florida law.

Purchase Rights may be granted under the Plan for the Purchase Period beginning on July 1, 1996, but such rights may not be exercised (and Participants’ payroll deductions will be returned to them) if shareholder approval of the Plan is not obtained prior to September 30, 1996.

18. No Employment Rights. Participation in the Plan will not impose any obligations upon the Company to continue the employment of the Participant for any specific period and will not affect the right of the Company to terminate such person’s employment at any time, with or without cause.

19. Stock Legend. All shares of Common Stock issued pursuant to the Plan shall contain the following legend: “The shares of Common Stock represented by this Certificate have been issued on _______________ pursuant to the CryoLife, Inc. Employee Stock Purchase Plan.”

20. Costs. Except as set forth in Section 10(b), costs and expenses incurred in the administration of the Plan and the maintenance of accounts with the Custodian will be paid by the Company, to the extent provided in this Section 19. Any brokerage fees and commissions for the purchase of Common Stock under the Plan (including shares of Common Stock purchased upon reinvestment of dividends and distributions) will be paid by the Company, but any brokerage fees and commissions for the sale of shares of Common Stock under the Plan by a Participant will be borne by such Participant.

21. Reports. After the close of each Purchase Period, each Participant in the Plan will receive a report from the Custodian indicating the amount of the Participant’s contributions to the Plan during the Purchase Period, the amount of the contributions applied to the purchase of Common Stock for the Purchase Period, the purchase price per share in effect for the Purchase Period and the amount of the contributions (if any) carried over to the next Purchase Period.

22. Governing Law. The validity, construction and effect of the Plan and any rules and regulations relating to the Plan will be determined in accordance with laws of the State of Georgia, without giving effect to principles of conflicts of laws, and applicable Federal law.

23. Compliance with Legal and Other Requirements. The Plan, the granting and exercising of Purchase Rights hereunder, and the other obligations of the Company, the Plan Administrator and the Custodian under the Plan will be subject to all applicable federal and state laws, rules, and regulations, and to such approvals by or registrations with any regulatory or governmental agency as may be required. The Company may, in its discretion, postpone the issuance or delivery of shares of Common Stock upon exercise of Purchase Rights until completion of such registration or qualification of such shares of Common Stock or other required action under any federal or state law, rule, or regulation, listing or other required action with respect to any automated quotation system or stock exchange upon which the shares of Common Stock or other Company securities are designated or listed, or compliance with any other contractual obligation of the Company, as the Company may consider appropriate in connection with the issuance or delivery of shares of Common Stock in compliance with applicable laws, rules, and regulations, designation or listing requirements, or other contractual obligations.

ANNEX

2010 Annual Meeting of Stockholders

NON-TRANSFERABLE	May 20, 2010	NON-TRANSFERABLE
10:00 a.m. CryoLife, Inc. 1655 Roberts Boulevard, NW Kennesaw, Georgia 30144

Attendance at the Annual Meeting will be limited to stockholders as of the record date, their authorized proxy holders and guests of CryoLife.

Admission will be by ticket only.

If you are a beneficial owner (your shares are held in the name of a bank, broker, or other holder of record) and plan to attend the meeting, you can obtain an admission ticket in advance by writing to Suzanne K. Gabbert, Corporate Secretary, CryoLife, Inc., 1655 Roberts Boulevard, NW, Kennesaw, Georgia 30144, (770) 419-3355. Please be sure to enclose proof of ownership such as a bank or brokerage account statement.

Stockholders who do not obtain tickets in advance may obtain them upon verification of ownership at the reception desk on the day of the meeting.

CRYOLIFE, INC.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR USE AT THE ANNUAL MEETING ON MAY 20, 2010

The undersigned stockholder hereby appoints STEVEN G. ANDERSON and SUZANNE K. GABBERT, or any of them, with full power of substitution, to act as proxy for, and to vote the stock of, the undersigned at the Annual Meeting of Stockholders of CRYOLIFE, INC. to be held on May 20, 2010, and any adjournments thereof.

The undersigned acknowledges receipt of Notice of the Annual Meeting and Proxy Statement, each dated April 7, 2010, and grants authority to said proxies, or their substitutes, and ratifies and confirms all that said proxies may lawfully do in the undersigned’s name, place and stead. The undersigned instructs said proxies to vote as indicated below and in their discretion on any other matter that may properly come before the meeting or any adjournment of the meeting.

(Continued and to be signed on the reverse side)

ANNUAL MEETING OF STOCKHOLDERS OF

May 20, 2010

Proxy Voting Instructions

INTERNET – Access www.voteproxy.com and follow the on-screen instructions. Have your proxy card available when you access the web page, and use the Company Number and Account Number shown on your proxy card.

TELEPHONE – Call toll-free 1-800-PROXIES

(1-800-776-9437) in the United States or 1-718

921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call and use the Company Number and Account Number shown on your proxy card.

COMPANY NUMBER
ACCOUNT NUMBER

Vote online/phone until 11:59 PM EST the day before the meeting.

MAIL – Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON – You may vote your shares in person by attending the Annual Meeting.

i Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone. i

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS, “FOR” APPROVAL OF THE AMENDMENT TO THE EMPLOYEE STOCK PURCHASE PLAN, AND “FOR” RATIFICATION OF DELOITTE & TOUCHE LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2010. PLEASE SIGN, DATE, AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE   ☒

1. ELECTION OF DIRECTORS ☐ FOR ALL NOMINEES ☐ WITHHOLD AUTHORITY FOR ALL NOMINEES ☐ FOR ALL EXCEPT (see instructions below)	NOMINEES: ¡ Steven G. Anderson ¡ Thomas F. Ackerman ¡ James S. Benson ¡ Daniel J. Bevevino ¡ Ronald C. Elkins, M.D. ¡ Ronald D. McCall, Esq. ¡ Harvey Morgan

2.    To approve an amendment to the CryoLife, Inc. Employee Stock Purchase Plan (the “ESPP”) to increase the total number of shares authorized for issuance under the ESPP.

☐    FOR

☐    AGAINST

☐    ABSTAIN

3.    To ratify the selection of Deloitte & Touche LLP as the independent registered public accounting

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee with respect to whom you wish to withhold your vote, as shown here: ●		firm for the company for the fiscal year ending December 31, 2010. ☐ FOR ☐ AGAINST ☐ ABSTAIN 4. In their discretion, upon such other matters as may properly come before the meeting.
ADDRESS CHANGES:

THE PROXIES SHALL VOTE AS SPECIFIED ABOVE, OR IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR EACH OF THE LISTED NOMINEES, FOR APPROVAL OF THE AMENDMENT TO THE EMPLOYEE STOCK PURCHASE PLAN, AND IN FAVOR OF THE RATIFICATION OF DELOITTE & TOUCHE LLP

To change the address on your account, please check the box at right and indicate your new address in the address change space above. Please note that changes to the registered name(s) on the account may not be submitted by this method.

☐

Signature of Stockholder	Date	Signature of Stockholder	Date

NOTE: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee, or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ANNUAL MEETING OF STOCKHOLDERS OF

May 20, 2010

Please date, sign and mail

your proxy card in the

envelope provided as soon

as possible.

i Please detach along perforated line and mail in the envelope provided. i

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS, “FOR” APPROVAL OF THE AMENDMENT TO THE EMPLOYEE STOCK PURCHASE PLAN, AND “FOR” RATIFICATION OF DELOITTE & TOUCHE LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2010. PLEASE SIGN, DATE, AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE   ☒

1. ELECTION OF DIRECTORS ☐ FOR ALL NOMINEES ☐ WITHHOLD AUTHORITY FOR ALL NOMINEES ☐ FOR ALL EXCEPT (see instructions below)	NOMINEES: ¡ Steven G. Anderson ¡ Thomas F. Ackerman ¡ James S. Benson ¡ Daniel J. Bevevino ¡ Ronald C. Elkins, M.D. ¡ Ronald D. McCall, Esq. ¡ Harvey Morgan

2.    To approve an amendment to the CryoLife, Inc. Employee Stock Purchase Plan (the “ESPP”) to increase the total number of shares authorized for issuance under the ESPP.

☐    FOR

☐    AGAINST

☐    ABSTAIN

3.    To ratify the selection of Deloitte & Touche LLP as the independent registered public accounting firm for the company for the fiscal year ending December 31, 2010.

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee with respect to whom you wish to withhold your vote, as shown here: ●

☐ FOR ☐ AGAINST ☐ ABSTAIN
ADDRESS CHANGES:		4. In their discretion, upon such other matters as may properly come before the meeting.

THE PROXIES SHALL VOTE AS SPECIFIED ABOVE, OR IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR EACH OF THE LISTED NOMINEES, FOR APPROVAL OF THE AMENDMENT TO THE EMPLOYEE STOCK PURCHASE PLAN, AND IN FAVOR OF THE RATIFICATION OF DELOITTE & TOUCHE LLP

To change the address on your account, please check the box at right and indicate your new address in the address change space above. Please note that changes to the registered name(s) on the account may not be submitted by this method.

☐

Signature of Stockholder	Date	Signature of Stockholder	Date

NOTE: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee, or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.